SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              Guthrie Savings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
    [ ] No fee required
    [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: common stock and rights to buy common stock (options)
--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: 443,463
--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined): The per unit price is $22.25 for each of 402,257 shares of common stock; $22.25 less the $12.625 option exercise price for 39,661 options; and $22.25 less the $17.00 option exercise price for 1,545 options: ($22.25 x 402,257)+($9.625 x 39.611)+($5.25 x 1,545).
--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:  $9,340,066.62
--------------------------------------------------------------------------------
    (5) Total fee paid: $1,868.02
--------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
    (3) Filing Party:
--------------------------------------------------------------------------------
    (4) Date Filed:
--------------------------------------------------------------------------------

                       [Guthrie Savings, Inc. Letterhead]


June ___, 1999

Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Guthrie Savings, Inc., (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders to be held at the office of the Company and its wholly-owned subsidiary, Guthrie Federal Savings Bank (the "Bank"), 120 North Division, Guthrie, Oklahoma on July __, 1999, at 5:00 p.m.

         The matters to be considered by stockholders at the meeting are the election of one director, the ratification of the appointment of Regier Carr & Monroe, L.L.P. and a proposal to approve the Stock Purchase Agreement (the "Agreement"), by and among Local Oklahoma Bank, N.A. ("Local Oklahoma"), the Company and the Bank, pursuant to which Local Oklahoma would acquire the outstanding common stock of the Company, dissolve the Company and then merge the Bank with and into Local Oklahoma. The merger and acquisition are subject to certain conditions, including regulatory and stockholder approval.

         The accompanying  Notice of Annual Meeting and proxy statement  contain
information  about  these  matters.   We  urge  you  to  carefully  review  this
information.

         The Board of Directors of the Company has unanimously approved the Agreement and unanimously recommends that the stockholders of the Company approve the Agreement. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box on the proxy, will have the same effect as a vote against approval of the Agreement.

         The Board of Directors of the Company has determined that the other matters to be considered at the meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the meeting. YOUR VOTE IS VERY IMPORTANT.

                                        Sincerely,


                                        William L. Cunningham
                                        President

         Please do not send your common stock certificates at this time. If the Agreement is approved, you will be sent instructions regarding the surrender of your stock certificates.

                              GUTHRIE SAVINGS, INC.
                               120 NORTH DIVISION
                             GUTHRIE, OKLAHOMA 73044
                                 (405) 282-2201
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on July __, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Guthrie Savings, Inc. ("the Company"), will be held at the office of the Company and its wholly-owned subsidiary, Guthrie Federal Savings Bank (the "Bank"), at 120 North Division, Guthrie, Oklahoma on July __, 1999, 5:00 p.m. A proxy card and a proxy statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon the following matters:

1.       The election of one director of the Company;
2. The ratification of the appointment of Regier Carr & Monroe, L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 2000;
3. To consider and vote upon a proposal to approve the Stock Purchase Agreement, dated as of May 26, 1999 (the "Agreement"), by and among Local Oklahoma Bank, N.A. ("Local Oklahoma"), the Company and the Bank, pursuant to which (i) Local Oklahoma would acquire the shares and stock options of the Company (the "Acquisition"), then dissolve the Company and merge the Bank with and into Local Oklahoma (the "Bank Merger and together with the Acquisition, the "Merger and Acquisition"), (ii) each outstanding share of the Company common stock would be converted into the right, subject to adjustment, to receive a cash payment of $22.25 from Local Oklahoma upon completion of the Acquisition, subject to the terms and conditions contained in the Agreement, and (iii) each outstanding option to purchase Company common stock would be canceled in exchange for a payment of $22.25 less the option exercise price; and
4. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on June 8, 1999 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

EACH STOCKHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Deborah Kay Bozarth
                                        Secretary
Guthrie, Oklahoma
June _____, 1999
--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

GENERAL...................................................................
VOTING AND REVOCABILITY OF PROXIES........................................
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF...........................
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................
PROPOSAL I - INFORMATION WITH RESPECT TO NOMINEE FOR DIRECTOR,
  DIRECTORS CONTINUING IN OFFICE, AND EXECUTIVE OFFICERS .................
PROPOSAL I - ELECTION OF DIRECTOR ........................................
INFORMATION WITH RESPECT TO NOMINEE FOR DIRECTOR, DIRECTORS
  CONTINUING IN OFFICE, AND EXECUTIVE OFFICERS............................
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION...............................
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................
PROPOSAL II - PROPOSAL TO RATIFY APPOINTMENT OF AUDITORS..................
PROPOSAL III - PROPOSAL TO APPROVE STOCK PURCHASE AGREEMENT...............
SUMMARY...................................................................
SELECTED CONSOLIDATED FINANCIAL DATA......................................
MARKET PRICE OF STOCK AND RELATED SECURITY HOLDER MATTERS.................
THE MERGER AND ACQUISITION................................................
   General................................................................
   Background of the Merger...............................................
   The Company's Reasons for the Merger...................................
   Opinion of Financial Advisor...........................................
   Federal Income Tax Consequences........................................
THE STOCK PURCHASE AGREEMENT..............................................
   The Merger & Acquisition...............................................
   Closing Date...........................................................
   Possible Adjustment to Cash Consideration..............................
   Exchange of the Common Stock Certificates..............................
   Interests of Certain Persons...........................................
   Post-Merger Benefits to Employees and Officers.........................
   Appraisal Rights.......................................................
   Business Pending Consummation..........................................
   Accounting Treatment...................................................
   Regulatory Approvals...................................................
   Conditions to Consummation; Termination................................
   Waiver; Amendment......................................................
   Expenses; Termination Fees.............................................
LEGAL OPINIONS............................................................
ACCOUNTANTS...............................................................
FINANCIAL INFORMATION.....................................................
STOCKHOLDER PROPOSALS.....................................................
MISCELLANEOUS.............................................................
FORM 10-KSB...............................................................
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................

ANNEXES
   Annex A - Stock Purchase Agreement .................................... A-1
   Annex B - Opinion of Hovde Financial, Inc. ............................ B-1
   Annex C - Oklahoma law regarding appraisal rights...................... C-1
EXHIBITS
   Exhibit 1 - 1999 Annual Report to Stockholders

                                 PROXY STATEMENT
                                       OF
                              GUTHRIE SAVINGS, INC.
                               120 NORTH DIVISION
                             GUTHRIE, OKLAHOMA 73044
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                   July , 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Guthrie Savings, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the office of the Company and its subsidiary, Guthrie Federal Savings Bank (the "Bank"), at 120 North Division, Guthrie, Oklahoma on July __, 1999, 5:00 p.m. local time (the "Meeting"). The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about June __, 1999.

         At the Meeting, stockholders will consider and vote upon (i) the election of one director, (ii) the ratification of the appointment of Regier Carr & Monroe, L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 2000 and (iii) to consider and vote upon a proposal to approve the Stock Purchase Agreement, dated as of May 26, 1999 (the "Agreement"), by and among Local Oklahoma Bank, N.A. ("Local Oklahoma"), the Company and the Bank, pursuant to which (1) Local Oklahoma would acquire the shares and stock options of the Company (the "Acquisition"), dissolve the Company and then merge the Bank with and into Local Oklahoma (the "Bank Merger" and together with the Acquisition, the "Merger and Acquisition"), (2) each outstanding share of the Company common stock would be converted into the right, subject to adjustment, to receive a cash payment of $22.25 from Local Oklahoma upon completion of the Acquisition, subject to the terms and conditions contained in the Agreement, and
(3) each outstanding option to purchase Company common stock would be canceled in exchange for a payment of $22.25 less the option exercise price. See PROPOSAL III - PROPOSAL TO APPROVE STOCK PURCHASE AGREEMENT," "SUMMARY," "THE MERGER AND ACQUISITION," "THE STOCK PURCHASE AGREEMENT." A copy of the Agreement is attached as ANNEX A to this Proxy Statement.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company (the "Board" or the "Board of Directors") will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the nominee for director set forth below and "FOR" the other listed proposals. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and with respect to such other business, if any, that may properly come before the Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on June 8, 1999 (the "Record Date"), are entitled to one vote for each share of common stock of the Company (the "Common Stock") then held. As of the Record Date, the Company had 402,257 shares of Common Stock issued and outstanding.

         The certificate of incorporation of the Company ("Certificate of Incorporation") provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Certificate of Incorporation and includes shares beneficially owned by such person or any of his or her affiliates or associates (as such terms are defined in the Certificate of Incorporation), shares which such person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates or associates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership plan or similar plan of the issuer or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter (the "Broker Non- Votes") will be considered present for purposes of determining whether a quorum is present. In the event there are insufficient votes to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors as set forth in Proposal I, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

         As to the ratification of independent auditors as set forth in Proposal II, the proposal to approve the Agreement as set forth in Proposal III and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) vote to "ABSTAIN" on such item. Unless otherwise required by law, all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-Votes or (b) proxies marked "ABSTAIN" as to that matter.

         THE BOARD OF  DIRECTORS  OF THE COMPANY HAS  UNANIMOUSLY  APPROVED  THE
AGREEMENT, BELIEVES IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS ITS APPROVAL BY THE COMPANY'S STOCKHOLDERS.

         Directors, officers, and employees of the Company may solicit Proxies from Company stockholders, either personally or by telephone, telegraph or other form of communication. Such persons will receive no additional compensation for such services. The Company has retained no third party to assist in soliciting proxies or to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to their principals. All expenses associated with the solicitation of proxies will be paid by the Company.

         Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of the Record Date, persons or groups who beneficially own more than 5% of the Common Stock and the ownership of all executive officers and directors of the Company as a group. Other than as noted below, management knows of no person or group that beneficially owns more than 5% of the outstanding shares of Common Stock at the Record Date.

                                                                            Percent of Shares of
                                                 Amount and Nature of           Common Stock
Name of Beneficial Owner                         Beneficial Ownership            Outstanding
------------------------                         --------------------       --------------------
Guthrie Federal Savings Bank Employee Stock          41,210(1)                     10.2%
Ownership Plan
120 North Division, Guthrie, Oklahoma

Neil L. Pruitt                                       45,000(2)                     11.2%
P.O. Box 1210, Toccoa, Georgia

Wellington Management Company, LLP                   21,000(3)                      5.2%
75 State Street, Boston, Massachusetts

William L. Cunningham                                31,582(4)                      7.6%
120 North Division, Guthrie, Oklahoma

Alvin R. Powell, Jr.                                 27,405(5)                      6.8%
120 North Division, Guthrie, Oklahoma

James V. Seamans                                     20,829(6)                      5.1%
120 North Division, Guthrie, Oklahoma

Keith Carrerer                                       20,905(6)                      5.2%
120 North Division, Guthrie, Oklahoma

Directors and Executive Officers as a Group         136,319(7)(8)                   31.1%
(7 persons)

---------------------------------
(1)      Based upon a Schedule 13G filed on December 20, 1994.
(2)      Based upon a Schedule 13D dated May 11, 1995.
(3)      Based on a Schedule 13G filed on February 9, 1999.
(4) Based on a Schedule 13D filed on June 2, 1999. Includes 12,878 shares of Common Stock that may be acquired under exercisable options.
(5) Based on a Schedule 13D filed on December 8, 1998. Includes 2,575 shares of Common Stock that the individual has the right to acquire pursuant to the exercise of options.
(6) Includes 2,575 shares of Common Stock that the individual has a right to acquire under exercisable options.
(7) Includes options to purchase 36,571 shares that are exercisable within 60 days of the voting record date.

(8) Excludes 22,666 unallocated shares of Common Stock held under the Employee Stock Ownership Plan ("ESOP") for which Directors Camerer, Powell and Seamans serve as members of the ESOP Committee or Trustee Committee. Such individuals disclaim beneficial ownership with respect to shares held in a fiduciary capacity. The ESOP Committee or the Board instructs the ESOP Trustee regarding investment of ESOP plan assets. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received will be voted by the ESOP Trustee as directed by the ESOP Committee. As of the Record Date, 18,544 shares have been allocated under the ESOP to participant accounts.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock, on Forms 3, 4 and 5, with the Securities and Exchange Commission ("SEC") and to provide copies of those Forms 3, 4 and 5 to the Company. With the exception of Mr. Pruitt and the ESOP, the Company is not aware of any beneficial owner of more than ten percent of its Common Stock. The Company has never received any Forms 3, 4 or 5 from Mr. Pruitt. Based upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with during the 1999 fiscal year.
--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTOR
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           INFORMATION WITH RESPECT TO NOMINEE FOR DIRECTOR, DIRECTORS
                  CONTINUING IN OFFICE, AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Election of Director

         The Certificate of Incorporation divides the Board of Directors into three classes, each of which contains approximately one-third of the members of the Board. The directors are elected by the stockholders of the Company for staggered three-year terms, or until their successors are elected and qualified. The Board of Directors currently consists of five members. One director will be elected at the Meeting to serve for a three-year term or until his successor has been elected and qualified.

         Dr. James V. Seamans has been nominated by the Board of Directors to serve as a director. Dr. Seamans is currently a member of the Board and has been nominated for a three-year term to expire in 2002. It is intended that proxies solicited and obtained by the Board will be voted for the election of the named nominee, absent a contrary indication. If the nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why the nominee might be unavailable to serve.

         The following table sets forth information with respect to the nominee and the directors continuing in office, their name, age, the year they first became a director of the Company or the Bank, the expiration date of their current term as a director, and the number and percentage of shares of the Common Stock beneficially owned as of the Voting Record Date. Each director of the Company is also a director of the Bank.


                                                 Year First          Current             Shares of
                                                 Elected or          Term to            Common Stock           Percent
Name                              Age(1)        Appointed(2)         Expire             Beneficially           of Class
----                              ------        ------------         -------            ------------           --------
                                                               BOARD NOMINEES FOR TERM TO EXPIRE IN 2002
James V. Seamans                    60              1992               1999              20,829(3)(4)            5.1%

                                                             DIRECTORS CONTINUING IN OFFICE
William L. Cunningham               59              1974               2000              31,582(5)               7.6%
Alvin R. Powell, Jr.                66              1990               2000              27,405(3)(4)            6.8%
Keith Camerer                       71              1988               2001              20,905(3)(4)            5.2%
H. Stephen Ochs                     49              1988               2001              19,598(6)               4.8%

------------------------
(1)      At March 31, 1999.
(2) Refers to the year the individual first became a director of the Company or the Bank. All directors of the Bank during May 1994 became directors of the Company when it was incorporated in May 1994.
(3) Excludes 22,666 unallocated shares of Common Stock held under the ESOP for which such individual serves as a member of the ESOP Committee or Trustee Committee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The ESOP Committee or the Board instructs the ESOP Trustee regarding investment of ESOP plan assets. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received will be voted by the ESOP Trustee as directed by the ESOP Committee. As of the Record Date, 18,544 shares have been allocated under the ESOP to participant accounts.
(4) Includes 2,575 shares of Common Stock that the individual has a right to acquire pursuant to the exercise of options.
(5) Includes 12,878 shares of Common Stock that the individual has a right to acquire pursuant to the exercise of options.
(6) Includes 9,272 shares of Common Stock that the individual has a right to acquire pursuant to the exercise of options.

         The following individuals hold the executive offices in the Company set forth opposite their names.

         Name                        Age(1)    Positions Held With the Company
         ----                        ------    -------------------------------

         William L. Cunningham         59      Director, Chief Executive Officer
                                               and  President

         H. Stephen Ochs               49      Director and Vice President

         Kathleen Ann Warner           48      Vice President

         Kimberly D. Walker            42      Treasurer

------------------------
(1)      At March 31, 1999.

         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. Since the formation of the Company, none of the executive officers, directors, or other personnel have received remuneration from the Company.

Biographical Information

         Set forth below is certain information with respect to the directors of the Company. All directors and executive officer have held their present positions for five years unless otherwise stated.

         Keith Camerer has served as a director of the Bank since 1988 and as a director of the Company since its formation in May 1994. Mr. Camerer retired in September 1997 as co-owner of Jelsma Abstract Company, an abstract and title company. He is also a member of the Guthrie Lions Club.

         William L. Cunningham has been with the Bank for 33 years and with the Company since its formation in May 1994. He is a member of the board of directors of the Heartland Community Bankers Association. Mr. Cunningham is also a member of the Logan County Economic Development Board, and is a member of the Guthrie Rotary Club, and the Logan County Historical Society.

         H. Stephen Ochs has been with the Bank for 18 years and with the Company since its formation in May 1994. Mr. Ochs is also a member of the Guthrie Lions Club.

         Alvin R. Powell, Jr. has been a director of the Bank since 1988 and as a director of the Company since its formation in May 1994. Mr. Powell is self employed as a theater owner and real estate broker. He is a partner in Beacon Drive-In Theater and the owner of Homestead Real Estate of Guthrie. He is also a member of the Guthrie Lions Club and the Guthrie Industrial Foundation.

         James V. Seamans has been a director of the Bank since October 1992 and a director of the Company since its formation in May 1994. Dr. Seamans is self employed as a Dentist. He is also a member of the Guthrie Rotary Club.

         Kathleen Ann Warner has been with the Bank for 27 years and the Company since its formation in May 1994. Ms. Warner is a member of the Logan County Historical Society, the Guthrie Chamber of Commerce and the Guthrie Rotary Club.

         Kimberly D. Walker has been with the Bank for 12 years and the Company since its formation in May 1994. Ms. Walker is a member of the Financial Managers Society and a member of the parent- teacher organization of the Guthrie Christian School, and the Guthrie Public Schools.

Nominations for Director

         Pursuant to Article X of the Certificate of Incorporation, nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in that Article. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company.

         Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Common Stock which are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Common Stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

         The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of the Certificate of Incorporation. If the presiding officer at the meeting determines that a nomination was not made in accordance with the terms of the Certificate of Incorporation, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Bank. During the fiscal year ended March 31, 1999, the Board of Directors held 12 regular meetings and no special meetings. No director attended fewer than 100% of the total meetings of the Board of Directors of the Bank and the Company and committees during the time such director served during the fiscal year ended March 31, 1999.

         The Company's full Board of Directors acts as the standing nominating committee ("Nominating Committee") for selecting the management nominees for election of directors in accordance with the Company's Bylaws. In its deliberations, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business, and civic affairs. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations. Nominations by stockholders must be submitted in writing to the Secretary of the Company and delivered to, or mailed and received at, the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The stockholder's notice must state as to the stockholder and as to each nominee: (i) name, age, business address and residence address, (ii) the principal occupation or employment, (iii) the number of shares of common stock which are beneficially owned (as defined in the Certificate of Incorporation) on the date of the stockholder notice, and (iv) any other information that is required to be disclosed in solicitations of proxies with respect to nominees under the federal proxy rules. Further, the stockholder's notice must also state, to the extent known, the name, address of, and number of shares of common stock beneficially owned by, any other stockholders known to be supporting the nominee(s). During the fiscal year ended March 31, 1999, the Board of Directors met one time as the Nominating Committee.

         The executive committee of the Bank, which is comprised of all five members of the Board of Directors, acts as the Company's standing compensation committee ("Compensation Committee"). The Compensation Committee reviews the performance and compensation of the officers of the Company. The Compensation Committee met once during the 1999 fiscal year.

         The Audit Committee of the Company is a standing committee which is comprised of the entire Board of Directors of the Company. The Audit Committee annually selects the independent auditors and meets with the accountants to discuss and review the annual audit. The Audit Committee is further responsible for reviewing and approving internal controls for financial reporting. The Audit Committee met once during the 1999 fiscal year.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         During fiscal year 1999 each non-employee member of the board of directors of the Bank received a fee of $500 per board meeting held, including special meetings. No fees for meetings are paid to Board members who are employees. No additional fees are paid for committee meetings. For the year ended March 31, 1999, fees paid to directors of the Bank totaled $18,000. During fiscal year 1999, each member of the Board of Directors of the Company received a fee of $300 per board meeting held, including special meetings. For the year ended March 31, 1999, fees paid to directors of the Company totaled $18,000.

         During 1995, directors received awards of stock options and restricted stock under the 1994 Stock Option Plan and the management stock bonus plan ("MSBP"). A portion of these awards vested during the 1999 fiscal year.

Executive Officer Compensation

         The Company has no full time employees, but relies on the employees of the Bank for the limited services required by the Company. All compensation paid to officers and employees is paid by the Bank.
The Company has agreed to reimburse the Bank for use of Bank employees.

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer of the Company. No executive officer of the Company had a salary and bonus during the years ended March 31, 1999, 1998, and 1997 that exceeded $100,000 for services rendered in all capacities to the Company.

                                                                                       Long Term Compensation
                                                  Annual Compensation                          Awards
                                        ---------------------------------------     ----------------------------
                                                                                                      Securities
                                                                                      Restricted      Underlying
Name and                    Fiscal                               Other Annual           Stock          Options/         All Other
Principal Position           Year       Salary       Bonus      Compensation(1)      Awards($)(2)      SARs(#)       Compensation(3)
-------------------          ----       ------       -----      ---------------      ------------     ----------     ---------------
William L. Cunningham        1999       $60,900         $  --         $ --             $  --            $ --             $13,282
President and Chief          1998        60,900            --        5,673                --              --              13,892
  Executive Officer          1997        60,900            --           --                --              --              12,288

------------------------
(1)      Payment for vacation time.
(2) At March 31, 1999, Mr. Cunningham had 2,061 shares of restricted stock in the aggregate which had a total value of $39,159 (calculated by multiplying the aggregate number of restricted stock by the Common Stock's average bid and ask price of $19.00 on March 31, 1999). Dividends, if any, are paid on the restricted stock awarded.
(3) Consists of an allocation of 819.214 and 771.763 and 699.040 shares of Common Stock under the ESOP for the fiscal years ended March 31, 1997, 1998 and 1999, respectively. The per share value of these allocations was $15.00, $18.00 and $19.00 at March 31, 1997, 1998 and 1999,
         respectively, based on an average of the bid and ask prices as of March 31, 1997, 1998 and 1999, respectively.

Employment Agreement

         The Bank entered into an employment agreement with William L. Cunningham, its President and Chief Executive Officer. The employment agreement is for a term of three years with a base salary of $60,900. The agreement may be terminated by the Bank for "just cause" as defined in the agreement. If the Bank terminates Mr. Cunningham without just cause, he will be entitled to a continuation of salary from the date of termination through the remaining term of the agreement. The employment agreement contains a provision stating that in the event of termination of employment in connection with, or within one year after, any change in control of the Bank, Mr. Cunningham will be paid in a lump sum equal to 2.99 times his average five year compensation. The aggregate payments that would be made would be an expense to the Bank, thereby reducing net income and the Bank's capital by that amount. On May 26, 1999 the Company executed the Agreement, causing a change in control of the Bank in accordance with the terms of the employment agreement with Mr. Cunningham. See "PROPOSAL III - PROPOSAL TO APPROVE STOCK PURCHASE AGREEMENT - THE STOCK PURCHASE AGREEMENT - Interests of Certain Persons."


         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                                                 Number of Securities
                                                                Underlying Unexercised         Value of Unexercised
                                                                    Options/SARs at          in-the-Money Options/SARs
                                 Shares          Value            Fiscal Year-End (#)        at Fiscal Year-End ($)(1)
                               Acquired on      Realized      ---------------------------   ---------------------------
Name                          Exercise (#)         ($)        Exercisable / Unexercisable   Exercisable / Unexercisable
---------------------         ------------      ---------     -----------   -------------   -----------   -------------
William L. Cunningham              --         $    --              7,727 / 5,151               $49,260 / $32,838

------------------------
(1)      Based on a value of $19.00 per share on March 31, 1999.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

         The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. Loans are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility, nor present other unfavorable features. Furthermore, loans to an affiliate must be approved in advance by a disinterested majority of the Board of Directors or be within other guidelines established as a result of OTS regulations.

--------------------------------------------------------------------------------
            PROPOSAL II -- PROPOSAL TO RATIFY APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

         Regier Carr & Monroe, L.L.P. was the Company's independent public accountant for the fiscal year ending March 31, 1999. The Board of Directors has approved the selection of Regier Carr & Monroe, L.L.P. as its auditors for the fiscal year ending March 31, 2000, subject to ratification by the Company's stockholders. A representative of Regier Carr & Monroe, L.L.P. is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

         Ratification of the appointment of the auditors requires the approval of a majority of the votes cast by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Regier Carr & Monroe, L.L.P.
as the Company's auditors for the fiscal year ending March 31, 2000.

--------------------------------------------------------------------------------
          PROPOSAL III -- PROPOSAL TO APPROVE STOCK PURCHASE AGREEMENT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     SUMMARY
--------------------------------------------------------------------------------

         THE FOLLOWING SUMMARY PROVIDES CERTAIN INFORMATION RELATING TO THE MERGER AND ACQUISITION. THIS SUMMARY IS NOT INTENDED TO BE A SUMMARY OF ALL MATERIAL INFORMATION RELATING TO THE MERGER AND ACQUISITION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, INCLUDING THE ANNEXES HERETO, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. A COPY OF THE AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT, INCLUDING THE ANNEXES. AS USED IN THIS PROXY STATEMENT, THE TERMS "LOCAL OKLAHOMA," "THE COMPANY" AND "THE BANK" REFER TO SUCH ORGANIZATIONS, AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, SUCH ORGANIZATIONS AND THEIR RESPECTIVE SUBSIDIARIES.

Local Oklahoma Bank, N.A. ("Local Oklahoma")

         Local Oklahoma is a national banking association, subject to the regulation and supervision of the Office of the Comptroller of the Currency ("OCC"), with its principal office in Oklahoma City, Oklahoma. Local Oklahoma was chartered in 1999. Prior to that time, Local Oklahoma was a federally chartered savings bank. Local Oklahoma is the wholly-owned subsidiary of Local Financial Corporation ("LFC"), a Delaware business corporation whose stock is publicly held and listed on the American Stock Exchange. LFC is registered as a bank holding company with the Board of Governors of the Federal Reserve System ("Federal Reserve Board") under the Federal Bank Holding Company Act of 1956, as amended (the "BHC Act"). The principal executive office of Local Oklahoma and LFC is located at 3601 N.W. 63rd Street, Oklahoma City, Oklahoma 73116 and the telephone number at that address is (405) 841-2100.

         At March 31, 1999, LFC had consolidated assets of $2.1 billion, deposits of $1.6 billion and shareholders' equity of $124 million.

The Company and the Bank

         The Company is an Oklahoma corporation organized in May 1994 and became a unitary savings and loan holding company upon the completion of the conversion and reorganization of the Bank from a mutual savings bank to a wholly-owned stock savings bank subsidiary of the Company in October 1994. The Company's principal asset is the stock of the Bank which is a community-oriented institution offering a variety of financial services in Guthrie, Oklahoma. As of March 31, 1999, the Company reported assets of $45.8 million, loans receivable of $23.8 million, deposits of $35.1 million, and stockholders' equity of $7.4 million, and as of such date the Company operated through one office, which is located in Logan County, Oklahoma. The principal executive offices of the Company and the Bank are located at 120 North Division, Guthrie, Oklahoma, and their telephone number is (405) 282-2201.

The Merger and Acquisition

         Under the terms of the Agreement, Local Oklahoma would acquire the Company, then dissolve the Company and merge the Bank with and into Local Oklahoma. Upon consummation of the Acquisition, each outstanding share of the Common Stock would be converted into the right to receive a cash payment of $22.25 from Local Oklahoma, subject to adjustment. Each outstanding share of Common Stock subject to the First Stock Options (as defined in the Agreement) would be converted into the right to receive a cash payment of $9.625 per share ($22.25 minus the exercise price), and each outstanding share of Common Stock subject to the Second Stock Options (as defined in the Agreement) would be converted into the right to receive a cash payment of $5.25 per share ($22.25 minus the exercise price). The merger of the Bank with and into Local Oklahoma, is expected to occur immediately after the Acquisition.

Vote Required

         Approval of the Agreement requires the affirmative vote of a majority of the holders of the outstanding common stock of the Company. Each owner of Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Meeting or any adjournment or adjournments thereof.

         The directors and executive officers of the Company (including certain of their related interests) beneficially owned, as of the Record Date, and are entitled to vote at the Meeting, 136,319 shares of the Common Stock, which represents 31.1% of the outstanding shares of the Common Stock entitled to be voted at the Meeting. Accordingly, assuming that the directors and executive officers of the Company vote their shares of the Common Stock in favor of approval of the Agreement, approval of the Agreement will require the affirmative vote of the holders of 19.9% of the additional outstanding shares of the Common Stock entitled to be voted at the Meeting in order for the Agreement to be approved at the Meeting.

         Pursuant to Section 1090.1 of the Oklahoma General Corporation Act, the Company is required to submit for stockholder vote a proposal to approve the Agreement and obtain an affirmative vote of a majority of the votes cast in order to consummate the Merger and Acquisition.

         A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX ON THE PROXY, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE AGREEMENT.

Effective Date

         Unless the Agreement is terminated, a closing is to be held as soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to consummate the Merger and Acquisition and in no event later than December 31, 1999. It is currently anticipated that the closing will take place, and the Merger and Acquisition will become effective, during the third calendar quarter of 1999.

Recommendation of the Company's Board of Directors

         The Board of Directors of the Company has approved the Agreement by unanimous vote, believes it is in the best interests of the Company and its stockholders and unanimously recommends its approval by the Company's stockholders.

Opinion of Financial Advisor

         Hovde Financial, Inc. ("Hovde") rendered its oral opinion to the Company's Board of Directors on May 24, 1999, and subsequently rendered an additional formal written updated opinion dated May 26, 1999 (the "Opinion") that, as of the respective dates of such opinions and subject to the assumptions set forth therein, the cash consideration is fair to the holders of the Common Stock from a financial point of view. For information concerning the matters reviewed, assumptions made and factors considered by Hovde see "- THE MERGER AND ACQUISITION - Opinion of Financial Advisor" and ANNEX B to this Proxy Statement, which sets forth a copy of Hovde's written fairness opinion dated ______________, 1999. Holders of the Common Stock are urged to, and should, read the Opinion in its entirety.

         Based upon the estimated aggregate purchase price to be paid in connection with the Merger and Acquisition, Hovde's aggregate fees will be approximately $142,297. Hovde was paid approximately $20,000 of such advisory fee upon the signing of the Agreement and the remainder will be paid upon the closing of this transaction. In addition, the Company has agreed to reimburse Hovde for its reasonable out-of-pocket expenses, which shall not exceed $7,500 without the prior consent of the Company.

Federal Income Tax Consequences

         The receipt of cash by a stockholder of the Company in exchange for shares of the Common Stock pursuant to the Agreement will be a taxable transaction to such stockholder for federal income tax purposes. In general, a stockholder will recognize gain or loss upon the surrender of the stockholder's Common Stock equal to the difference, if any, between (i) the total amount of cash received in exchange for Common Stock and (ii) the stockholder's tax basis in the Common Stock exchanged.

Stockholders are urged to consult their own tax advisors as to the specific consequences to them of the Acquisition under applicable tax laws.

Interests of Certain Persons

         Directors or executive officers of the Company have interests in the Merger and Acquisition in addition to their interests as stockholders of the Company generally. These interests include, among others, provisions in the Agreement relating to indemnification and maintenance of director and officer liability insurance coverage. These interests also relate to certain benefits available as a result of a "change in control" of the Company, such as the Acquisition, including, among others, the payment of certain benefits under an existing employment agreement to the Company's President.

Appraisal Rights

         Stockholders of the Company are entitled to appraisal rights in connection with the Merger. See "PROPOSAL III -- PROPOSAL TO APPROVE STOCK PURCHASE AGREEMENT --THE MERGER AND ACQUISITION -- Appraisal Rights."

Business Pending Consummation

         The Company has agreed to carry on its business in substantially the same manner its business was conducted prior to the date of the Agreement, and has agreed not to take certain actions relating to the operation of the Company pending consummation of the Merger and Acquisition, without the prior written consent of Local Oklahoma, except as otherwise permitted by the Agreement.

Regulatory Approvals

         Although the Company, the Bank, and Local Oklahoma believe the Merger and Acquisition will only require the approval of the OCC and notice to be filed with the Office of Thrift Supervision ("OTS"), the Merger and Acquisition may also be subject to the prior approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation (the "FDIC"), and other regulatory authorities. Applications or waiver requests have been either filed with each of such regulatory authorities for such approvals or will be filed in the near future if necessary. There can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "THE STOCK PURCHASE AGREEMENT -- Regulatory Approvals."

Conditions to Consummation; Termination

         Consummation of the Merger and Acquisition is subject, among other things, to: (i) approval of the transactions contemplated by the Agreement by the requisite vote of the stockholders of the Company; (ii) receipt of the regulatory approvals referred to under "THE STOCK PURCHASE AGREEMENT --
Regulatory Approvals"; (iii) there being in effect no order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits the Merger and Acquisition or which would limit or otherwise affect in a material respect the operation of the Bank and Local Oklahoma as a single entity, following the Merger and Acquisition; and (iv) there being no suit, action or proceeding pending or, in the case of governmental bodies, threatened, which challenge the validity or legality, or seeks to restrain the consummation, of the Merger and Acquisition or which seeks to limit or otherwise affect in a material respect the operation of the Bank and Local Oklahoma as a single entity following the Merger and Acquisition.

         The Agreement may be terminated by mutual agreement of the Boards of Directors of Local Oklahoma and the Company. The Agreement may also be terminated by either the Board of Directors of the Company or of Local Oklahoma if the Acquisition does not occur on or before December 31, 1999, or if certain conditions set forth in the Agreement are not met.

Expenses; Termination Fees

         The Company, the Bank, and Local Oklahoma must generally pay their own respective legal and accounting fees and all other expenses and fees incurred in connection with the Merger and Acquisition.

         Generally, if the Company and the Bank have materially complied with the terms and conditions of the Agreement and Local Oklahoma fails or refuses to consummate the Agreement, then the Company and the Bank will be entitled to receive an aggregate amount equal to Local Oklahoma's earnest money deposit of $500,000 plus any accrued interest. If all of the conditions to the Company's and the Bank's obligations to consummate the Agreement are fully satisfied and the Company and the Bank fail or refuse to consummate the Agreement, then Local Oklahoma will generally be entitled to: (i) terminate the Agreement and receive its earnest money deposit of $500,000 plus any accrued interest; or (ii) enforce specific performance of the Agreement under certain circumstances.

--------------------------------------------------------------------------------
                      SELECTED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

         The following selected consolidated financial and other data for the last five fiscal years are derived from the audited consolidated financial statements of the Company. The data should be read in conjunction with the audited consolidated financial statements, related notes and other financial information incorporated by reference herein.

                        UNAUDITED SELECTED FINANCIAL DATA
                        ---------------------------------
                  (dollars in thousands, except per share data)


                                                                    At or for the year ended March 31,
                                                    ----------------------------------------------------------------
                                                     1999           1998           1997          1996          1995
                                                     ----           ----           ----          ----          ----
TOTAL AMOUNTS OF:
----------------
  Total assets                                      $45,768       $48,627        $49,047       $46,820       $44,727
  Loans receivable                                   23,802        25,655         23,461        22,972        23,182
  Securities available-for-sale                         648         2,175          2,062         2,133           929
  Mortgage-backed securities held-to-maturity        11,460        12,615         13,273         9,428         9,869
  Investment securities held-to-maturity              1,000         3,900          8,700         9,751         8,366
  Cash and cash equivalents                           7,186         3,307            523         1,402         1,090
  Deposits                                           35,079        35,538         34,293        36,311        34,543
  Borrowed money                                      3,000         5,196          6,700         2,000         1,700
  Stockholders equity                                 7,393         7,536          7,805         8,049         8,236
  Net interest income                                 1,721         1,791          1,799         1,655         1,709
  Net income (loss)                                     414           536            380           585           545
  Diluted earnings per common shares                   1.06          1.36           0.91          1.27          0.48
  Common stock dividends declared per share            1.00          1.00           0.50          0.50          0.20
  Return on average assets                             0.88%         1.11%          0.79%         1.30%         1.24%
  Return on average equity                             5.61%         7.25%          4.89%         7.12%        10.39%
  Dividend payout ratio (1)                           90.62%        72.17%         55.32%        38.08%        17.38%
  Average equity to average assets ratio              15.66%        15.26%         16.13%        18.18%        11.93%
  Book value per share                              $ 18.38       $ 18.05        $ 17.33       $ 16.61       $ 15.99
                                                     ======        ======         ======        ======        ======

------------------------
(1)      Cash dividends declared per common share.


--------------------------------------------------------------------------------
            MARKET PRICE OF STOCK AND RELATED SECURITY HOLDER MATTERS
--------------------------------------------------------------------------------

         There were 402,257 shares of common stock of the Company outstanding as of March 31, 1999, held by approximately 200 stockholders of record (not including the number of persons or entities holding the stock in nominee or street name through various brokerage firms). Since its issuance in October 1994, the Company's common stock has been traded in the over-the-counter market. The following table reflects high and low bid information for stock quotations as published by the National Quotation Bureau through the "pink sheets." These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                         Year Ended March 31
                          --------------------------------------------------
                                   1999                        1998
                          ----------------------     -----------------------
                           HIGH           LOW          HIGH            LOW
                           ----           ---          ----            ---
First Quarter             18-9/16       17-5/8        17-1/8         15-1/2
Second Quarter            19-1/4        18-9/16       17             17
Third Quarter             19-1/2        17            18             17
Fourth Quarter            19-1/2        16-1/2        18-1/4         17-1/2

The high and low bids as of ____ __, 1999 were _______  and ______ respectively.

         During the year ended March 31, 1999, the Board of Directors declared and paid two dividends of $0.50 per share. The first $0.50 dividend was paid on October 15, 1998 and the second $0.50 dividend was paid on February 10, 1999. During the year ended March 31, 1998, the Board of Directors declared and paid two dividends of $0.50 per share. The first $0.50 dividend was paid on October 10, 1997 and the second $0.50 was paid on February 10, 1998. The Company's ability to pay dividends to shareholders is largely dependent upon the dividends it receives from the Bank. The Agreement also restricts the Company's ability to pay dividends. The Bank is subject to regulatory limitations on the amount of cash dividends it may pay. The Bank may not declare or pay a cash dividend on any of its stock if the effect thereof would cause the Bank's regulatory capital to be reduced below (1) the amount required for the liquidation account established in connection with the Bank's conversion from mutual to stock form, or (2) the regulatory capital requirements imposed by the OTS.

--------------------------------------------------------------------------------
                           THE MERGER AND ACQUISITION
--------------------------------------------------------------------------------

A COPY OF THE AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER AND ACQUISITION. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE AGREEMENT CAREFULLY.

General

         Under the terms of the Agreement, Local Oklahoma would acquire the Company, then dissolve the Company and merge the Bank with and into Local Oklahoma. Upon consummation of the Acquisition, each outstanding share of the Common Stock would be converted automatically and without any action on the part of the holder thereof, into the right to receive a cash payment of $22.25 from Local Oklahoma subject to adjustment.

Background of the Merger

         During the normal course of its business, the Company has historically received inquiries regarding its willingness to consider an acquisition by, or affiliation with, larger financial institutions. Consistent with its fiduciary obligations to its shareholders, the Company has considered such inquiries and evaluated them with respect to the level and form of consideration proposed, and the seriousness and specificity which has been conveyed to the Company in terms of consideration, as well as the expected future operation of the Company, and other considerations and factors deemed relevant by the Company, in formulating its business plan with the intent to provide maximum value to its shareholders. In consideration of the current market conditions, the Company felt it was necessary to consult with an investment banking firm experienced in the area of financial institution mergers and acquisitions to evaluate the prospects of accomplishing a transaction that would both maximize shareholder value and continue to provide the Oklahoma markets it serves with the services of a locally-based institution.

         Based upon deliberations by the Board of Directors of the Company regarding the cost of providing the increasingly broad array of financial products and alternative delivery channels to remain competitive in the marketplace and to continue to deliver exceptional service to its customers, the Company Board retained Hovde to assist and advise the Company in exploring a merger with a larger financial institution which would satisfy these objectives. Subsequently, Hovde contacted those financial institutions which it believed might meet the criteria for such a transaction with the Company. These institutions were provided information (pursuant to a confidentiality agreement) and various 1evels of discussions were held with each regarding the potential for a suitable transaction with the Company. Thereafter, certain of these institutions were asked to convey to the Company and its representative their interest in pursuing a transaction with the Company. After receipt of these indications of interest, and giving careful consideration to the entirety of the proposals, including the consideration proposed to be paid in connection with the transaction (and the form and other characteristics thereof), the Company believed its overall objectives were most likely to be achieved by pursuing a transaction with Local Oklahoma.

         As a result of this process, the Company and Local Oklahoma commenced extensive negotiations. In evaluating whether to affiliate with Local Oklahoma, the Company considered the competitive conditions in the market served by the Company, the Company's future growth prospects, the likely future prospects of the local, state-wide, and national economy, the trading characteristics of the Common Stock and the likely future price appreciation prospects of the Common Stock. The Company also took into account its belief that affiliating with Local Oklahoma, a larger financial institution with significantly greater resources and expertise, offered expansion opportunities, financial products and services not otherwise available to the Company and its customers. The Company and its Board of Directors determined that the Company's competitive position and the value of its stock could best be enhanced through affiliation with Local Oklahoma.

         Following arm's length negotiations between representatives of Local Oklahoma and the Company, Local Oklahoma and the Company entered into the Agreement on May 26, 1999. The aggregate price to be paid to holders of the Common Stock resulted from negotiations which considered the historical earnings and future combined earnings prospects of Local Oklahoma and the Company, potential growth in the Company's market, the Company's asset quality and the effect of the Merger on the shareholders, customers, and employees of Local Oklahoma and the Company.

The Company's Reasons for the Merger and Acquisition and Recommendation

         The terms of the Agreement, including the Cash Consideration to be received by the Company's stockholders, were the result of arm's length negotiations between the representatives of the Company and Local Oklahoma after a thorough auction process. The factors of the Merger that the Board of Directors of the Company considered material in deciding to approve and recommend the terms of the Merger were (i) the cash to be received by the Company's stockholders of $22.25 was equivalent to 124% of tangible book value and 17.4 times the latest twelve months earnings and compared favorably to acquisition prices paid for comparable companies, (ii) the taxable nature of a cash transaction versus the pricing risk associated with taking stock, (iii) information concerning the financial condition, results of operations, capital levels, asset quality and future prospects of the Company, (iv) industry and economic conditions,

(v) the impact of the Merger and Acquisition on the depositors, employees, customers and communities served by the Company through expanded commercial, consumer and retail banking products and services, (v) the opinion of the Company's financial advisor as to the fairness of the consideration to be received by the holders of the Company's Common Stock from a financial point of view, (vii) the general structure of the transaction and the compatibility of management and business philosophy, (viii) the likelihood of receiving the requisite regulatory approvals in a timely manner, and (ix) the ability of the combined enterprise to compete in relevant banking and non-banking markets. In making its determination, the Board did not ascribe relative weights to the factors which it considered.

         The Board of Directors of the Company believes that the Merger and Acquisition is in the best interest of the Company and its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AGREEMENT.

Opinion of the Company's Financial Advisor

         The Company retained Hovde to act as its financial advisor in connection with the Merger and Acquisition. Hovde has rendered its written opinion (the "Hovde Opinion") to the Company, dated ______________, 1999, to the effect that, based upon and subject to the factors and assumptions set forth in such opinion, and as of the date of such opinion, the Cash Consideration to be paid by Local Oklahoma was fair, from a financial point of view, to the shareholders of the Company.

         The full text of the Hovde Opinion, which sets forth, among other things, assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached hereto as Annex B and is incorporated herein by reference. The Company stockholders are urged to read the Hovde Opinion in its entirety. The Hovde Opinion, which was directed to the Board of Directors, addresses only the fairness to the holders of the Common Stock, from a financial point of view, of the consideration to be paid by Local Oklahoma for the Common Stock pursuant to the Agreement, and does not constitute a recommendation to any Company stockholder as to how such stockholder should vote. The Hovde Opinion was rendered to the Board of Directors for its consideration in determining whether to approve the Agreement. The following summary of the Hovde Opinion is qualified in its entirety by reference to the full text of the Hovde Opinion.

         No limitations were imposed by the Company on the scope of Hovde's investigation or the procedures to be followed by Hovde in rendering its opinion. Hovde was not requested to and did not make any recommendation to the Board of Directors as to the form or amount of consideration to be offered by Local Oklahoma to the Company in the Cash Consideration, which was determined through arm's-length negotiations between the parties. In arriving at its opinion, Hovde did not ascribe a specific range of values to Local Oklahoma or the Company, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be offered by Local Oklahoma to the Company in the Cash Consideration on the basis of the financial and comparative analyses described below. Hovde was not requested to opine as to, and its opinion does not address, the Company's underlying business decision to proceed with or effect the Merger and Acquisition.

         During the course of the engagement, Hovde reviewed and analyzed material bearing upon the financial and operating conditions of LFC and the Company and their subsidiaries and material prepared in connection with the proposed transactions including the following: the Agreement; certain publicly available information concerning LFC, the Company and their subsidiaries, including, as applicable, consolidated financial statements for the Company of the years ended March 31, 1998 and 1997, and quarterly statements for the periods ended June 30, September 30 and December 31, 1998, respectively, and for LFC and its subsidiary of the years ended December 31, 1998 and 1997, and quarterly statements for the period ended March 31, 1999, documents filed with the Securities and Exchange Commission, the Federal Reserve Board, OCC, and certain other state or regulatory agencies filed by each of the foregoing entities for the aforementioned three year period and for the quarterly period ended March 31, 1999, as applicable, recent internal reports for both companies, financial projections for the Company, the nature and terms of recent sale and merger transactions involving banks and bank holding companies that Hovde considered relevant, and financial and other information provided to us by the management of the Company and Local Oklahoma.

         In arriving at its opinion, Hovde assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of Local Oklahoma and the Company that they were not aware of any facts or circumstances that would make such information materially inaccurate or misleading. With respect to any financial projections reviewed by Hovde, Hovde assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Local Oklahoma and the Company. Upon advice of Local Oklahoma and its legal and accounting advisors, Hovde assumed that the Merger and Acquisition will be accounted for using the purchase method of accounting and would generally be treated as a taxable transaction to the Company's shareholders. In arriving at its opinion, Hovde did not conduct a physical inspection of the properties and facilities of Local Oklahoma or the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of Local Oklahoma or the Company. In addition, Hovde noted that it is not expert in the evaluation of loan portfolios or allowances for loan and real estate owned losses and, upon advice of Local Oklahoma, it assumed that the allowances for loan and real estate owned losses (as currently stated or as adjusted for in connection with the Merger and Acquisition) provided to it by the Company and used by it in its analysis and in arriving at its opinion were in the aggregate adequate to cover all such losses. Hovde's Opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its letter.

         The following is a summary of the analyses Hovde Financial performed in arriving at its opinion dated ______________, 1999, as to the fairness, from a financial point of view, to the Company of the Cash Consideration. In connection with the preparation and delivery of its opinion to the Board of Directors, Hovde performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company.

         Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses did not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

         Purchase Price Analysis. Hovde calculated the price-to-tangible book, price-to-earnings and price- to-assets multiples, and core deposit premium paid (defined as the transaction value minus the tangible book value, divided by core deposits), in the Merger using December 31, 1998 financial data and based upon an aggregate transaction value of $9.3 million. This analysis yielded a price-to-tangible book value multiple of 124%, a price to last twelve months' earnings multiple of 17.4x, a price to assets of 19.2%, and a deposit premium of 5.14%.

         Comparable Transaction Analysis. Using publicly available information, Hovde reviewed certain terms and financial characteristics, including historical price-to-earnings ratio, the price-to-book ratio, the price-to-tangible book ratio, and the core deposit premium paid at the time of transaction announcement, of thrift merger and acquisition transactions.

         The first comparable group included thrift transactions in which the sellers were located in Oklahoma, Missouri, Texas, Iowa, Illinois, Indiana, Montana, Kansas and Nebraska with assets less than $500 million and announce dates after January 1, 1998. This analysis yielded 15 comparable transactions. The average price-to-tangible book value for these transactions was 159.9%, and ranged from 106% to 248%. The average price-to-trailing earnings for these transactions was 23.4x, and ranged from 11.5x to 51.3x. The average price-to-assets was 19.6%, and ranged from 11.1% to 37.1%. The average premium on core deposits was 12.6%, and ranged from 2.6% to 32.8%.

         The second comparable group included nationwide thrift transactions in which the sellers earned ROAs between 0.75% and 1.25% with assets less than $250 million and announce dates after January 1, 1998. This analysis yielded 20 comparable transactions. The average price-to-tangible book value for these transactions was 171.1%, and ranged from 106% to 290%. The average price-to-trailing earnings for these transactions was 23.4x, and ranged from 12.9x to 40.0x. The average price-to-assets was 23.5%, and ranged from 11.7% to 50.9%. The average premium on core deposits was 14.7%, and ranged from 2.6% to 29.1%.

         Because the reasons for and circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial conditions and prospects of the Company, Local Oklahoma, and the companies included in the comparable group, Hovde believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the evaluation of the fairness of the Cash Consideration. Hovde believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the characteristics of these transactions and the Merger and Acquisition which would affect the acquisition values of the acquired companies and the Company.

         Discounted Terminal Value Analysis. Hovde estimated the present value of the Common Stock by assuming a range of discount rates from 12% to 14% and an 8% annual growth rate in earnings through 2004, starting with earnings of $516 thousand in 1999. In arriving at the value of the Common Stock, Hovde assumed an earnings growth rate of 5% from 2005 into perpetuity. This terminal value was then discounted alone, with yearly cash flows for 1999 through 2004, to arrive at the present value for the Common Stock. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of the Common Stock. This analysis and its underlying assumptions yielded a range of value for the Company's shares of approximately $16.10 to $20.98, compared to a total Cash Consideration of $22.25 per share.

         Hovde is a nationally recognized investment banking firm. Hovde, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions competitive biddings, private placements and valuations for corporate and other purposes. The Board retained Hovde based upon Hovde's experience and expertise and its familiarity with the Company and Local Oklahoma. Hovde is acting as financial advisor to the Company in connection with the Merger and Acquisition. Pursuant to a letter agreement dated September 3, 1998, between the Company and Hovde, the Company has agreed to pay Hovde a fee equal to $142,297, $20,000 of which has been paid to Hovde. The letter agreement with Hovde also provides that the Company will reimburse Hovde for its reasonable out-of-pocket expenses incurred in connection with the Merger and Acquisition, provided these expenses will not exceed $7,500 without the prior approval of the Company, and indemnify Hovde and certain related persons and entities against certain liabilities, including liabilities under securities laws, incurred in connection with its services thereunder.

Federal Income Tax Consequences

         The following is a discussion of the material federal income tax consequences of the Acquisition. The discussion of the material federal income tax consequences may not apply to special situations, such as the Company's stockholders, if any, who received their Common Stock upon the exercise of employee stock options or otherwise as compensation, and the Company's stockholders that are insurance companies, securities dealers, financial institutions or foreign persons.

         The receipt of cash by a stockholder of the Company in exchange for shares of the Common Stock pursuant to the Agreement will constitute a taxable transaction to such stockholder for federal income tax purposes. In general, a stockholder will recognize gain or loss upon the surrender of the stockholder's Common Stock equal to the difference, if any, between (i) the total amount of cash received in exchange for the shares of Common Stock exchanged and (ii) the stockholder's tax basis in such Common Stock. Any gain or loss will generally be treated as capital gain or loss if the Common Stock exchanged was held as a capital asset in the hands of the stockholder.

         The cash payments due to the holders of the Common Stock upon the exchange thereof pursuant to the Agreement (other than certain exempt entities and persons) will generally be subject to a 31% backup withholding tax by the exchange agent under federal income tax law unless certain requirements are met. Generally, the exchange agent (Local Oklahoma) will be required to deduct and withhold the tax if (i) the stockholder fails to furnish a taxpayer identification number ("TIN") to the exchange agent or fails to certify under penalty of perjury that such TIN is correct, (ii) the Internal Revenue Service ("IRS") notifies the exchange agent that the TIN furnished by the stockholder is incorrect, (iii) the IRS notifies the exchange agent that the stockholder has failed to report interest, dividends or original issue discount in the past, or
(iv) there has been a failure by the stockholder to certify under penalty of perjury that such stockholder is not subject to the 31% backup withholding tax.

         No ruling has been or will be requested from the IRS as to any of the tax effects of any of the transactions discussed in this proxy statement to stockholders of the Company, and no opinion of counsel has been or will be rendered to the Company with respect to any of the tax effects of the Acquisition to the Company's stockholders. There is no assurance that applicable tax laws will not change, on a current or retroactive basis, prior to the occurrence of the Merger and Acquisition.

         Because the tax consequences of the Acquisition may vary depending upon the particular circumstances of each stockholder and other factors, stockholders of the Company are urged to consult their own tax advisor to determine their particular tax consequences of the Acquisition (including but not limited to the application and effect of state and local income and other tax laws).

--------------------------------------------------------------------------------
                          THE STOCK PURCHASE AGREEMENT
--------------------------------------------------------------------------------

         THE FOLLOWING IS A BRIEF SUMMARY OF THE PROVISIONS OF THE AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE AGREEMENT WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT.

The Merger and Acquisition

         Under the terms of the Agreement, Local Oklahoma would acquire the Company, then dissolve the Company and merge the Bank with and into Local Oklahoma. Upon consummation of the Acquisition, each outstanding share of the Common Stock will be converted, by virtue of the Acquisition, automatically and without any action on the part of the holder thereof, into the right to receive a cash payment of $22.25, subject to adjustment, from Local Oklahoma.

Closing Date

         The date the Merger and Acquisition occur is the "Closing Date." Unless the Agreement is terminated, the Merger and Acquisition will occur as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the parties and in no event later than December 31, 1999. The Merger and Acquisition will become effective after shareholder approval is received, the obligations of Local Oklahoma, the Company and the Bank have been satisfied and a Certificate of Acquisition is filed with the State of Oklahoma. It is currently anticipated that the Merger and Acquisition will occur during the third calendar quarter of 1999.

Possible Adjustment to Cash Consideration

         The cash consideration ($22.25) to be paid for each share of Common Stock is subject to the following adjustment: an amount will be deducted equal to all cash dividends declared and paid by the Company to its stockholders during the calendar year 1999, up to and including the Closing Date, as determined on a per share basis by dividing the total dividends so declared by the number of issued and outstanding shares receiving such dividends and correspondingly reducing the purchase price to be paid by Local Oklahoma. This deduction provision shall not apply to the regular semi-annual dividend paid in March 1999 and, in the event the Closing Date is after September 30, 1999, would not apply to a dividend declared and paid before the Closing Date, not to exceed the earnings of the Company realized after September 30, 1999.

Exchange of the Common Stock Certificates

          Twenty (20) days prior to the Closing Date, the Company will submit written instructions to all of its shareholders for submitting stock certificates to the Company on or before the Closing Date. All Common Stock certificates delivered to the Company must be appropriately endorsed for transfer to Local Oklahoma, or have an executed stock power pertaining to all of the shares covered by such certificate(s) attached thereto authorizing the transfer of the shares to Local Oklahoma. All Common Stock certificates which are properly delivered to the Company on or before the Closing Date will be delivered to Local Oklahoma by the Company at the Closing in exchange for the payment to the various shareholders by Local Oklahoma's corporate check of an amount equal to the price per share for the Common Stock multiplied by the number of shares, in accordance with the terms of the Agreement. Those checks will be delivered to the Company for mailing or delivery following the Closing Date. Each holder of a stock certificate or certificates representing outstanding shares of Common Stock, who does not present the stock certificate(s) to the Company endorsed for transfer to Local Oklahoma, on or before the Closing Date, shall, as soon after the Closing Date as possible, surrender or deliver such certificate or certificates to Local Oklahoma duly endorsed for transfer, or with an appropriate executed stock power (or, if such certificate or certificates shall have been lost or destroyed, shall deliver to Local Oklahoma an affidavit to such effect), and each such holder shall be entitled upon such surrender (or upon such delivery), to receive from Local Oklahoma in exchange therefor by corporate check, an amount equal to the price per share in accordance with the terms of the Agreement. No interest will accrue on the cash payment to be made from and after the Closing Date prior to the receipt by Local Oklahoma of the certificate or certificates representing shares being surrendered.

         THE COMPANY'S STOCKHOLDERS SHOULD NOT SEND THEIR CERTIFICATES UNTIL THEY RECEIVE WRITTEN INSTRUCTIONS FROM THE COMPANY.

         After the Closing Date, the stock transfer books of the Company will be closed and there will be no further transfers on the transfer books of the Company.

Interests of Certain Persons

         Certain members of the Company's management and its Board may be deemed to have interests in the Merger and Acquisition in addition to their interests, if any, as stockholders of the Company. These interests are described in more detail below.

         President's Employment Agreement. President Cunningham has an employment agreement with the Bank and a severance agreement with the Company that provide for certain payments and benefits in the event of involuntary termination of employment following a change of control as defined in those agreements. The Company will terminate the employment of President Cunningham as of the Closing Date and as a result of his termination Mr. Cunningham will receive $187,200 on the Closing Date in satisfaction of the change in control provisions in the agreements. Mr. Cunningham will execute a 12- month employment agreement with Local Oklahoma that commences on the Closing Date.

         During the 12-month period of employment of Mr. Cunningham by Local Oklahoma, he will receive a salary of $5,000 per month and he will be entitled to the same employee benefits of other senior management employees of Local Oklahoma, including the use of an automobile, and all medical coverage, health plans and other benefits, but not including the right to receive any stock options from Local Oklahoma or LFC.

         Insurance Coverage. The Company has an insurance policy for its directors and officers that covers these individuals in the event they are subject to a lawsuit in connection with their duties as officers and directors. Pursuant to the Agreement, Local Oklahoma will not maintain or acquire such insurance coverage, but will allow the Board of the Company to obtain extended insurance coverage not to cost more than $25,000. The extended insurance would provide coverage following the Merger and Acquisition for actions of directors taken prior to the Closing. Such insurance coverage reduces the potential exposure of officers and directors for actions taken by them prior to the Closing.

         Outside Directors' Consulting Agreement. The terms of the Agreement provide that Local Oklahoma will enter into a three year consulting agreement with Directors Camerer, Powell and Seamans, the directors of the Company and the Bank who are not officers or employees of the Company or the Bank.

Each of these outside directors who signs a consulting agreement with Local Oklahoma is to receive an annual consulting fee of $9,600, payable on a quarterly basis.

         Other Officers' Employment Agreements. The Bank has employment agreements, and the Company has change in control severance agreements, with H. Stephen Ochs and Kathleen A. Warner. The severance agreements are to be terminated without any payment to Mr. Ochs and Kathleen A. Warner; however, the employment agreements are to remain in effect and Mr. Ochs and Kathleen A. Warner are to be employed by Local Oklahoma under slightly modified terms of the employment agreements.

         Stock Benefits. All stock options previously granted but not yet vested became vested at the execution of the Agreement. Each outstanding stock option exercisable at $12.625 per share would be converted into the right to receive a cash payment of $9.625, and each outstanding stock option exercisable at $17.00 per share would be converted into the right to receive a cash payment of $5.25. Directors hold options exercisable at $12.625 per share. Absent the execution of the Agreement, unvested options would have vested in equal amounts in each of July 1999 and July 2000, and Common Stock awarded under the MSBP to the directors but not yet vested would also have vested in equal amounts in each of July 1999 and July 2000. This resulted in the early vesting of 5,151 options and 2,061 shares for Mr. Cunningham, 3,709 options and 1,485 shares for Mr. Ochs, and 1,024 options and 412 shares for each of directors Camerer, Seamans, and Powell.

         Employee Stock Ownership Plan. Each employee participant in the ESOP will become fully vested in his or her ESOP account as of the Closing Date. The ESOP will be terminated as of the Closing Date. After payment at the Closing Date of the ESOP debt to the Company or the Bank, estimated at $226,700, the assets of the ESOP will be allocated to participant accounts. Following the Closing Date, the additional estimated payments to be made by the ESOP to Messrs. Cunningham and Ochs, in connection with their interests as participants in the ESOP and as a result of the Merger and Acquisition, are $104,400 and $76,600, respectively.

Post-Merger Benefits to Employees and Officers

         In accordance with the Agreement, Local Oklahoma will allow the employees of the Bank who are offered and who accept employment by Local Oklahoma (the "Bank Employees") to participate in any of Local Oklahoma's employee benefit plans in which similarly situated employees of Local Oklahoma participate, to the same extent as comparable employees of Local Oklahoma. As of the Closing Date, Local Oklahoma will permit the Bank Employees to participate in Local Oklahoma's group medical coverage, life and disability insurance plans and 401(k) and retirement plans, on the same terms and conditions as applicable to comparable employees of Local Oklahoma, to the same extent and on the same basis accorded to any other employee of Local Oklahoma under the specific provisions of each of those respective employment benefit plans. Those employees and their dependents who were covered by the Bank medical plan prior to the Closing Date and who become employees of Local Oklahoma thereafter, will receive credit for time covered under the Bank medical plan against the pre-existing condition clause in Local Oklahoma's group medical coverage insurance policy pursuant to the specific provisions of that policy. Any amounts accrued by the Bank employees who become employees of Local Oklahoma after the Closing Date under the Bank medical plan will be accrued towards the applicable deductible and out-of-pocket amounts under Local Oklahoma's group medical insurance coverage pursuant to the specific provisions of that plan. Participation/coverage for such former Bank employees under the Local Oklahoma's group medical insurance shall begin on the first day of the month immediately following the Closing Date; provided, however, the Bank shall pay for continuation of medical insurance coverage under its existing medical plan for all of its employees through the last day of the month in which the Closing

Date occurs. Employees of the Bank whose employment is continued by Local Oklahoma shall not, however, be entitled under the provisions of Local Oklahoma's retirement plans to receive credit under Local Oklahoma's retirement plans for their years of prior service with the Bank or any of their other previous employers. There will be no reduction in existing vacation or sick leave accruals of the employees of Bank whose employment is continued by Local Oklahoma after the Closing Date. There will also be no reduction in the existing salary or wages of the employees of the Bank whose employment is continued by Local Oklahoma, after the Closing Date, by reason of the Closing Date, and such continuing employees will continue to be paid at their then current salary and wages (i.e., in the same amounts paid to them by the Bank on the day prior to the Closing Date), subject to Local Oklahoma's right to increase or decrease such wages and salaries of such continued employees after the Closing Date in any amount it sees fit, in its sole and absolute discretion, from time to time, except as otherwise provided in the existing employment agreements with the Bank, or in the Local Oklahoma-Cunningham employment agreement to be entered into by Local Oklahoma and Mr. Cunningham on the date of the Closing Date.

         Upon consummation of the transaction, Local Oklahoma shall have the right to terminate or retain any or all of the Bank Employees at its sole discretion. Bank Employees who are terminated by Local Oklahoma shall be subject to the appropriate treatment accorded by Local Oklahoma's severance plan.

Appraisal Rights

         Pursuant to Section 1091 of the Oklahoma General Corporation Act (the "Act"), the stockholders of the Company are entitled to appraisal rights if stock is held on the date of the making of a demand pursuant to the provisions of the Act, the stock is continuously held through the Closing Date, the other applicable provisions of the Act are complied with and the stockholder has not voted in favor of the transaction nor consented thereto in writing pursuant to the applicable provisions of the Act.

         In the event a stockholder fails to perfect, withdraws or does not comply with the applicable provisions of the Act, such shareholder shall receive $22.25 per share of Common Stock upon surrender of the certificate or certificates representing the dissenting shares. The full text of Section 1091 of the Act is attached to this Proxy Statement as ANNEX C. Any deviation from the requirements of Section 1091 may result in a forfeiture of appraisal rights granted thereunder.

Business Pending Consummation

         The Company and the Bank have agreed in the Agreement to carry on their business in substantially the same manner their business was conducted prior to the date of this Agreement, and have agreed not to take certain actions relating to the operation of the Company pending consummation of the Merger and Acquisition, without the prior written consent of Local Oklahoma, except as otherwise permitted by the Agreement. These actions include, without limitation:

         (i)  changing  their  accounting   methods  or  their  applications  of
generally accepted accounting principals ("GAAP"), except for changes required by changes to GAAP or by regulatory requirements.

         (ii) amending their Certificate of Incorporation, Charter or Bylaws, unless specified in the Agreement of consented to in advance by Local Oklahoma;

         (iii) merging or consolidating with or into any other corporation;

         (iv) effecting any stock split, or change in any manner the rights of the holders of the Common Stock or the character of the Company's business;

         (v)   electing any additional directors or officers;

         (vi) redeeming or issuing any of their securities or entering into any agreement providing for or granting any option, call, commitment or any agreement relating to the purchase, sale, redemption or issuance of their securities, or declare or pay any cash or stock dividends, except as specifically provided for in the Agreement;

         (vii) taking or omitting to take any action, which to their knowledge, would cause a material breach of any contract, commitment or obligation;

         (viii) granting any bonus or increase in compensation, other than increases given in conformity with past practice; provided, that in no event shall the cash bonuses exceed $10,000 in the aggregate;

         (ix) entering into or making any change in any employee benefit program or employment or consulting agreement, except as required by law;

         (x) increasing their staff or paying any deferred compensation or any other payments to their directors, officers and employees;

         (xi) incurring or guaranteeing any additional borrowings of any person or pledging of their assets, except in the ordinary course of business and consistent with past practices and good corporate and banking practices;

         (xii) purchasing or selling or contracting to sell their assets, except in the ordinary course of business;

         (xiii) taking any action or allowing any changes or matters to transpire as set forth in Section 2.11 of the Agreement, including but not limited to, the sale, assignment or other disposition of any of their assets not in the ordinary course of business, materially changing the method of record keeping, undertaking any material obligation or liability not in the ordinary course of business, and making any capital expenditure or capital addition or betterment in excess of $10,000 per project;

Accounting Treatment

         Local Oklahoma is expected to use the purchase method of accounting with respect to its acquisition of the Company in the Merger.

Regulatory Approvals

         Although the Company, the Bank, and Local Oklahoma believe the Merger and Acquisition will only require the approval of the OCC and notice to be filed with the OTS, the Merger and Acquisition may also be subject to the prior approval or waiver of the FDIC, the Federal Reserve Board and other regulatory authorities.

         The Bank Merger is subject to prior approval by the OCC. Consummation of the Merger and Acquisition is also subject to approval by the OCC under the applicable federal banking statutes. The OCC must consider whether (i) the Merger would result in a monopoly, or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, (ii) the Merger would have the effect in the relevant geographic market of substantially lessening competition, or would tend to create a monopoly or in any other manner would be in restraint of trade, unless the probable competitive effects of the proposed merger clearly outweigh the anti-competitive effects of the transaction, (iii) the financial and managerial resources and future prospects of the existing or proposed institution, (iv) the probable effects on the convenience and needs of the community served, and (v) the performance of Local Oklahoma and the Bank in helping to meet the credit needs of the relevant communities, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices.

         The Regulations of the OCC provide for the publication of notice of, and the opportunity of administrative hearings relating to, the respective applications for approval noted and described above. Interested parties may intervene in the approval proceedings. If an interested party intervenes, such intervention could substantially delay the regulatory approvals required for consummation of the Merger and Acquisition.

         An application seeking approval of the Merger and Acquisition and the required notice to be filed with the OTS are expected to be filed with the appropriate regulatory authorities in ________, 1999. The required regulatory approvals had not been received as of the date of mailing of this Proxy
Statement but the Company and the Bank have no reason to believe that such approvals will not be received.

         The Merger and Acquisition cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained, and, if the Merger and Acquisition is approved, there can be no assurance as to the date of any such approvals. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Agreement and described below under "-- Conditions to Consummation; Termination." There can likewise be no assurance that the U.S. Department of Justice or a state Attorney General will not challenge the Merger and Acquisition or, if such a challenge is made, as to the result thereof.

Conditions To Consummation; Termination

         Consummation of the Merger and Acquisition is subject, among other things, to: (i) approval of the transactions contemplated by the Agreement by the requisite vote of the stockholders of the Company; (ii) receipt of the regulatory approvals referred to under "-- Regulatory Approvals"; (iii) there being in effect no order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits the Merger and Acquisition, or which would limit or otherwise affect in a material respect the operation of the Bank and Local Oklahoma as a single entity, following the Merger and Acquisition; and (iv) there being no suit, action or proceeding pending or, in the case of governmental bodies, threatened, which challenge the validity or legality, or seeks to restrain the consummation, of the Merger and Acquisition or which seeks to limit or otherwise affect in a material respect the operation of the Bank and Local Oklahoma as a single entity, following the Merger and Acquisition.

         Consummation of the Merger and Acquisition is also subject to the satisfaction or waiver of various other conditions specified in the Agreement, including, among others, the delivery by the Company and Local Oklahoma, each to the other, of (a) opinions of their respective counsel reasonably satisfactory to the addressees of such opinions, and (b) certificates executed by certain of their respective executive officers as to due performance and compliance in all material respects with the agreements and covenants in the Agreement and the truth and correctness of the representations and warranties. The Agreement provides that prior to the Closing Date, either before or after receipt of the required stockholder approval, the Agreement may be terminated: (i) by mutual consent of Local Oklahoma and the Company; or (ii) by either Local Oklahoma or the Company in the event of a breach by the other party of any representation, warranty, or covenant contained in the Agreement, which breach cannot or is not cured within 20 days after written notice thereof is given to the party committing such breach.

Waiver; Amendment

         Prior to the Closing Date, any provision of the Agreement may be: (i) waived in writing by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) only by an agreement in writing among the parties thereto.

Expenses; Termination Fees

         The Company, the Bank, and Local Oklahoma must generally pay their own respective legal and accounting fees and all other expenses and fees incurred in connection with the Merger and Acquisition.

         Generally, if the Company and the Bank have materially complied with the terms and conditions of the Agreement and Local Oklahoma fails or refuses to consummate the Agreement, then the Company and the Bank will be entitled to receive an amount equal to Local Oklahoma's earnest money deposit of $500,000 plus any accrued interest. If all of the conditions to the Company's and the Bank's obligations to consummate the Agreement are fully satisfied and the Company and the Bank fail or refuse to consummate the Agreement, then Local Oklahoma will generally be entitled to: (i) terminate the Agreement and receive a refund of its earnest money deposit of $500,000 plus any accrued interest; or
(ii) enforce specific performance of the Agreement under the terms of the Agreement.

         However, Local Oklahoma will generally not be able to enforce specific performance of the Agreement if a court determines that both (i) a breach of the Agreement resulted from the exercise of the fiduciary duties of the board of directors of both the Company and the Bank in connection with another acquisition proposal after Company stockholders approve the Agreement, and (ii) specific performance would be inequitable to Company stockholders because of their approval of the Agreement prior to the consideration of another acquisition proposal.

--------------------------------------------------------------------------------
                                 LEGAL OPINIONS
--------------------------------------------------------------------------------

         Certain legal matters associated with the Merger and Acquisition will be passed upon by Malizia Spidi & Fisch, PC, Washington, D.C., as counsel for the Company and the Bank, and by Fellers, Snider, Blankenship, Bailey & Tippens as counsel for Local Oklahoma.

--------------------------------------------------------------------------------
                                   ACCOUNTANTS
--------------------------------------------------------------------------------

         The consolidated balance sheets of the Company as of March 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1999, included in the Company's 1999 Annual Report to Stockholders which is incorporated by reference in the Company's Annual Report on Form 10- KSB for the fiscal year ended March 31, 1999, have been incorporated herein in reliance on the report of Regier Carr & Monroe, L.L.P. independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The Company's independent certified public accountants are expected to attend the Meeting and therefore will be available to make a statement or respond to stockholders' questions.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

         The Company's 1999 Annual Report to Stockholders is included as Exhibit 1 to this proxy statement.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, execution of a proxy confers on the designated proxy holder discretionary authority with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, as well as with respect to other matters that may come before the Meeting or any adjournment of the Meeting. This discretionary authority does not cover non-Board nominated nominees of which the proxy holder was aware before May 16, 1999 and does not cover other matters of which the proxy holder was aware before May 1, 1999.

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 120 North Division, Guthrie, Oklahoma 73044, no later than February __, 2000.

         In the event the Company receives notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Company's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders may exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's executive offices by May __, 2000.

--------------------------------------------------------------------------------
                                   FORM 10-KSB
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1999 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, GUTHRIE SAVINGS, INC., 120 NORTH DIVISION, GUTHRIE, OKLAHOMA 73044.

--------------------------------------------------------------------------------
                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

         The following documents filed by the Company with the Securities and Exchange Commission (File No. 0-24468) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement:

          (i) the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999; and

         (ii) the Company's Current Report on Form 8-K, dated May 26, 1999.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes that earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

         The Company's Annual Report to Stockholders for the year ended March 31, 1999, including financial statements, is included with this proxy statement.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Deborah Kay Bozarth
                                       Secretary

Guthrie, Oklahoma
June __, 1999

                       ANNEX A -- STOCK PURCHASE AGREEMENT
                               (WITHOUT SCHEDULES)

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of this 26th day of May, 1999, by and among LOCAL OKLAHOMA BANK, N.A., a national banking association, and its successors and assigns, with mailing address of 3601 N.W. 63rd, Oklahoma City, Oklahoma 73116 ("Buyer"), and GUTHRIE SAVINGS, INC., an Oklahoma corporation ("GSI") and GUTHRIE FEDERAL SAVINGS BANK, a federally chartered stock savings bank ("Guthrie Bank"). GSI and Guthrie Bank both have the mailing address of 120 North Division Street, Guthrie, Oklahoma 73044-3241, and shall sometimes hereinafter be collectively referred to as the "Sellers." (All of the foregoing shall sometimes hereinafter be collectively referred to herein as the "Parties.")

                                R E C I T A L S:

         a. GSI is an Oklahoma corporation and a publicly-held company which files periodic reports with the Securities and Exchange Commission ("SEC"). GSI is a unitary federal savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA") duly registered with the Office of Thrift Supervision ("OTS") pursuant to applicable laws and regulations by reason of its sole ownership of Guthrie Bank. GSI has authorized capital stock consisting of Three Million (3,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and One Million (1,000,000) shares of serial preferred stock, par value $0.01 per share (the "Preferred Stock"). There are a total of Four Hundred Two Thousand Two Hundred Fifty-Seven (402, 257)
               shares of the Common Stock currently issued and outstanding (hereinafter collectively referred to as the "Shares"). None of the Preferred Stock has ever been issued. GSI has granted qualified stock options to nine (9) individuals to purchase a total of Thirty-Nine Thousand Six Hundred Sixty-One (39,661) shares of its Common Stock for an exercise price of Twelve and 62.5/100 Dollars ($12.625) per share ("First Stock Options"), all of which are currently exercisable. GSI has granted an additional qualified stock option to one (1) other individual to purchase a total of One Thousand Five Hundred Forty-Five (1,545) shares of its Common Stock for an exercise price of Seventeen and No/100 Dollars ($17.00) per share ("Second Stock Option"). The First Stock Options and the Second Stock Option are sometimes hereinafter collectively referred to as the "Stock Options." The Second Stock Option is fully exercisable by the individual holder thereof in the event of the acquisition of control of GSI by another corporation, or the merger of GSI into another corporation with that corporation being the surviving corporation.

         b. Guthrie Bank has authorized capital stock of Three Million (3,000,000) shares of common stock, par value $0.01 per share (the "Guthrie Bank Stock"), and One Million (1,000,000) shares of serial preferred stock, no par value per share. There are a total of One Hundred Thousand (100,000) shares of the Guthrie Bank Stock issued and outstanding. GSI is the owner of all of the issued and outstanding Guthrie Bank Stock. None of the preferred stock of Guthrie Bank has ever been issued. Guthrie Bank is engaged in the business of operating a federal stock savings bank, subject to the regulation and supervision of the OTS, with its only office in the City of Guthrie, Logan County, Oklahoma.

         c.         Messrs.  KEITH  CAMERER,  WILLIAM  L.  CUNNINGHAM,  JAMES V.
               SEAMANS,   H.  STEPHEN  OCHS  and  ALVIN  R.  POWELL,   JR.  (the
               "Directors") are the individuals who constitute all of the currently elected members of the Board of Directors of GSI and of Guthrie Bank, respectively.

         d. Buyer is engaged in the business of operating a national banking association, subject to the regulation and supervision of the Office of the Comptroller of the Currency ("OCC"), with its principal office in Oklahoma City, Oklahoma, and has Fifty (50) branches at various locations in the State of Oklahoma. Buyer is the wholly-owned subsidiary bank of Local Financial Corporation, a Delaware corporation ("LFC"), a publicly held reporting company whose stock is listed on the American Stock Exchange. LFC is duly registered as a bank holding company under Section 3(a)(1) of the Bank Holding Company Act and is regulated by the Federal Reserve Board ("FRB").

         e. The Parties (including, specifically, the respective Boards of Directors of GSI, Guthrie Bank and the Buyer) consider it advisable and to the benefit of and in the best interests of all of the Parties, including, specifically, all of the Common Stock shareholders of GSI ("GSI Shareholders") that Buyer and GSI participate in and effectuate a share acquisition of all of the Shares and all of the Stock Options by Buyer in accordance with the provisions of Section 1090.1 of the Oklahoma General Corporation Act (18 O.S. 1991,ss.1090.1), as a result of which GSI will become a wholly-owned subsidiary of Buyer (the "Acquisition") upon the terms, for the consideration and subject to the other terms and conditions set forth in this Agreement. GSI will subsequently be dissolved and Guthrie Bank will then, in turn, be merged with and into Buyer, with Buyer to be the surviving bank. The Directors and the Board of Directors of Buyer have, respectively, duly authorized and approved GSI, Guthrie Bank and Buyer entering into and performing this Agreement.

     NOW, THEREFORE, in consideration of the aforementioned Recitals, the premises, of the mutual covenants set forth herein, and of such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by GSI, Guthrie Bank and the Buyer, and in order to consummate the Acquisition and to be legally bound, the Parties hereto do hereby covenant and agree as follows:

                                    ARTICLE I

                         SALE AND PURCHASE OF THE SHARES
                         AND THE STOCK OPTIONS; CLOSING
                         -------------------------------

                  Section 1.1 Buyer's Acquisition of All of the Common Stock of GSI Pursuant to this Agreement and 18 O.S. 1991, ss.1090.1.


                           1.1.1 Subject to the terms and conditions of this Agreement, at the Effective Time (as that term is defined in Section 1.15, below), each share of Common Stock (other than Dissenting Shares of Common Stock, as such term is defined in Section 1.2 below) which is outstanding immediately prior to the Effective Time, shall, by virtue of the consummation of the Acquisition hereunder, and without any further action, be converted into the right to receive a cash payment in the amount set forth below, in this Subsection 1.1.1, pursuant to the provisions of Section 1090.1 of the Oklahoma General Corporation Act and the terms and provisions of this Agreement. The total amount of approximately Nine Million Three Hundred Forty Thousand Sixty-Six and 62/100 Dollars ($9,340,066.62) will be payable on the date upon which the Effective Time occurs (which shall be hereinafter sometimes referred to as the "Closing Date" hereunder) for all of the issued and outstanding Shares and all existing Stock Options ("Purchase Price") as finally determined on the Closing Date in the following manner:

                                    (i) a price of Twenty-Two and 25/100 Dollars
                  ($22.25) per share of issued and outstanding Common Stock, subject to reduction to account for any deduction(s) from the Purchase Price, as provided for in Subsection 1.1.1(iv) below, if applicable;

                                    (ii) a price  of Nine and  62.5/100  Dollars
                  ($9.625) for each share subject to the First Stock Options (which have an exercise price equal to $12.625 per share), to be paid by GSI to the holders of the First Stock Options on or before the Closing Date;

                                    (iii) a price  of Five  and  25/100  Dollars
                  ($5.25) for each share subject to the Second Stock Option (which has an exercise price equal to $17.00 per share), to be paid by GSI to the holder of the Second Stock Option on the Closing Date; and

                                    (iv) an  amount  will be  deducted  from the
                  Purchase Price which is equal to the total amount of any and all cash dividends declared and paid by GSI to the holders of its Common Stock during calendar year 1999, up to and including the Closing Date, as determined on a per share basis by dividing the total amount of any and all cash dividends so declared and paid by the number of issued and outstanding shares of Common Stock receiving such dividends and reducing pro tanto the purchase price to be paid by Buyer for each share of GSI Common Stock pursuant to Subsection 1.1.1(i), above; PROVIDED, HOWEVER, that this provision shall not apply to and there shall be no deduction from the Purchase Price for: (i) the regular semi-annual dividend already declared and paid by GSI to the holders of its Common Stock in March, 1999, and (ii) in the event, and only in the event, the Closing of the Acquisition shall not be consummated on or before September 30, 1999 (unless due to the failure of GSI or Guthrie Bank to perform hereunder and/or to fully comply with the terms, conditions and other provisions of this Agreement, to include, without limitation, the obtaining by GSI of the approval of the Acquisition by the vote of a majority of the Shares at a meeting of the GSI Shareholders validly held for that purpose, as required by Section 5.2(ii), below, in this Agreement) to a dividend to be declared and paid by GSI to the GSI Shareholders, before the Closing Date, in an amount not to exceed one hundred percent (100%) of all earnings (i.e., the net income from the consolidated operations of GSI and Guthrie
                  Bank) realized by GSI from and after September 30, 1999, and up to and until the Closing Date, as determined on a per share basis by dividing the total amount of said earnings from and after September 30, 1999 to the Closing Date, by the total number of issued and outstanding Shares. For this purpose only the net income of GSI, on a consolidated basis, shall be calculated without regard to, or deduction of, the out-of-pocket expenses incurred by GSI or Guthrie Bank which are solely attributable to this Agreement and the Acquisition contemplated hereunder.

                           1.1.2 In addition to the payment of the Purchase Price, as defined above, the Buyer agrees as additional and material consideration to GSI and Guthrie Bank to assume all of the liabilities of GSI and Guthrie Bank on the Closing Date, including the liquidation account maintained by Guthrie Bank with regard to its conversion from a federal mutual savings bank to a federal stock savings bank.

                           1.1.3 The conversion ratio, i.e. the right to receive cash in exchange for each share of the Common Stock, and for the Stock Options shall be appropriately and proportionately adjusted in the event of any stock dividend on, or stock split or stock combination of, or any other change in the Common Stock based on a record date occurring during the period from the date of this Agreement until immediately before the Effective Time, such that the total amount of the Purchase Price shall not be increased in any event by reason thereof. No adjustment in the Purchase Price will be made for the payment of any cash dividends which GSI is specifically authorized to pay to the holders of its Common Stock during the term of this Agreement pursuant to the provisions of Section 1.1.1(iv), above.

                  Section 1.2 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock which are outstanding immediately prior to the Effective Time and which are held by shareholders who shall not have voted such shares in favor of the Acquisition and who shall have delivered to GSI in a timely manner a written demand for appraisal of such shares in accordance with the procedures provided for in the Oklahoma General Corporation Act [18 O.S. 1991 (Supp. 1998), ss.1091] shall not be converted into the consideration provided for under Section 1.1, above, at the Effective Time (the "Dissenting Shares"), but, instead, the holders thereof shall be entitled to the payment of the appraised value of such shares in accordance with the said provisions of the Oklahoma General Corporation Act; provided, however, in the event a shareholder fails to perfect, withdraws, does not comply with the procedure required by the provisions of the Oklahoma General Corporation Act, or otherwise loses his right to appraisal and payment for his shares of Common Stock, pursuant to the applicable provisions of the Oklahoma General Corporation Act, each such Dissenting Share of Common Stock held by such Dissenting GSI Shareholder shall be converted into and represent only the right to receive the consideration for the share of Common Stock, as specified in
Section 1.1 above, upon surrender of the certificate or certificates so representing the Dissenting Shares of Common Stock.

                  Section 1.3 Effect of the Acquisition. At the Effective Time, Buyer shall become the owner of all of the issued and outstanding capital stock of GSI and GSI shall become a wholly-owned subsidiary corporation of Buyer, all without any further action, corporate or otherwise, on the part of Buyer or GSI, Guthrie Bank, the Directors, or any of the GSI Shareholders. None of the GSI Shareholders shall have any further rights in their respective shares of Common Stock as of the Effective Time and all such shares shall be automatically converted into the right to receive the consideration set forth herein, subject only to the Appraisal Rights accorded to the Dissenting Shares as set forth and described in Section 1.2 above.

                  Section 1.4 Certificates of Incorporation. The Charter or the Articles of Association of the Buyer, as the case may be, and the Certificate of Incorporation of GSI, as in effect immediately prior to the Effective Time, shall remain in effect thereafter, unless and until amended as provided by applicable law. The Charter of Guthrie Bank, as in effect immediately prior to the Effective Time, shall remain in effect thereafter, unless and until amended by applicable law.

                  Section 1.5 By-Laws. The respective By-Laws of the Buyer, of GSI, and of Guthrie Bank, as in effect immediately prior to the Effective Time, shall remain in effect thereafter, unless and until amended or repealed as provided by the By-Laws, the respective Articles of Association, Certificate of Incorporation or Charter and applicable law.

                  Section 1.6 GSI Directors and Officers. Subject to their respective rights under any existing employment agreements by and between Guthrie Bank and any officer of Guthrie Bank, (provided such agreements have been fully disclosed to Buyer as of the date of this Agreement), all directors and officers of GSI and of Guthrie Bank, respectively, shall tender their resignation from all positions held by them as an officer or director of either GSI or Guthrie Bank (but not as an employee) at the Effective Time. New officers and directors of GSI and Guthrie Bank, respectively, shall be designated by Buyer at the Effective Time. The directors and officers of Buyer immediately prior to the Effective Time shall remain as the directors and officers of Buyer after the Effective Time.

                  Section 1.7 Continued Employment of William L. Cunningham; Payment of Termination Fee for Cancellation of His Existing Employment and Severance Agreements.


                           1.7.1 William L. Cunningham ("Cunningham") currently serves as

         President and Chief Executive Officer of both GSI and Guthrie Bank. The terms and conditions of Cunningham's employment by Guthrie Bank in that capacity are expressly set forth in that certain Amended and Restated Employment Agreement entered into by and between Cunningham and Guthrie Bank dated March 17, 1998 ("Guthrie Bank- Cunningham Employment Agreement"). In addition, Cunningham has made and entered into that certain Change in Control Severance Agreement with GSI dated February 11, 1997 ("Cunningham Severance Agreement"). Buyer is desirous of retaining Cunningham's expertise, knowledge, experience and strong community relationship and ties with regard to the operation of Guthrie Bank for the benefit of Buyer after consummation of the Acquisition. Accordingly, Buyer agrees to employ Cunningham at its Guthrie, Oklahoma branch for a period of not less than twelve (12) months from and after the Closing Date so that he can work with Buyer in smoothing the transition to its new ownership, management and control of Guthrie Bank, both with the existing employees and customers of Guthrie Bank and with the community of Guthrie, Oklahoma. Cunningham shall, during such period of time, be a full-time employee of Buyer working the normal work day required of all of Buyer's employees and performing such specific duties, holding such position(s) and serving as such officer(s) of Buyer, as Buyer's Board of Directors shall specify and direct, in its sole discretion, from and after the Closing Date hereunder, from time to time. During this said twelve (12) month period of employment of Cunningham by Buyer, Buyer shall pay to Cunningham as salary for his said services to Buyer after Closing the sum of Five Thousand and No/100 Dollars ($5,000.00) per month, subject to normal withholding for federal and state income taxes and social security and employment taxes. In addition, Cunningham shall be entitled to receive during this said twelve (12) month period of employment by Buyer all of the same employee benefits provided to the Buyer's other senior management employees by Buyer including, without limitation, the provision of one (1) automobile for Cunningham's use during said employment, all medical coverage, health plans, pension, profit-sharing or other retirement benefits normally provided by Buyer to its senior management employees; provided, however, that Cunningham shall not be entitled to participate in, or be granted any stock options by Buyer, or its parent company, LFC, pursuant to any existing stock option plan of LFC by reason of his employment by Buyer for the twelve (12) months immediately following the Closing Date. Cunningham, as a condition precedent to Buyer being obligated to consummate this Agreement, must
         (i) accept employment by Buyer for the twelve (12) month period of time immediately following the Closing Date upon the foregoing terms and conditions, and in consideration of the payment to him by Buyer of the foregoing salary and benefits; and (ii) execute and enter into an Employment Agreement with Buyer on the Closing Date containing those terms and conditions substantially in the form of that certain Local Oklahoma-Cunningham Employment Agreement, a copy of which is attached hereto as Exhibit 1.7 and by this reference thereto made an integral part hereof ("Local Oklahoma- Cunningham Employment Agreement"). At the end of the twelve (12) month guaranteed period of employment of Cunningham by Buyer pursuant hereto, the Local Oklahoma- Cunningham Employment Agreement shall terminate and Cunningham can continue to be employed thereafter by Buyer, or not, as Buyer then sees fit, on such terms and conditions and in such capacity as Buyer then deems appropriate, in its sole and absolute discretion, at will. Upon termination of the Local Oklahoma-Cunningham Employment Agreement, Cunningham will have no further rights or entitlements and Buyer will have no further obligations to Cunningham with regard to his employment thereafter by Buyer, whether under this Agreement, the Local Oklahoma-Cunningham Employment Agreement, or otherwise.

                           1.7.2 At the same time, Buyer is desirous of cancelling, terminating and fully abrogating the existing Guthrie Bank-Cunningham Employment Agreement and Cunningham Severance Agreement on the Closing Date such that neither of those agreements will be an ongoing obligation or liability of Buyer, GSI or Guthrie Bank, respectively, after consummation of the Acquisition. Accordingly, GSI or Guthrie Bank shall pay to Cunningham on the Closing Date a one-time lump sum payment in the sum of One Hundred Eighty-Seven Thousand Two Hundred and No/100 Dollars ($187,200.00) as payment in full and complete settlement of any and all obligations, liabilities or amounts owing, or that might be owing at any time thereafter, by GSI, Guthrie Bank or Buyer to Cunningham under the Guthrie Bank-Cunningham Employment Agreement or Cunningham Severance Agreement. Cunningham will, as a condition precedent to Buyer's obligation to consummate this Agreement, agree to accept a cash payment to him immediately prior to the Effective Time from either GSI or Guthrie Bank in the sum of One Hundred Eighty-Seven Thousand Two Hundred and No/100 Dollars ($187,200.00) as payment in full and complete satisfaction and discharge of all obligations and liabilities which may be owing to him at Closing, or at any future time, by Buyer, GSI or Guthrie Bank, respectively, under the terms and conditions of the Guthrie Bank-Cunningham Employment Agreement and the Cunningham Severance Agreement. As a condition precedent to being entitled to receive the foregoing payment from GSI or Guthrie Bank at Closing, Cunningham will execute and deliver to GSI, Guthrie Bank and Buyer in exchange therefor a receipt and general release and discharge of all of his rights under the Guthrie Bank-Cunningham Employment Agreement and the Cunningham Severance Agreement, in form and substance mutually acceptable to GSI, Guthrie Bank and Buyer, on the Closing Date.

                           1.8 Retention of GSI's and Guthrie Bank's Outside Directors as Consultants to Buyer Post-Closing. GSI and Guthrie Bank each have three (3) directors who are not officers or employees of GSI or Guthrie Bank, i.e., outside directors, namely Keith Camerer, A.R. Powell, Jr., and Dr. James V. Seamans (collectively, the "Outside Directors"). After consummation of the Acquisition, Buyer is desirous of retaining the services of each of the Outside Directors as a consultant to Buyer in order to assure that they will be a positive influence to promote Buyer's well-being and the growth of its business in the City of Guthrie, Logan County, Oklahoma, and to otherwise assist Buyer in a smooth transition to its new ownership, management and control of Guthrie Bank after Closing, both with the continuing employees and customers of Guthrie Bank and with the community of Guthrie, in general. Each of the Outside Directors is a recognized community leader in Guthrie and Logan County, Oklahoma and will be able to provide valuable consultation to Buyer as to maintaining and expanding its community relationships and marketing its services in the best and most effective way possible to increase its presence in Guthrie. Each of the Outside Directors is willing to provide such consulting services to Buyer after the Closing and to provide consultation to Buyer on an ongoing basis thereafter concerning the marketing, community activities and public relations of Buyer in the Guthrie, Oklahoma area. Accordingly, Buyer hereby covenants and agrees to retain each of the Outside Directors to serve as consultants to Buyer for the foregoing purposes for a period of three (3) years after the Closing and agrees to pay each of the Outside Directors therefor an annual consulting fee in the amount of Nine Thousand Six Hundred and No/100 Dollars ($9,600.00) per year, payable quarterly each year for the three (3) years immediately following the Closing Date, so long as such Outside Director continues to provide such consulting to Buyer in accordance with the terms of the Consulting Agreement, as defined below, to be entered into between them. As an express condition precedent to Buyer being obligated to consummate this Agreement, each of the Outside Directors will execute and deliver to the Buyer on the Closing Date a Consulting Agreement, whereby each of the Outside Directors will agree to serve as a consultant to Buyer for the three (3) years immediately following the Closing Date and to provide the consulting services and community relations described above to Buyer on an ongoing basis during that time as the Buyer may reasonably request, from time to time, and to be a positive force and active promoter of Buyer's business in operating a branch in the Guthrie, Oklahoma area during that period of time. It is not contemplated that any of the Outside Directors will be designated a director, or an advisory director, of Buyer after the Closing. None of the Outside Directors will be deemed to be employees of Buyer by reason of their serving as consultants to Buyer from and after the Closing Date and thus they shall not be entitled to receive any of the benefits which full-time employees of Buyer are ordinarily accorded by reason of such employment, e.g., medical coverage and retirement benefits, etc. Buyer and each of the Outside Directors will execute and enter into on the Closing Date a Consulting Agreement containing the same terms and conditions described above in this Section 1.8, substantially in the form of that certain Consulting Agreement, a copy of which is attached hereto as Exhibit 1.8 and by this reference made an integral part hereof ("Consulting Agreement"). Sellers acknowledge and agree that, other than the employment of Cunningham, on the terms described above in Section 1.7, and the consultant fees to be paid to the Outside Directors, as provided for in this Section 1.8, there are no other agreements, whether written or oral, of Buyer with any other director, officer, attorney or GSI Shareholder with regard to employment, bonuses, benefits, consulting arrangements, or board, or Advisory Board membership, of whatsoever kind or nature to occur after the consummation of the Acquisition by reason thereof (other than the assumption by Buyer on the Closing Date of the existing Amended and Restated Employment Agreements granted to H. Stephen Ochs, a Vice President of Guthrie Bank ("Ochs") and to Kathleen A. Warner, a Vice President of Guthrie Bank ("Warner") by Guthrie Bank, both dated March 17, 1998, full and complete copies of which (together with any amendments thereto) have previously been delivered by Guthrie Bank to Buyer (hereinafter, respectively, the "Ochs Employment Agreement" and the "Warner Employment Agreement").

                  1.9   Guthrie  Bank  Employees.   Unless  otherwise  expressly
         provided herein,

         Buyer shall have the right to terminate or to retain any of the employees of Guthrie Bank after Closing, in its sole and absolute discretion. Any employees of Guthrie Bank who are terminated from employment by Buyer shall be subject to the appropriate treatment accorded by Buyer's Severance Plan (a copy of which has previously been provided to Sellers by Buyer) and not in accordance with any severance policy maintained, or formerly maintained, by GSI or Guthrie Bank prior to the Closing Date. Employees of Guthrie Bank who continue employment with Buyer shall be immediately eligible for all employment benefit plans maintained by Buyer for the benefit of its employees, including group medical coverage, life insurance and disability coverage and 401(k) and retirement plans, to the same extent and on the same basis accorded to any other employee of Buyer under the specific provisions of each of those respective employment benefit plans. Those employees and their dependents who were covered by the Guthrie Bank medical plan prior to the Closing Date and who become employees of Buyer thereafter, will receive credit for time covered under the Guthrie Bank medical plan against the pre-existing condition clause in Buyer's group medical coverage insurance policy pursuant to the specific provisions of that policy. Any amounts accrued by the Guthrie Bank employees who become employees of Buyer after the Closing Date under the Guthrie Bank medical plan will be accrued towards the applicable deductible and out-of-pocket amounts under Buyer's group medical insurance coverage pursuant to the specific provisions of that plan. Participation/coverage for such former Guthrie Bank employees under the Buyer's group medical insurance shall begin on the first day of the month immediately following the Closing Date; provided, however Guthrie Bank shall pay for continuation of medical insurance coverage under its existing medical plan for all of its employees through the last day of the month in which the Closing Date occurs. Employees of Guthrie Bank whose employment is continued by Buyer shall not, however, be entitled under the provisions of Buyer's retirement plans to receive credit under Buyer's retirement plans for their years of prior service with Guthrie Bank or any of their other previous employers. There will be no reduction in existing vacation or sick leave accruals of the employees of Guthrie Bank whose employment is continued by Buyer after Closing. There will also be no reduction in the existing salary or wages of the employees of Guthrie Bank whose employment is continued by Buyer, after Closing, by reason of the Closing, and such continuing employees will continue to be paid at their then current salary and wages (i.e., in the same amounts paid to them by Guthrie Bank on the day prior to the Closing Date), subject to Buyer's right to increase or decrease such wages and salaries of such continued employees after the Closing in any amount it sees fit, in its sole and absolute discretion, from time to time, except as otherwise provided in the existing Ochs or Warner Employment Agreements, or in the Local Oklahoma-Cunningham Employment Agreement to be entered into by Buyer and Cunningham on the Closing Date.

                  1.10 GSI and Guthrie Bank Officers and Directors Must Purchase Their Own Extended Directors and Officers Liability Coverage Prior to Closing. Buyer does not carry or maintain, and will not acquire prior to the Closing Date, the type of Directors and Officers Liability Insurance Policy ("D&O Policy") which would provide any coverage or indemnification for the directors and officers of an institution or bank which it is acquiring for the period prior to the consummation of such acquisition. Accordingly, prior to the Closing Date, the Directors, at their option, may authorize GSI or Guthrie Bank, or both, to obtain extended D&O Policy coverage under their existing D&O Policy, for a period of time after the

         Closing Date in order to provide such coverage to their officers and directors for any occurrences or claims which are made against them in that capacity for the period of time prior to the Closing Date, provided, however, that the cost of obtaining any such extended D&O Policy coverage by GSI or Guthrie Bank shall not in any event exceed the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

                  Section 1.11 Earnest Money Deposit. Upon the date this Agreement is fully executed by Sellers and Buyer, Buyer shall make an earnest money payment in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) ("Earnest Money Deposit") into an escrow account to be established pursuant to a written escrow agreement ("Escrow Agreement") by and among Sellers, Buyer and the Trust Company of Oklahoma, an Oklahoma corporation with trust powers ("Escrow Agent"), to be held by the Escrow Agent upon the following terms and conditions:

                           1.11.1 The Earnest Money Deposit which has been escrowed with the Escrow Agent, plus any interest earned thereon from the date of the Escrow Agreement until the date of distribution of the escrow fund in accordance with the terms and conditions of the Escrow Agreement, shall be paid by the Escrow Agent to Buyer in immediately available funds on the date any of the following events first occurs:

                                    (a) This  Agreement is  terminated by either
                  Buyer or GSI for any reason upon the terms and conditions and in accordance with the procedures set forth and described in
                  Section 7.1 through Section 7.5 of Article VII of this Agreement; or

                                    (b) The  Acquisition  is  consummated on the
                  Closing Date in accordance with the terms and conditions of the Agreement and GSI is acquired by Buyer in accordance herewith.

                           1.11.2 The Earnest Money Deposit escrowed with the Escrow Agent pursuant to the Escrow Agreement, plus any interest accrued thereon from the date of the Escrow Agreement until the date of the distribution of the escrow fund in accordance with the terms and conditions of the Escrow Agreement, shall be paid by the Escrow Agent to GSI in immediately available funds, upon the receipt by the Escrow Agent from Buyer and GSI of a joint certification that Buyer has failed to consummate the Acquisition in accordance with the terms and conditions of this Agreement even though (i) all of the conditions to the obligations of Buyer to complete and consummate the Acquisition as set forth in Article V of the Agreement have been fully satisfied, and (ii) Sellers are not in default in any material respect under the Agreement. If Buyer and Seller shall so jointly certify to the Escrow Agent in writing that Buyer has failed to consummate the Acquisition under the above circumstances, then, Buyer shall forfeit all rights to the escrowed funds and the Escrow Agent shall forthwith pay to GSI the full amount of the Earnest Money Deposit, together with any and all interest thereon to the date of such payment, the same to be retained the Sellers as liquidated damages and not as a penalty for such default or breach by Buyer under this Agreement. This Agreement shall, in such event, be forthwith cancelled and be of no further force and effect between the parties hereto and Buyer shall, in such event, have no further obligations or liability to Sellers for damages. Buyer and Sellers hereby agree that the amount of said Earnest Money Deposit which is being escrowed pursuant to this Agreement is a reasonable amount for liquidated damages in the event of the default, breach or failure to consummate this Agreement by Buyer in the circumstances described above in this Section 1.11.2 and that it would be impractical and extremely difficult to determine the actual amount of damages resulting from such breach by Buyer under such circumstances.

                           1.11.3 The Escrow Agent shall invest the funds escrowed with it by Buyer pursuant to this Section 1.11 in accordance with the written instructions to be given by Buyer to the Escrow Agent on the date the Escrow Agreement is executed.

                           1.11.4 All fees charged the Escrow Agent for its services as such in accordance with the provisions of this Section shall be promptly paid when due by Buyer.

                           1.11.5  Such  other  terms  and   conditions  as  are
         mutually acceptable to Buyer, Sellers and the Escrow Agent.

                           1.11.6 Buyer, Sellers and the Escrow Agent will execute and enter into a certain Escrow Agreement containing the terms set forth and described above in this Section 1.11 substantially in the form of that certain Escrow Agreement which is attached to this Agreement as Exhibit 1.11 hereto, and by this reference thereto made an integral part hereof. The Escrow Agreement shall be executed and delivered and the Earnest Money Deposit paid on the date when this Agreement is fully executed by Sellers and Buyer.

                           1.11.7 Any provision of this Section 1.11 to the contrary notwithstanding, neither Buyer nor Sellers shall be deemed to have waived any right or remedies, whether at law or in equity, which either of them may have to seek a judicial determination as to whether any term or condition of this Section 1.11 and/or the said Escrow Agreement, Exhibit 1.11 hereto, has been properly construed, applied, satisfied or performed or to seek to enforce the provisions thereof.

                  Section 1.12 Closing. The consummation of the Acquisition pursuant to this Agreement (the "Closing") shall take place on the Closing Date, provided all of the conditions precedent to the Parties' obligations under this Agreement as set forth in Articles V and VI herein have been fully performed and satisfied in accordance with this Agreement. The Closing shall be effected on the Closing Date at the offices of Buyer in Oklahoma City, Oklahoma, or at such other place as the Parties hereto may mutually agree, at 10:00 a.m., Central Time. At the Closing on the Closing Date, Buyer shall act as the exchange agent (the "Exchange Agent") to effect the exchange of the Common Stock in accordance with the following procedures:

                           1.12.1 As of twenty (20) days prior to the Closing Date, GSI shall submit written instructions to all of the GSI Shareholders for submitting stock certificates to GSI on or before the Closing Date, in form and substance reasonably acceptable to Buyer. All Common Stock certificates delivered to GSI shall be appropriately endorsed for transfer to Buyer, or have an executed stock power pertaining to all of the shares covered by such certificate(s) attached thereto authorizing the transfer of said shares to Buyer. All Common Stock certificates which are so delivered to GSI on or before the Closing Date shall be delivered to Buyer by GSI on the Closing Date in exchange for the payment to the various shareholders by Buyer's corporate check of an amount equal to the price per share of the Purchase Price for the Common Stock, as determined in Section 1.1.1(i) above, multiplied times the number of Shares being so surrendered. Those checks will be so delivered to GSI for mailing or delivery to those GSI Shareholders by GSI on the Closing Date. Each holder of a stock certificate or certificates representing outstanding Shares of Common Stock being converted as a result of the Acquisition pursuant to this Agreement, at the Effective Time, who does not present their stock certificate to GSI endorsed for transfer to Buyer, on or before the Closing Date, shall, as soon after the Effective Time as possible, surrender or deliver such certificate or certificates to the Exchange Agent duly endorsed for transfer, or with an appropriate executed stock power (or, if such certificate or certificates shall have been lost or destroyed, shall deliver to the Exchange Agent an affidavit to such effect and, if reasonably requested by the Exchange Agent, a bond or indemnity agreement in form and substance satisfactory to the Exchange Agent with regard thereto), and each such holder shall be entitled upon such surrender (or upon such delivery), to receive from the Buyer in exchange therefor by corporate check, an amount equal to the price per share of the Purchase Price, as determined in the manner set forth above in Section 1.1.1(i), at the Effective Time. The price received by the selling GSI Shareholder whose shares are being redeemed shall be equal to the Purchase Price per share for the Shares, as adjusted pursuant to the provisions of Section 1.1.1, above, multiplied times the number of Shares being surrendered for exchange pursuant hereto. No interest will accrue on the cash payment to be made from and after the Effective Time prior to the receipt by the Exchange Agent of the certificate or certificates representing Shares being surrendered pursuant to this provision to effectuate the conversion thereof.

                           1.12.2 Each holder of a Stock Option being acquired pursuant to this Agreement, as a result of the Acquisition, shall, on or before the Closing Date, execute and deliver to GSI for delivery by GSI to Buyer on the Closing Date, that certain Cancellation and Surrender of Qualified Stock Options Awarded Under Guthrie Savings, Inc. 1994 Stock Option Plan ("Cancellation and Surrender"), substantially in the form of that certain Cancellation and Surrender, a copy of which is attached to this Agreement as Exhibit 1.12 hereto, and by this reference made an integral part hereof, thereby cancelling and surrendering all of the Stock Options held by that holder in exchange for the payment to that holder, on or before the Closing Date, by GSI's corporate check, of an amount equal to the Purchase Price per share for the shares of Common Stock so covered by such Stock Option, as specified in Section 1.1.1, above, multiplied times the number of shares of Common Stock which are subject to the Stock Options being so surrendered.

         No interest will accrue on the cash payment to be made by Buyer to the holder of such Stock Options from and after the Effective Time prior to the receipt by the Exchange Agent of the original, executed Cancellation and Surrender from the holder of the Stock Options to which payment is being so made.

                           1.12.3 All payments to GSI Shareholders made pursuant to Subsection 1.12.1, above, shall be made by corporate check delivered to the shareholder personally in exchange for the shareholder's share certificates duly endorsed for transfer, or mailed to such shareholder at the shareholder's address as shown on the stock records of GSI, or to such other address a GSI Shareholder may specify in a written instructions submitted with the shareholder's said stock certificates. Notwithstanding the tender or non-tender of the stock certificates, all Shares shall be and become void and shall cease to evidence any ownership interests or rights in GSI, Guthrie Bank or Buyer on the Closing Date having been converted pursuant to Oklahoma law to a right to receive the cash payment expressly provided for in Subsection 1.1.1, above. Notwithstanding anything to the contrary in this Agreement, this
         Section 1.12 shall be construed as an agreement by Buyer as to which the GSI Shareholders are intended to be third-party beneficiaries and shall be enforceable by them, or by their respective personal representatives and heirs.

                  Section 1.13 Closing Date Deliveries by Buyer. At the Closing, Buyer shall deliver to GSI and Guthrie Bank the following:

                           1.13.1 Evidence in a form satisfactory to GSI and the Guthrie Bank and their counsel that all requisite federal and state regulatory approvals have been obtained to authorize the Acquisition of GSI by Buyer and the concomitant acquisition of Guthrie Bank by Buyer and the subsequent merger of Guthrie Bank with and into Buyer with Buyer to be the surviving bank;

                           1.13.2 The payment of the Purchase Price by Buyer in the manner and at the times required under the provisions of this
         Article I, above;

                           1.13.3  A  copy  of  Buyer's   Board  of   Directors'
         Resolutions as represented and required of the Buyer under the provisions of Section 3.2 of the Agreement, below;

                           1.13.4   The   Buyer's   Closing   Certificate,    as
         hereinafter defined, and required to be provided in Section 6.4 of this Agreement, executed by the President of Buyer;

                           1.13.5 Execute and file the Certificate of Acquisition with the Oklahoma Secretary of State to evidence the consummation of the Acquisition pursuant hereto as required by the provisions of 18 O.S. 1991, ss.1090.1;

                           1.13.6 An opinion of counsel for Buyer, substantially in the form of Buyer's Opinion of Counsel which is attached to this Agreement as Exhibit 1.13.6 and by this reference thereto made an integral part hereof, in final form approved by Sellers' counsel prior to the execution thereof by Buyer's counsel;

                           1.13.7    The   original,  executed  Local  Oklahoma-
         Cunningham Employment Agreement, duly executed by Buyer, substantially in the form which is Exhibit 1.7 to this Agreement.

                           1.13.8 An original, executed Consulting Agreement for each of the Outside Directors of GSI, duly executed by Buyer, substantially in the form which is Exhibit 1.8 to this Agreement.

                  Section 1.14 Closing Date Deliveries by Sellers and the GSI Shareholders. At the Closing, Sellers and the GSI Shareholders shall deliver to the Buyer the following respective items, as stated below:

                           1.14.1 Closing Certificate of GSI and Guthrie Bank, as required to be provided in Section 5.4 of this Agreement, duly executed by the President of GSI and by the President and by the Chief Financial Officer of Guthrie Bank;

                           1.14.2 A certified copy of the Resolutions of the GSI Board of Directors, of the GSI Shareholders and of the Board of Directors and Shareholders of Guthrie Bank, respectively, as required and represented under the provisions of Sections 2.1, 2.2 and 2.10, respectively, of this Agreement;

                           1.14.3 The share certificates representing all of the issued and outstanding Shares, duly endorsed for transfer to the Buyer by each of the GSI Shareholders who have not dissented to the Acquisition and who have elected to deliver their Shares to GSI on or before the Closing Date, as to their respective stock certificates, or accompanied by stock powers duly executed for transfer to Buyer by each of the GSI Shareholders as to their said, respective stock certificates;

                           1.14.4 The original, executed Cancellation and Surrender substantially in the form which is Exhibit 1.12 hereto, from each holder of a Stock Option as to all of that holder's respective Stock Options being acquired by Buyer at Closing obtained in exchange for the payment made to the holder thereof by GSI of the applicable portion of the Purchase Price, as specifically provided in Section 1.1.1, above.

                           1.14.5 Copies certified by the applicable government agency of the Charter, Certificate of Incorporation and Bylaws of GSI, Guthrie Bank, as required to be provided by GSI and Guthrie Bank to Buyer pursuant to Sections 2.1 and 2.2, respectively, of this Agreement;

                           1.14.6 All stock certificate(s) representing all of the issued and outstanding Shares of Guthrie Bank Stock duly endorsed for transfer, in such manner as Buyer may elect, by GSI, or accompanied by stock powers duly executed by GSI for transfer of all of the issued and outstanding Guthrie Bank Stock to Buyer;

                           1.14.7 Copies of all insurance policies required to be provided by GSI to Buyer pursuant to Section 2.23 of this Agreement;

                           1.14.8 The original, executed resignations, in form satisfactory to Buyer, of all of the members of the Board of Directors and all Officers of GSI and Guthrie Bank, respectively, and of any subsidiary corporations of either of them from their respective office or position on the Board of Directors held by them with regard to GSI, Guthrie Bank and/or any of their subsidiary corporations, respectively;

                           1.14.9 Opinion of counsel for GSI and Guthrie Bank, substantially in the form of GSI's Opinion of Counsel which is attached to this Agreement as Exhibit 1.14.9 and by this reference thereto made an integral part hereof, in final form approved by Buyer's counsel prior to the execution thereof by GSI's counsel;

                           1.14.10 Original, executed copies of the Releases substantially in the form of Exhibit 1.14.10, which is attached to this Agreement and by this reference thereto made an integral part hereof, shall be delivered to Buyer, executed by all of the Directors and all of the executive officers of GSI and of Guthrie Bank, respectively (collectively, the "Releases");

                           1.14.11 GSI shall execute and deliver to Buyer the Certificate of Acquisition to be filed with the Oklahoma Secretary of State to evidence the consummation of the Acquisition pursuant hereto as required by the provisions of 18 O.S. 1991, ss.1090.1;

                           1.14.12 Evidence in form and substance satisfactory to Buyer and GSI that the Guthrie Federal Savings Bank Employee Stock Ownership Plan and Trust ("Guthrie Bank ESOP") will be completely terminated on or before the Closing Date in compliance with all applicable laws and regulations and the terms of the Guthrie Bank ESOP and that neither GSI, Guthrie Bank nor Buyer will have any continuing liability or responsibility for the operation or maintenance of the Guthrie Bank ESOP from and after the Closing Date;

                           1.14.13 Evidence in form and substance satisfactory to Buyer that the Guthrie Federal Savings Bank 401(k) Plan and Trust ("Guthrie Bank 401(k) Plan") will be completely terminated on or before the Closing Date in compliance with all applicable laws and regulations and the terms of the Guthrie Bank 401(k) Plan and that neither GSI, Guthrie Bank nor Buyer will have any continuing liability or responsibility for the operation or maintenance of the Guthrie Bank 401(k) Plan from and after the Closing Date.

                           1.14.14 Evidence in form and substance satisfactory to Buyer that the Guthrie Federal Savings Bank Management Stock Bonus Plan and Trust ("Guthrie Bank Management Stock Bonus Plan") will be completely terminated on or before the Closing Date in compliance with all applicable laws and regulations and the terms of the Guthrie

         Bank Management Stock Bonus Plan and that neither GSI, Guthrie Bank nor Buyer will have any continuing liability or responsibility for the operation or maintenance of the Guthrie Bank Management Stock Bonus Plan from and after the Closing Date.

                           1.14.15 If Buyer so elects, in its sole discretion, to obtain one, the evaluation of pension benefit consultants selected by Buyer, at its sole expense, rendering its evaluation to Buyer that each of the (i) Guthrie Bank ESOP; (ii) Guthrie Bank 401(k) Plan, and
         (iii) the Guthrie Bank Management Stock Bonus Plan, were properly and validly established, operated, maintained in accordance with each of those respective plans and that the ESOP and each of said plans are being terminated, respectively, in accordance with all applicable laws and regulations and that such consultant does not know, or have reason to believe, that Buyer will incur any material tax liability, or any other material liability of any other kind or nature, with regard to each of the (i) Guthrie Bank ESOP; (ii) Guthrie Bank 401(k) Plan, and
         (iii) the Guthrie Bank Management Stock Bonus Plan, other than (i) those liabilities which are ordinarily and customarily incurred in the termination of such plans; (ii) the amounts reflected as a liability therefor on the most recently available Financial Statements of GSI, as that term is defined below; and (iii) any amounts which have been disclosed by the Sellers on Exhibit 5.7, which is attached hereto, as described and defined below in Section 5.7.

                           1.14.16 The payment in full by the Guthrie Bank ESOP to GSI or Guthrie Bank, as the case may be, on the Closing Date of all amounts then owing by the Guthrie Bank ESOP to GSI or Guthrie Bank to include, without limitation, under that certain Promissory Note in the original principal amount of Four Hundred Twelve Thousand One Hundred and No/100 Dollars ($412,100.00), dated October 12, 1994, which was made, executed and delivered by the Trustees of the Guthrie Bank ESOP to GSI on that date ("ESOP Note"); provided that the Buyer has made payment to the Guthrie Bank ESOP in full for all Shares of GSI Common Stock owned by the Guthrie Bank ESOP which are delivered to Buyer, duly endorsed for transfer, on the Closing Date by GSI.

                           1.14.17 Sellers shall use their best efforts to obtain and deliver to Buyer, on or before the Closing Date, an original, executed cancellation, surrender and release from Ochs and Warner, respectively, of all of their rights and entitlements under their respective Severance Agreements with GSI and an original, executed amendment to their respective employment agreements with Guthrie Bank making the changes and modifications to those employment agreements, which are specified in Section 4.12, below, otherwise to remain in full force and effect as originally stated;

                           1.14.18 The original, executed Local Oklahoma-Cunningham Employment Agreement duly executed by Cunningham, substantially in the form which is Exhibit 1.7 hereto, and an original, executed receipt and release from Cunningham (in form and substance satisfactory to Buyer) acknowledging his receipt from GSI or Guthrie Bank of the payment to him on the Closing Date of the sum of $187,200.00 pursuant to the terms and conditions of Section 1.7, above, and his resultant complete release and discharge of any and all rights he had, had or may thereafter have had under either the

         Guthrie  Bank-Cunningham   Employment   Agreement  or   the  Cunningham
         Severance Agreement.

                           1.14.19 An original, executed Consulting Agreement duly executed by each of the Outside Directors of GSI substantially in the form which is Exhibit 1.8 hereto.


                           1.14.20 Such other documents, assignments,  transfers
         or officers' certificates as Buyer may deem reasonable and necessary in order to fully effectuate the transaction contemplated by this Agreement under the circumstances.

                  Section  1.15   Effective   Time  of  the   Acquisition.   The
Acquisition shall become effective at 5:00 p.m., Central Time, on the date when the last of the following actions shall have been completed:

                           1.15.1 The requisite approval by the GSI Shareholders has been obtained and all necessary orders, consents and approvals shall have been entered by any applicable regulatory authority having jurisdiction over any of the Parties, to include, without limitation, the Federal Deposit Insurance Corporation ("FDIC"), the Federal Reserve Board ("FRB"), the OTS and the Comptroller of the Currency ("OCC"), granting consent, authorization or approval as necessary to consummate the transactions contemplated by this Agreement, without the imposition of any condition or conditions which in the reasonable opinion of Buyer or of GSI are unduly burdensome and all applicable waiting periods have expired and all required notices have been published;

                           1.15.2 All of the conditions precedent to Buyer's obligations to complete the Acquisition as set forth in Article V of this Agreement, below, shall have been completely satisfied or expressly waived in writing by Buyer;

                           1.15.3 All of the conditions precedent to the obligations of GSI and Guthrie Bank to complete the Acquisition as set forth in Article VI of this Agreement, below, shall have been completely satisfied or expressly waived in writing by GSI;

                           1.15.4 A Certificate of Acquisition will have been executed by Buyer and GSI, duly acknowledged and filed with the Secretary of State of Oklahoma in accordance with the provisions of
         Section 1090.1 of the Oklahoma General Corporation Act, which shall be done five (5) business days after Subsections 1.15.1 through 1.15.3, above, have been satisfied, unless the Parties mutually agree to a different date. The Certificate of Acquisition shall specify the "Effective Time" of the Acquisition. In the event that Buyer and GSI fail to specify the date and time of the Effective Time in the Certificate of Acquisition, the Acquisition shall become effective upon (and the Effective Time will be) the time of the filing of the said Certificate of Acquisition with the Secretary of State of Oklahoma.

The time when the Acquisition shall become effective, as defined by this Section 1.15, is herein called the "Effective Time" and the date upon which the Effective Time occurs shall be hereinafter sometimes referred to as the "Closing Date" hereunder. The stock transfer books of GSI shall be closed on the Closing Date and no transfer of Common Stock by the GSI Shareholders shall be made thereafter by them, except to Buyer pursuant to the Acquisition.

                  Section 1.16 Liquidation Account. The liquidation account established by Guthrie Bank pursuant to the plan of conversion adopted by it in connection with its conversion from a mutual federal savings bank to a stock savings bank shall, to the extent required by applicable law, continue to be maintained by Buyer after the Acquisition for the benefit of those persons and entities who were savings account holders of Guthrie Bank on the eligibility and supplemental eligibility record dates for such conversion and who continue, from time to time, to have rights therein.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                            OF GSI AND GUTHRIE BANK
                            -----------------------

                  GSI and Guthrie Bank do each hereby specifically covenant and agree to prepare and deliver to Buyer, on or before the date of this Agreement, complete and correct copies of each of the Exhibits required to be provided to Buyer by the terms and provisions of this Article II, below, namely, Exhibits 2.3, 2.6-2.12, 2.15-2.16, 2.18, 2.20-2.24 and 2.30. GSI and Guthrie Bank also do each hereby, respectively, represent and warrant to the Buyer, as of the date of this Agreement and as of the Closing Date hereunder, as follows:

                  Section 2.1 Organization and Standing of GSI. GSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and has all requisite power and authority (corporate and other), and is duly qualified and licensed and possess all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority for GSI to own all of the issued and outstanding capital stock of Guthrie Bank and for GSI to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. GSI is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition, operations, business or prospects of GSI or Guthrie Bank, respectively, either individually, or taken as a whole. GSI is duly registered as a unitary bank holding company with the OTS pursuant to applicable laws and regulations. GSI does not own any equity interest, directly or indirectly, in any corporation, limited liability company, partnership, joint venture, firm or other entity, of any kind or nature, except for Guthrie Bank. All approvals for the Acquisition required to be obtained from the Board of Directors or the Shareholders of GSI under its Certificates of Incorporation or By-Laws, or under applicable law have been obtained or will have been obtained prior to the Closing Date. GSI has delivered to Buyer complete and correct copies of the Certificate of Incorporation of GSI, as certified to by the Secretary of State of Oklahoma and of the By-Laws of GSI, as certified to by the Secretary or

Assistant Secretary of GSI, as in effect on the Closing Date.

                  Section 2.2 Organization and Standing of Guthrie Bank. Guthrie Bank is a federally chartered stock savings bank duly organized, validly existing and with a corporate existence under federal laws and with the OTS, its regulator. Guthrie Bank has the full power and authority, corporate and otherwise, and is duly qualified and licensed and possesses all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority to operate Guthrie Bank and to enter into and perform each of its obligations under this Agreement and the transactions contemplated hereby following the amendment which Sellers will make to the Charter of Guthrie Bank, prior to the Closing Date, to delete Section 8A thereof in its entirety. All approvals, if any, required to be obtained from the Board of Directors or the Shareholders of Guthrie Bank under its Charter or By-Laws, or by applicable law, have been obtained, or will be obtained, on or before the Closing Date. Guthrie Bank is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition, operations, business or prospects of Guthrie Bank, either individually or taken as a whole. Guthrie Bank does not own any equity interest, directly or indirectly, in any corporation, limited liability company, partnership, joint venture, firm or other entity of any kind or nature. The deposit accounts of Guthrie Bank are insured by the Savings Association Insurance Fund to the maximum extent permitted by the Federal Deposit Insurance Act ("FDIA"), and Guthrie Bank has paid all premiums and assessments required to be paid by it by the provisions of the FDIA and the regulations thereunder. Guthrie Bank is a member in good standing of the Federal Deposit Insurance Corporation ("FDIC") and of the Federal Home Loan Bank. Guthrie Bank has delivered to Buyer complete and correct copies of the Charter of Guthrie Bank, as certified to by the OTS and the By-Laws of Guthrie Bank, as certified to by the Secretary or Assistant Secretary of Guthrie Bank.

                  Section 2.3 Capitalization of GSI and Guthrie Bank. The authorized capital stock of GSI consists of Four Million (4,000,000) shares consisting of (i) Three Million (3,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), of which Four Hundred Two Thousand Two Hundred Fifty-Seven (402,257) shares are issued and outstanding and are owned by the Shareholders listed on Exhibit 2.3.1 to this Agreement, which is attached hereto and by this reference made a part hereof ("GSI Shareholders"), in the amounts reflected thereon opposite the name of each such Shareholder, and of (ii) One Million (1,000,000) shares of serial preferred stock, par value $0.01 per share, none of which are issued and outstanding ("Preferred Stock"). One Hundred Eight Thousand Seven Hundred Forty-Four (108,744) shares of the Common Stock of GSI are held in its treasury. Ten Thousand Nine Hundred Forty-Two (10,942) shares of GSI Common Stock are held by the Guthrie Bank Management Stock Bonus Plan as "Plan Shares," of which Four Thousand One Hundred Twenty-Four (4,124) have not been awarded to any employee or non-employee director of GSI or Guthrie Bank and thus are not included in the total issued and outstanding shares of GSI Common Stock stated above. No share of the capital stock of GSI has been reserved for any purpose other than the Stock Options. The authorized capital of Guthrie Bank consists of (i) Three Million (3,000,000) shares of common stock, par value $0.01 per share ("Guthrie Bank Stock"), of which One Hundred Thousand (100,000) shares are issued and outstanding and are owned by GSI, and (ii) One Million (1,000,000) shares of serial preferred stock, no par value per share, of which none is issued and outstanding. None of the capital stock of Guthrie Bank is held in its treasury. No share of the capital stock of Guthrie Bank has been reserved for any purpose. All of the issued and outstanding shares of the capital stock of GSI and of Guthrie Bank, respectively, are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any pre-emptive rights. There are no outstanding securities convertible into or exchangeable for the capital stock of GSI, or of Guthrie Bank, respectively, and there are no outstanding options, rights (pre-emptive or otherwise), or warrants to purchase or to subscribe for any equity securities of either GSI or Guthrie Bank, respectively, except for the Stock Options, as defined above, granted by GSI for the total amount of Forty-One Thousand Two Hundred Six (41,206) shares of Common Stock granted to the ten (10) individuals listed on Exhibit 2.3.2 to this Agreement, which is attached hereto and by this reference made a part hereof ("Stock Option Holders"). There are no outstanding agreements, arrangements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the capital stock of either GSI or Guthrie Bank, respectively, or any equity securities of GSI or Guthrie Bank, respectively, except as expressly provided for and described in this Agreement. On the Closing Date, GSI will have good, valid and marketable title to all of the issued and outstanding shares of Guthrie Bank Stock, free and clear of all mortgages, liens, pledges, charges, claims, security interests, agreements, encumbrances and equities whatsoever, with full right and authority to sell and transfer all of the Guthrie Bank Stock to Buyer. Guthrie Bank has properly established and maintained a liquidation account pursuant to the plan of conversion adopted by it in connection with its conversion from a mutual federal savings bank to a stock savings bank, as referenced above in Section 1.16, and has provided Buyer true and complete copies of all records and information which it has in its possession or control as to the operation or maintenance of its Liquidation Account prior to the date of this Agreement.

                  Section 2.4 Trade Names. To the knowledge of Sellers, no other person, firm or corporation is presently using or claiming, or has the right to use or claim, any of the following trade names: "Guthrie Savings, Inc." and/or "Guthrie Federal Savings Bank," or to any of the trademarks, logos or symbols used by either GSI or Guthrie Bank in conjunction with said trade names, respectively. Neither GSI nor Guthrie Bank has conferred any right or license to use any of the aforesaid trade names, trademarks, logos, or symbols on any other person, firm or corporation.

                  Section 2.5 Financial Statements. GSI and Guthrie Bank have separately delivered to Buyer and identified by reference to this Section 2.5, each of the following financial statements: (i) the audited annual consolidated financial statements of GSI and Guthrie Bank (including a Balance Sheet and the related Statements of Operations, Equity and Cash Flows, and the notes relating thereto), as of and for the fiscal years ending March 31, 1996, March 31, 1997, March 31, 1998, and March 31, 1999 (when and if available prior to the Closing
Date); (ii) the monthly unaudited financial statements of Guthrie Bank (including a Balance Sheet and related

Statements of Operations, Equity and Cash Flows, and the notes relating thereto) prepared internally by Guthrie Bank, as of and for the months ending September 30, 1998, January 31, 1999, and February 28, 1999; and (iii) the unaudited, internal annual consolidated financial statements of GSI and Guthrie Bank as of and for the fiscal year ending March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements fairly present the consolidated financial condition and results of operations of GSI and Guthrie Bank, respectively, as of the dates and for the periods indicated therein, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise set forth therein, and in accordance with the books and records of GSI and Guthrie Bank, respectively. The books and records of GSI and Guthrie Bank, respectively, on the basis of which such respective Financial Statements were prepared fully and fairly reflect all of the transactions of GSI and Guthrie Bank, respectively, and are complete and correct in all material respects. Each of the books of account of GSI and Guthrie Bank, reflect, respectively, substantially all items of income and expense, and substantially all of their respective assets, liabilities and accruals, and reflect all material items of income and expense and all material assets, liabilities and accruals, and are maintained in form and substance adequate for preparing audited Financial Statements in accordance with generally accepted accounting principles.

                  Section 2.6 Liabilities. Neither GSI nor Guthrie Bank has any indebtedness, obligation or liability, contingent or otherwise, and whether due or to become due, which is required by generally accepted accounting principles to be reflected in the Financial Statements, or which is material, except (i) those reflected in the Financial Statements, (ii) those individual liabilities subsequently incurred in the Ordinary Course of Business (as that term is defined below in this Agreement), (iii) deposit accounts opened in the Ordinary Course of Business of a type authorized by law, or (iv) those set forth in
Exhibit 2.6 to this Agreement. All deposit accounts and notes payable, and other liabilities of either GSI or Guthrie Bank, respectively, are current and not in default.

                  Section 2.7 Taxes. To the best of their respective knowledge and belief, GSI and Guthrie Bank have each duly filed with the appropriate governmental agencies all tax reports and returns required to be filed by each said entity, including, without limitation, all federal, state, and local income, franchise, sales and property tax returns, complete and accurate copies of which have previously been provided to Buyer and each has duly paid in full, or made adequate provision for the payment of, all taxes and other charges due or claimed to be due from it by federal, state or local taxing authorities; and there are no federal, state or local tax liens upon any of the property or assets of either GSI or Guthrie Bank, respectively. All of such reports and returns are true, correct, and complete in all material respects. The federal income tax returns of GSI and Guthrie Bank, respectively, have been examined by the federal tax authorities or closed by applicable statute and satisfied for all periods to and including the fiscal year ended March 31, 1998; all deficiencies asserted as a result of such examinations have been paid or finally settled, and no state of facts exists or has existed which might constitute grounds for the assessment of any further tax liability with respect to the periods which have not been audited by the federal, state or local taxing authorities. All of the respective tax liabilities of GSI and Guthrie Bank for the current year to date and all prior years, whether or not they have become due and payable, have been paid in full or adequately reserved for, and to the extent tax liabilities have accrued but not become payable, they are properly reflected on the respective books of GSI or Guthrie Bank or in the Financial Statements. No income, franchise, sales or property tax return of either GSI or Guthrie Bank is currently being audited by the Internal Revenue Service or any other taxing authority having jurisdiction over any of them. Except as set forth on Exhibit 2.7 hereto, neither GSI nor Guthrie Bank is a party to, or bound by, or have any obligation under any tax sharing or similar Agreement. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any state or federal income tax return of either GSI or Guthrie Bank, respectively, for any period. Neither GSI nor Guthrie Bank is a party to any action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes by any governmental authority has been asserted against either GSI or Guthrie Bank. All federal or state income taxes that either GSI or Guthrie Bank is or was required by applicable laws to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person who is entitled by law to receive such withholding.

                  Section 2.8  Property and Assets.  Subject to Permitted  Title
Exceptions, as that term is defined and described below in this Section, or as otherwise indicated in Exhibit 2.8 hereto, GSI or Guthrie Bank, respectively, each have good and marketable title to all of their respective properties and assets, whether real, personal, tangible or intangible, reflected in the Financial Statements or subsequently acquired, free and clear of all liens, charges, Encumbrances, as that term is defined below in this Section, and claims of third parties or restrictions. Permitted Title Exceptions include (i) liens for current real estate taxes or special assessments not yet delinquent, (ii) utility, access and other easements and rights-of-way, restrictions and exceptions, that will not materially interfere with the present use or occupation of the real estate owned by GSI or Guthrie Bank, respectively, as the case may be, or impair the present business operations conducted thereon, (iii) such minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as normally exist with respect to property similar in character which do not materially impair the use of the premises affected thereby for the purpose for which it is presently being used, and (iv) any building, zoning or subdivision ordinances applicable to the premises, provided the same have not been violated. Exhibit 2.8 lists and describes all real property and all interests in real property (other than mortgages and deeds of trust) owned by GSI or Guthrie Bank, respectively, separately identified as to the property and assets owned by each of said entities, as of the date hereof, including, but not limited to, all leaseholds, options to purchase real property and leases, including without limitation, equipment leases, under which either GSI or Guthrie Bank, respectively, is the lessor or the lessee. Subject to the Permitted Title Exceptions, (A) GSI and Guthrie Bank, respectively, each enjoys peaceful and undisturbed possession under all leases for the use of real property and all equipment leases under which it is the lessee; (B) all of such leases are in full force and effect and neither GSI nor Guthrie Bank is in default in any regard under any such lease; and (C) except as disclosed in
Exhibit 2.8, all personal property and assets and improvements on real property owned and currently used by either GSI or Guthrie Bank and material to their respective businesses are in good operating condition and repair, normal wear and tear excepted. For purposes of this Agreement, the term "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  Section 2.9 Litigation and Proceedings. Except as set forth in
Exhibit 2.9 hereto, (i) there is not pending any legal, administrative, arbitration, governmental or other proceeding to which any of the Directors, GSI or Guthrie Bank is a party, or, to the knowledge of GSI or Guthrie Bank is threatened to be made a party; (ii) neither any of the Directors, GSI nor Guthrie Bank is under any investigation to their respective knowledge with respect to, or is charged with any violation or alleged violation of, any federal, state, local or other law or regulation other than as described in each of their respective most recent regulatory examination reports, if applicable;
(iii) Neither GSI nor Guthrie Bank is subject to any order of any federal, state, or local court or other governmental agency not generally applicable to entities engaged in their same business; (iv) no one has asserted, and to the knowledge of GSI or Guthrie Bank, no one has grounds to assert any material claims against any of the Directors, GSI or Guthrie Bank based upon the wrongful action or inaction of any of the Directors, GSI or Guthrie Bank or any of their respective officers, directors, agents or employees; and (v) no one has asserted and, to the knowledge of GSI or Guthrie Bank, there do not exist grounds for any claims against any of the Directors, GSI or Guthrie Bank, which have resulted or may result in litigation that will prevent or delay the consummation of the transactions contemplated by this Agreement.

                  Section  2.10  Authority.   Each  of  GSI  and  Guthrie  Bank,
respectively,   has  full  corporate  power  and  authority  to  carry  out  the transactions provided for in this Agreement on the terms and conditions set forth herein. The execution and delivery by GSI and Guthrie Bank of this Agreement and the respective consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of each of them. This Agreement constitutes a valid and legally binding obligation of GSI and Guthrie Bank, respectively, in accordance with its terms, except that the enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. Except as listed on Exhibit 2.10 hereto, neither the execution and delivery of this Agreement, nor the consummation by GSI and/or Guthrie Bank, respectively, of the transactions contemplated hereby in accordance with the terms and conditions hereof, nor the respective compliance by GSI and Guthrie Bank with any of the provisions hereof, will violate, conflict with, result in a breach of, constitute a default under, accelerate the performance required by the terms of, or permit the termination of any order, writ, injunction, decree, statute, rule, regulation or policy guidelines applicable to GSI or Guthrie Bank, respectively, or any contract,
Agreement, indenture or instrument to which either GSI or Guthrie Bank is a party or by which GSI or Guthrie Bank is bound or committed or the respective Certificate of Incorporation, Charter or Bylaws of GSI or Guthrie Bank. Except for the approvals contemplated by this Agreement, neither GSI nor Guthrie Bank is required to obtain any consent, approval, order or authorization of, or to effect any registration, declaration or filing with, any governmental authority or under any contract, Agreement, indenture or instrument to which either of GSI or Guthrie Bank is a party, or by which either of them is bound or committed in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

                  Section 2.11 Absence of Certain Changes. Except as set forth in Exhibit 2.11 hereto or permitted by this Agreement, since February 28, 1999, none of the following actions, changes or matters has been taken by or transpired with regard to either GSI or Guthrie Bank, respectively:

                           2.11.1 any material adverse change in the financial condition, operations, business or prospects of GSI or Guthrie Bank, either individually or taken as a whole, other than changes which are the result of changes in laws or regulations, conditions affecting the economy generally or other factors affecting banking institutions in general;

                           2.11.2 any sale, assignment, transfer, purchase or other disposition of any tangible or intangible asset of GSI or Guthrie Bank, respectively, except in the Ordinary Course of Business consistent with past practice, as that term is defined below in this Section, and for fair and adequate consideration;

                           2.11.3 any suffering of any damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot or act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance, materially and adversely affecting the business, property, or assets of GSI or Guthrie Bank, respectively;

                           2.11.4 any increase in the compensation payable or to become payable by GSI or Guthrie Bank, respectively, to any of their respective directors, officers, employees, agents, consultants, or any bonus granted to any such persons, except in the Ordinary Course of Business consistent with past practice;

                           2.11.5   any   material   change  in  the  method  of
         recordkeeping employed by GSI or Guthrie Bank, respectively;

                           2.11.6 any issuance or sale by GSI or Guthrie Bank, respectively, of any of their respective corporate debt securities, or any borrowings of money or other pledging of any of their respective credit except in the Ordinary Course of Business consistent with past practice;

                           2.11.7 any occurrence of any other material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the Ordinary Course of Business;

                           2.11.8 any mortgage, pledge, or subjecting to lien, claim, security interest, charge, Encumbrance, or restriction (other than Permitted Title Exceptions) of any of the respective assets or properties of GSI or Guthrie Bank, respectively;

                           2.11.9 any discharge or satisfaction of any lien, mortgage, pledge, claim, security interest, charge, Encumbrance, or restriction or payment of any obligation or liability (absolute or contingent), of GSI or Guthrie Bank, other than in the Ordinary Course of Business;

                           2.11.10 any declaration or payment of dividends by either GSI or Guthrie Bank on their respective capital stock, except as expressly authorized to be paid by GSI to the GSI Shareholders pursuant to the provisions of Section 1.1.1(iv), above;

                           2.11.11 any cancellation or compromise by GSI or Guthrie Bank, respectively, of any material debt or claim, other than in the Ordinary Course of Business or upon payment in full;

                           2.11.12   any   waiver  by  GSI  or   Guthrie   Bank,
         respectively, of any material rights of value, other than in the Ordinary Course of Business or upon payment in full;

                           2.11.13 except in the Ordinary Course of their respective Businesses, any entering into, or agreeing to enter into, any agreement or arrangement granting any preferential right to purchase any of their respective assets, properties, or rights or requiring the consent of any party to the transfer and assignment of any such respective assets, properties, or rights;

                           2.11.14   any   entering   into   of   any   material
         transaction, contract, or commitment outside the Ordinary Course of its Business;

                           2.11.15 any introduction of any material change with respect to the operation of their respective businesses, including, without limitation, their respective methods of accounting (exclusive of changes generally applicable to the banking business or industry such as, without limitation, changes in banking statutes, rules and regulations, changes in accounting principles, rules and practices and changes in tax laws and regulations, and the prevailing interpretation of any thereof);

                           2.11.16 any receipt of notice or knowledge of, or reason to believe that any labor unrest exists among any of their respective employees, or that any group, organization or union has attempted to organize any of their respective employees, or any receipt of notice or knowledge of, or reason to believe that there will be, resignations of several of their respective employees, or of more than two (2) of the key executive employees of Guthrie Bank, i.e., Vice President, or above, by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

                           2.11.17 any failure to operate their respective business organizations intact and to seek to preserve the goodwill of their respective customers and others with whom they have business relations;

                           2.11.18 any making by either GSI or Guthrie Bank, respectively, of any capital expenditure or capital addition or betterment in excess of $10,000 per respective project;

                           2.11.19 any making by either GSI or Guthrie Bank, respectively, of any loan or discount or entering into a financing lease (A) which has not been made for good, valuable and adequate consideration in the Ordinary Course of Business, and (B) which has not been evidenced by notes or other evidences of indebtedness which are true, genuine and what they purport to be; or

                           2.11.20  any agreement to do any of the foregoing.

                           2.11.21 For purposes of this Agreement, the term "Ordinary Course of Business" shall be defined to mean an action taken by a person which: (i) is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day operations of such person; (ii) is not required to be authorized by Board of Directors of such person (or by any person or group of persons exercising similar authority); and (iii) is similar in nature and magnitude to action customarily taken, without any authorization by the Board of Directors (or by any person or group of persons exercising similar authority), in the ordinary course of the normal day-to-day operations of such persons that are in the same line of business as such person.

                  Section 2.12   Employee Benefit Plans.   Unless  disclosed  in
         Exhibit 2.12 hereto:

                           2.12.1 Neither GSI nor Guthrie Bank, respectively, maintains nor has maintained, nor has any present or future obligation or liability under, any funded deferred compensation plans (including profit sharing, pension, 401(k), savings, employee stock ownership plans or trusts or other stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than the respective plans, if any, maintained by any of them as set forth in Exhibit 2.12 hereto, to include, without limitation, the Guthrie Bank ESOP, the Guthrie Bank 401(k) Plan and the Guthrie Bank Management Stock Bonus Plan (true and correct copies of each of which have been delivered to Buyer) (hereinafter collectively referred to as the "Benefit Plans").

                           2.12.2 There are no multi-employer plans, as defined in Section 4001(a)(3) of ERISA, to which either GSI or Guthrie Bank, respectively, contributes, or under which either of them has any present or future obligation or liability.

                           2.12.3 Each of the Benefit Plans which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, and which is intended to be "qualified" within the meaning of Section 401(a) of the Internal Revenue Code of 1986 ("Code") ("Pension Plan"), has been determined by the Internal Revenue Service to be so qualified and neither GSI nor Guthrie Bank is aware of any fact that would adversely affect such qualified status. To the best of the knowledge of Sellers, each Benefit Plan has been operated and administered in accordance with the requirements of ERISA and the applicable provisions of the Code and has been fully funded at the times and in the amounts required by the terms and conditions of each Benefit Plan by the entity maintaining that Benefit Plan, i.e., GSI or Guthrie Bank, respectively, as the case may be.

                           2.12.4 With respect to each Benefit Plan for which an annual report has been filed, no material adverse change has occurred with respect to the matters covered by the most recent such annual report on IRS Form 5500, which is included in Exhibit 2.12, since the end of the period covered thereby.

                           2.12.5 None of the Benefit Plans (or any pension plan maintained by a trade or business, whether or not incorporated, which is under common control with either GSI or Guthrie Bank, respectively, or any of them, within the meaning of Section 414(b) or (c) of the
         Code) which are subject to Title IV of ERISA has completely or partially terminated, or been the subject of a reportable event as defined in Section 4043 of ERISA.

                           2.12.6 No proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan (or any pension plan maintained by a trade or business, whether or not incorporated, which is under common control with either GSI or Guthrie Bank, respectively, or any of them, within the meaning of Section 414(b) or (c) of the Code) pursuant to Subtitle C of Title IV or ERISA have been instituted or threatened. No liability under Subtitle D of Title IV of ERISA has been incurred by either GSI or Guthrie Bank with respect to a Pension Plan or a pension plan maintained by a trade or business whether or not incorporated which is under common control with either GSI or Guthrie Bank, respectively, or any of them, within the meaning of Section 414(b) or
         (c) of the Code.

                           2.12.7 The present value of all accrued benefits (vested and non-vested) under each of the defined benefit pension plans disclosed under Exhibit 2.12 did not, as of the latest valuation date, exceed the then current market value of the assets of such plan allocable to such accrued benefits based upon the actuarial assumptions currently utilized for such plans and as disclosed under Exhibit 2.12, and no accumulated funding deficiency (whether or not waived) exists with respect to any such plan which has been terminated by either GSI or Guthrie Bank, respectively, or any of their respective predecessors.

                           2.12.8 There has been no prohibited transaction (as is defined in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan. No penalty or tax under Section 402(i) of ERISA or Section 4975 of the Code has been imposed upon either GSI or Guthrie Bank.

                           2.12.9 There are no pending or, to the knowledge of GSI or Guthrie Bank, any threatened claims by or on behalf of the Benefit Plans, by any employee or beneficiary covered under the Benefit Plans, or otherwise involving the Benefit Plans which allege a breach of fiduciary duties or violations of other applicable state or federal law which could result in liability on the part of either GSI or Guthrie Bank, respectively, or any of the Benefit Plans under ERISA or any other law, nor, to the knowledge of GSI or Guthrie Bank, respectively, is there any basis for such a claim.

                           2.12.10 Each of GSI and Guthrie Bank, respectively, has complied with all provisions relating to continuation coverage required by Title I, Subtitle B, Part 6 of ERISA as applicable.

                  Section 2.13 Forms of Instruments, Etc. GSI and Guthrie Bank will make available to Buyer, upon request, copies of all standard forms of savings and deposit accounts, certificates of deposit, notes, mortgages, deeds of trust, security agreements and other routine documents of a like nature utilized on a regular and recurring basis by any of them in their respective Ordinary Course of Business.

                  Section 2.14 Required Reports and Compliance with Laws and Orders. GSI and Guthrie Bank has each duly filed with the OTS, the FDIC and the SEC, as the case may be, in correct form the reports required to be filed by and is in material compliance in all material respects with all laws, rules, regulations, policy guidelines, orders and requirements applicable to it and has paid all premiums and special assessments due and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and GSI and Guthrie Bank have previously delivered or made available to Buyer accurate and complete copies of all such reports. In connection with the most recent examinations of GSI and Guthrie Bank, respectively, by the OTS or the FDIC, as the case may be, neither GSI nor Guthrie Bank was required to correct or change any action, procedure or proceeding which GSI or Guthrie Bank believes has not been corrected or changed as required by said examination. To the best of Sellers' knowledge, there are not any facts or circumstances which would prevent any required consents and approvals to the Acquisition being obtained from the OCC, the OTS, the FRB, the SEC or the FDIC.

                  Section 2.15 Loans.  All loan  agreements,  notes  receivable, borrowing arrangements, and leases ("Loans") made or held by GSI or Guthrie Bank, as lender, as reflected in the Financial Statements and/or on the books of GSI or Guthrie Bank, respectively, are valid, binding, and enforceable obligations of the respective debtors without any claims or defenses, except as set forth on Exhibit 2.15 which is attached hereto and by this reference made an integral part hereof, and each such Loan which is secured by a security interest in personal property is secured by a valid and perfected lien and each such Loan which is secured by an interest in real property is secured by a valid and perfected mortgage lien. The Loans and loan portfolio of GSI or Guthrie Bank, respectively, are in accordance in all material respects with all applicable laws, regulations, orders and policy guidelines other than as disclosed in examination reports or in Exhibit 2.15 hereto. Exhibit 2.15 hereto contains a list of all loan commitments of GSI or Guthrie Bank exceeding $50,000 including the name of the borrower, other loans of such borrower held by GSI or Guthrie Bank, respectively, and the type of security for the loan. The aggregate reserves for Loans included in the Financial Statements are adequate as of such dates in all respects for all known and/or estimated losses as of such dates (net of recoveries relating to Loans previously charged off) on any Loans of GSI or Guthrie Bank, respectively, which were outstanding as of such date. To the best of the knowledge of GSI and Guthrie Bank, all Loans of

GSI and Guthrie Bank are bona fide and arose in the Ordinary Course of Business. Except for Loans described and listed in Exhibit 2.15 hereto (which Exhibit shall include the borrower's name, amount of the loan, the number of days, if any, the loan is delinquent and the name of the entity, bank or holding company, i.e., GSI or Guthrie Bank, which made that Loan), neither GSI nor Guthrie Bank, respectively, is a party to any written or oral (i) Loan under the terms of which the obligor is more than thirty (30) days in default in payment of principal, interest, or other provisions thereof as of the dates shown thereon;
(ii) Loan which has been or may be classified by the examiners for the OTS or the FDIC, as "substandard," "doubtful," "loss," "other loans especially mentioned," or any comparable classification used by such regulatory agencies;
(iii) Loan which has been so classified internally by that lender; (iv) Loan by GSI or Guthrie Bank to any of its respective directors or officers, or any member of its respective directors' or officers' immediate families (spouse, siblings, children, or parents), or any affiliate or associate (as such terms are defined in the rules and regulations applicable to that respective bank) of the foregoing which is more than thirty (30) days delinquent, or (v) Loans which are in known violation of any law, regulation, or rule of any governmental authority, federal, state or county. Except as noted in Exhibit 2.15 hereto, the documentation for all Loans of GSI or Guthrie Bank, respectively, which are described in Exhibit 2.15 is substantially in the same form as for the other Loans of similar type of GSI or Guthrie Bank, respectively.

                  Section 2.16 No Impending Material Adverse Events. Unless disclosed in Exhibit 2.16, which is attached hereto and by this reference made an integral part hereof, as of the date hereof, neither GSI nor Guthrie Bank, respectively, has knowledge of any impending loss of their respective business, or of any other presently existing facts or circumstances which would be reasonably likely to have a material adverse effect upon the respective financial condition, results of operations, business, or prospects of GSI or of Guthrie Bank, respectively, other than changes which are the result of changes in laws or regulations or other factors affecting banking institutions in general.

                  Section 2.17 Books and Records. The minute books of GSI and Guthrie Bank, respectively, each reflect accurately all significant action ever taken by the shareholders and board of directors (or any committee thereof), of each of those entities, i.e., GSI or Guthrie Bank, respectively.

                  Section  2.18  Regulatory  Agreements.  Except as disclosed in
Exhibit 2.18 hereto, neither GSI nor Guthrie Bank, respectively, is a party to any Prompt Corrective Action, Assistance Agreement, Supervisory Directive, memorandum of understanding, consent order, cease and desist order or condition or any other regulatory letter, order or decree with, or a party to any commitment letter or similar undertaking to, or is subject to any order to or directive by, or has adopted any board resolutions at the request of, the OTS, the FDIC or the SEC, as applicable, or any other regulatory agency that restricts the conduct of the respective business of GSI or Guthrie Bank, or in any manner relates to the capital adequacy, credit policies, ability to pay dividends, net worth or asset management or maintenance, or good standing of GSI or Guthrie Bank, respectively; nor has either GSI or Guthrie Bank been advised by any such regulatory agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

                  Section 2.19 Full Disclosure. None of the information concerning GSI or Guthrie Bank, respectively, contained in this Agreement and the schedules hereto, or in any of the lists, documents or instruments attached hereto or to be delivered by or on behalf of GSI or Guthrie Bank, respectively, as contemplated by any provision of this Agreement, or as provided to Buyer for inclusion in any of the applications or documents to be filed with governmental agencies in connection with obtaining requisite approvals for the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, taken as a whole with all other such lists, documents, instruments or other information so furnished in light of the circumstances in which they are made, not misleading.

                  Section 2.20  Investments.

                           2.20.1 Set forth in Exhibit 2.20 hereto is a list of all investment and mortgage-backed and related securities owned by GSI and Guthrie Bank, respectively, indicating the original cost and current market value thereof. Except as disclosed in Exhibit 2.20, since February 28, 1999, no investment or mortgage-backed and related securities have been acquired or disposed of by either GSI or Guthrie Bank, respectively, except in the Ordinary Course of Business and the investments of GSI or of Guthrie Bank in investment and mortgage-backed and related securities are in accordance in all material respects with all applicable laws, regulations, orders, and policy guidelines.

                           2.20.2 GSI and Guthrie Bank have each set forth respectively in Exhibit 2.20 hereto a written description as of the date hereof of each real estate development project in which either GSI or Guthrie Bank has an equity ownership, if any, the amount of funds invested by either GSI or Guthrie Bank, respectively, the appraised value of any real property for which appraisals exist and the carrying value on the books of GSI and Guthrie Bank, respectively, for any such investment and, with respect to each such project which has not been completed, an estimate of the cost of completing such project. GSI and Guthrie Bank, each has made available to Buyer true and complete copies of appraisal reports relating to each such project as are available.
         Exhibit 2.20 also includes a listing of all other real property in which either GSI or Guthrie Bank, respectively, has an equity interest and the amount of each such investment. To the best of the knowledge of GSI and Guthrie Bank, respectively, there are no facts, circumstances or contingencies which exist or which are reasonably likely to occur prior to the Closing hereunder (other than general economic conditions and conditions generally affecting real estate) which would require a material reduction under generally accepted accounting principles in the aggregate values of the real estate investments, other real estate owned, joint ventures, and construction loans, respectively, of either GSI or Guthrie Bank, which reductions are not disclosed or reflected in the Financial Statements, or Exhibit 2.20.

                  Section 2.21    Repurchase  Agreements.  Unless  disclosed  in
         Exhibit 2.21 hereto,
with respect to all repurchase agreements pursuant to which either GSI or Guthrie Bank, is a party, (a) where either GSI or Guthrie Bank, respectively, has an obligation to resell securities, it has either good title to or a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase Agreement, and the value of the collateral securing each such repurchase agreement to which any of them is a party at the date hereof equals or exceeds the amount of the debt secured by such collateral under such repurchase Agreement, and (b) where either GSI or Guthrie Bank has the respective obligation to repurchase securities, the value of the collateral securing the said obligation of GSI or Guthrie Bank, respectively, does not exceed 100% of the amount of said obligation.

                  Section 2.22  Significant  Agreements.  Except as set forth in
Exhibit 2.22 hereto, neither GSI nor Guthrie Bank, respectively, is a party to (in its own name or as a successor in interest) nor bound by any written or oral:

                           2.22.1 contracts or commitments involving employment, consulting, deferred compensation, profit sharing, pension, bonus, retirement, percentage compensation, incentive compensation, service award, severance payment, employee benefit, or stock options or warrants;

                           2.22.2 leases or licenses with respect to any property, real or personal, as lessor, lessee, licensor, or licensee, except leases of personal property with either GSI or Guthrie Bank, respectively, as the case may be, as lessee with rental payments of less than $5,000 per annum in the aggregate;

                           2.22.3      contract   or   commitment  for   capital
         expenditures in excess of $10,000 for any one project;

                           2.22.4 material contract or commitment made other than in the Ordinary Course of Business for the purchase of materials or supplies or for the performance of services for a period extending beyond February 28, 1999;

                           2.22.5 contract or option for the purchase of any real or personal property other than in the Ordinary Course of Business;

                           2.22.6  letter of credit or guarantee Agreement;

                           2.22.7  collective   bargaining  or  other  agreement
         entered into with any union or other entity representing employees;

                           2.22.8 contract or commitment to (a) acquire investment securities in excess of $25,000, or (b) to extend credit in excess of $100,000, in each case for any one contract or commitment; or

                           2.22.9 contracts, commitments, or agreements not otherwise described in Subsections 2.22.1 - 2.22.8, above, made other than in the Ordinary Course of Business, in an amount with a value of more than $10,000 in the aggregate.

                  Each of GSI and Guthrie Bank, respectively, has performed in all material respects all material obligations required to be performed by it to date, and is not in default under, and no event has occurred which, with the lapse of time or action by a third party, would result in a default under, any presently outstanding indenture, mortgage, lease, contract, commitment, or agreement to which either GSI or Guthrie Bank is a party, respectively, or by which it is bound and which is material, or is set forth in Exhibit 2.22 hereto, and each such presently outstanding indenture, mortgage, lease, contract, commitment, or agreement is a valid, legally binding obligation of GSI and/or Guthrie Bank, respectively, as the case may be, and the other party or parties thereto.

                  Section 2.23 Insurance. Exhibit 2.23 hereto lists the insurance policies which GSI and Guthrie Bank each has in full force and effect with respect to its respective assets and business. Unless disclosed in Exhibit 2.23, since January 1, 1998, neither GSI nor Guthrie Bank has received any notice of cancellation with respect to any of its insurance policies or bonds, and within the last three (3) years neither GSI nor Guthrie Bank has been refused any insurance coverage sought or applied for (except where the refusal of coverage relates to an insurer's ceasing generally to offer a particular type of coverage), and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire.

                  Section 2.24 Transactions with Affiliated Persons. Except as listed in Exhibit 2.24 hereto, or elsewhere in this Agreement, no "affiliated persons" or "affiliate" of either GSI or Guthrie Bank, respectively, as those terms are defined in 12 C.F.R. ss.561.5 and 12 C.F.R. ss.563.41, respectively, have engaged in any material transactions with either GSI or Guthrie Bank, respectively.

                  Section 2.25 Brokers. Except as listed in Exhibit 2.25 hereto, neither the Directors, GSI nor Guthrie Bank has retained or otherwise engaged or employed any broker, finder or any other person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other person, for or on account of such person's acting as a broker, finder or otherwise in connection with this Agreement, the Acquisition or the other transactions contemplated hereby, other than Hovde Financial, Inc., a Washington, D.C. investment banking firm and/or Jeffrey W. Warlick, Senior Vice President of Hovde Financial, Inc. (Referred to herein collectively as "Hovde") pursuant to a separate written agreement between Sellers and Hovde, a complete and accurate copy of which was delivered to Buyer by Sellers before the date of this Agreement. Accordingly, GSI and Guthrie Bank hereby indemnify and agree to hold Buyer harmless from and against any and all loss, cost or expense (including reasonable attorneys' fees and expenses) resulting from any claim for any fee, commission, or similar payment by any broker, agent, finder or salesman as the result of any action of the Directors, GSI or Guthrie Bank, respectively, incident to the Acquisition, this Agreement or the transactions contemplated hereby, it being understood that the liability of Guthrie Bank under this provision is limited to the extent necessary to comply with the requirements of 12 U.S.C. ss.ss. 371c and 371c-1. GSI and Guthrie Bank hereby acknowledge and agree that, conditioned wholly upon the successful consummation of the Acquisition pursuant to this Agreement, GSI and Guthrie Bank shall hold

Buyer wholly harmless from and shall cause Hovde to be fully paid the full amount of the commission or finder's fee which GSI and Guthrie Bank have agreed to pay Hovde pursuant to their separate agreement with Hovde, the full and complete copy of which was previously provided to Buyer.

                  Section 2.26 No Default. Neither GSI nor Guthrie Bank, respectively, is in default under and no event has occurred which, with the lapse of time or action by a third party, would result in a default under the terms of (i) any judgment, decree, order, or writ of any agency of any government or court, whether federal, state or local and whether at law or in equity, or (ii) any license, permit, rule or regulation of any federal or state or local governmental agency which default would have a materially adverse effect upon the respective financial condition, results of operation, business or properties of GSI or Guthrie Bank.

                  Section 2.27 Hazardous Materials. To the best knowledge of GSI or Guthrie Bank, respectively, no "Hazardous Materials" (as hereinafter defined) has been disposed of, buried beneath, or percolated beneath the respective real property, or improvements thereon, owned now or during the last five years by GSI or Guthrie Bank, respectively (the "Real Property"), nor has any Hazardous Materials ever been removed from and stored off-site of the Real Property, or of any real or personal property securing the Loans of any of those said respective entities. Further, to the best knowledge of GSI and Guthrie Bank, respectively, there has been no "Release" (as hereinafter defined) of any Hazardous Materials on or from the Real Property or any improvements thereon. GSI and Guthrie Bank, respectively, is each in material compliance with all applicable federal, state and local laws, administrative rulings, and regulations of any court, administrative agency or other governmental or quasi-governmental authority, relating to the protection of the environment (including, but not limited to, laws prohibiting the creation of a public nuisance). Neither GSI nor Guthrie Bank, respectively, has received notification from any governmental entity or a private citizen acting in the public interest that it is a potentially responsible party under Section 107 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA") or Section 7003 of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and none of them has received notification from any federal, state, or local government agency, or regulatory body, of a violation. The term "Environmental Laws" for the purposes of this Agreement, shall include, without limitation, the Clean Air Act, 42 U.S.C. ss.7401, et seq.; the Clean Water Act, 33 U.S.C. ss.1251, et seq., and the Water Quality Act of 1981; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.136 et seq.; the Marine, Protection, Research and Sanctuaries Act, 33 U.S.C. ss.1401, et seq.; the National Environmental Policy Act, 42 U.S.C. ss.4321, et seq.; the Noise Control Act, 42 U.S.C. ss.4901, et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.651, et seq.; the RCRA, 42 U.S.C. ss.6901, et seq.; as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq.; CERCLA, 42 U.S.C. ss.9601, et seq., as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community- Right-to-Know Act; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. ss.2601, et seq. and the Atomic Energy Act, 42 U.S.C. ss.2011, et seq., all as may have been amended as of the date of this Agreement, together with their implementing regulations and guidelines as of the date of this Agreement. The term "Environmental Laws" shall also include all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" shall include, without limitation, any hazardous substance, pollutant, or contaminants regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquified natural gas, and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos, polychlorinated biphenyls, and other substances regulated under TSCA; source material; special nuclear material, and by-product materials regulated under the Atomic Energy Act; and industrial process and pollution control wastes to the extent regulated under applicable Environmental Laws. The term "Release" shall have the meaning given to such term in Section 101(22) of CERCLA.

                  Section 2.28 Books and Records. The books of account, minutes books, stock record books and other records of GSI and Guthrie Bank, respectively, all of which have been made available to Buyer (except for any records relative to the Acquisition), are complete and correct and have been maintained in accordance with sound business practices. The minutes books of each of GSI and Guthrie Bank contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of each of GSI and Guthrie Bank, respectively, and no meetings of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing hereunder, all of those books and records will be in the possession and control of GSI and Guthrie Bank, respectively.

                  Section 2.29 Condition and Sufficiency of Assets. The buildings, structures and equipment of GSI and Guthrie Bank, respectively, whether owned or leased, are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, structures and equipment of GSI and Guthrie Bank, respectively, are sufficient for the continued conduct of the businesses of each of those entities after the Closing in substantially the same manner as they were being conducted prior to the Closing.

                  Section 2.30  Employees and Directors.

                           2.30.1 Exhibit 2.30 which is attached hereto and by this reference made an integral part hereof, contains a complete and accurate list of the following information for each employee or director of GSI or Guthrie Bank, respectively, including, each employee on leave of absence or layoff status; employer; employee name; job title, current compensation paid or payable, and any change in compensation since December 31, 1998; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other Benefit Plan of any type or kind or any other Pension Plan, employee benefit plan or any other director plan of any type or kind maintained by either GSI or Guthrie Bank, respectively. Exhibit 4.1.10, which is attached hereto as referenced in Section 4.1.10, below, contains a complete and accurate list of the employee salary increases and cash bonuses (not to exceed, in the aggregate, $10,000) which Sellers contemplate making and paying to their employees on or before the Effective Time.

                           2.30.2 No employee or director of GSI or Guthrie Bank, respectively, is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights Agreement, between such employee or director and any other person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his/her duties as an employee or director of GSI or Guthrie Bank, respectively, or (ii) the ability of GSI or Guthrie Bank, respectively, to conduct its respective business, including, without limitation, any Proprietary Rights Agreement with the Directors, the GSI Shareholders, GSI or Guthrie Bank by any such employee or director. To the knowledge of GSI or Guthrie Bank, no director, officer, or other key employee of either GSI or Guthrie Bank, respectively, intends to terminate his/her employment with such entity in the immediate future or as a result of the entering into this Agreement or consummating of the Acquisition contemplated hereunder.

                  Section 2.31 Improper Payments. None of the officers, directors, agents or employees of either GSI or Guthrie Bank, respectively, nor, to the knowledge of GSI or Guthrie Bank themselves, respectively, any other person or entity (including, without limitation, any affiliate of the Directors, GSI or Guthrie Bank, respectively) acting on behalf of either GSI or Guthrie Bank, as the case may be, in any case for which such action may be attributable to either GSI or Guthrie Bank, has directly or indirectly, on behalf of or with respect to either GSI or Guthrie Bank, (i) made any political contributions with funds of GSI or Guthrie Bank, respectively, (ii) made any payment which was not legal to make or which was not legal for the payee to receive, (iii) received any payment which was not legal to receive or which was not legal for the payor to make, (iv) executed any material transaction or payment which is not properly booked in accordance with generally accepted accounting principles, or (v) had any off- book bank or cash accounts of which GSI or Guthrie Bank, respectively, was the beneficial owner.

                  2.32 Year 2000 Data Processing Compliance. To the best knowledge of Sellers, the data processing systems of each of GSI and Guthrie Bank have been made, or are currently in the process of being made, Year 2000 compliant and will be fully Year 2000 compliant on or before December 31, 1999. GSI and Guthrie Bank are currently in compliance with all existing OTS rules and regulations pertaining to becoming or being Year 2000 compliant and neither has received any notification of any kind or nature from the OTS, or any other government regulatory agency which has jurisdiction over them, that they are not in compliance with, or are failing in any manner to fully satisfy all of the OTS rules and requirements for their data processing systems being or becoming Year 2000 compliant. GSI and Guthrie Bank have been examined by the OTS in the last year to verify their efforts to comply with the OTS rules and regulations on becoming Year 2000 complaint (a full and complete copy of which said OTS exam has been provided by Sellers to Buyer) and said exam did not note any deficiencies or defaults of GSI or Guthrie Bank in becoming Year 2000 complaint on a timely basis which have not been completely satisfied or cured by GSI and Guthrie Bank prior to the date of this Agreement.

                  Section 2.33 Delays. Sellers are not aware of any matter that could cause a delay in receiving the approvals required by this Agreement before it can be consummated.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer  hereby   makes  the   following   representations   and
warranties to GSI as of the date of this Agreement, and as of the Closing Date, as follows:

                  Section 3.1  Organization  and  Standing of Buyer.  Buyer is a
national banking association organized, validly existing and with a corporate existence under the laws of the United States of America. Buyer has all requisite corporate power and authority and is duly qualified and licensed and possesses all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority to enter into and perform under this Agreement and the transactions contemplated hereby. All approvals, if any, required to be obtained from the Board of Directors or the shareholders of Buyer under Buyer's Articles of Association and By-laws or applicable law have been obtained or will be obtained prior to the Closing Date, subject to the absolute right of any government regulatory agency to deny such approval.

                  Section 3.2 Authority. Buyer has full corporate power and authority to carry out the transactions provided for in this Agreement on the terms and conditions set forth herein. The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that the enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. Neither the execution and delivery of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, will conflict with, or result in a breach of, any terms, condition or provision of, or constitute a default under, (a) the Articles of Association or Bylaws of Buyer, (b) any agreement or instrument to which Buyer is a party or by which it is bound, or (c) any material order, judgment or decree to which Buyer is subject.

                  Section 3.3 Brokers. Buyer has not retained or otherwise engaged or employed any broker, finder or any other person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other person, for or on account of such person's acting as a broker or finder in connection with this Agreement, or the Acquisition or the other transactions contemplated hereby.

                  Section 3.4 Legal Proceedings. There is no action, suit or proceeding pending against or affecting, or, to the knowledge of Buyer, threatened against or affecting Buyer, or any of its assets, before any court or arbitrator or any governmental body, agency or official that would, if decided against Buyer, have a material adverse impact on the business, properties, assets, liabilities or financial condition of Buyer (that are not already reflected in Buyer's current financial statements) and which would have a material adverse effect on Buyer's ability to consummate the Acquisition.

                  Section 3.5 Consents and Approvals. Except for the respective consents and approvals of or filings or registrations with or notices to the OTS, the FRB, the OCC and/or the FDIC or the expiration of any related applicable waiting periods, no consents or approvals of or filings or registrations with, or notices to any governmental agency, commission or authority are necessary, and no waiting periods related thereto are required to expire, in connection with (i) the execution and delivery by Buyer of this Agreement and (ii) the consummation by Buyer of the transactions contemplated hereby. To the best of Buyer's knowledge, there are not any facts or circumstances which would prevent any required consents and approvals to the Acquisition being obtained from the federal regulatory agencies listed above in this Section 3.5.

                  Section 3.6 No Impending Material Adverse Events. As of the date hereof, Buyer has no knowledge of any impending loss of business, or of any other presently existing facts or circumstances which would be reasonably likely to have a material adverse effect upon the financial condition, results of operations, business, or prospects of Buyer.

                  Section 3.7 Full Disclosure. None of the information concerning Buyer contained in this Agreement and the schedules hereto, or in any of the lists, documents or instruments attached hereto or to be delivered by or on behalf of Buyer as contemplated by a provision of this Agreement, or in any of the applications or documents to be filed with governmental agencies in connection with obtaining requisite approvals for the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, taken as a whole with all other such lists, documents, instruments or other information so furnished in light of the circumstances in which they are made, not misleading.

                  Section 3.8 Buyer's Financial Statements. Buyer has delivered or will deliver to GSI copies of the statements of financial condition of Buyer as of December 31, 1997, and as of December 31, 1998, and the related statements of operations, changes in equity and cash flows for the six months period ending December 31, 1997, and the year ended December 31, 1998, in each case accompanied by the audit report of KPMG, LLP. The statements of financial condition of Buyer referred to herein (including the related notes, where applicable) fairly present the results of the operations, changes in equity and cash flows of Buyer for the respective periods or as of the respective dates set forth therein, in each case in conformity with generally accepted accounting principles ("GAAP") consistently applied.

                  Section 3.9  Compliance with Laws.

                           3.9.1 To the knowledge of Buyer, it is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would reasonably be expected to have a material adverse effect on the financial condition or operations of Buyer; and

                           3.9.2 Buyer is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order to, directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities (the "Regulatory Authorities") charged with the supervision or regulation of the operations of any of them nor has it been advised by any such government authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum or understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

                  Section 3.10   Delays.   Buyer is not aware of any matter that
could cause a delay in receiving the approval required by this Agreement.

                  Section 3.11 Year 2000 Compliance. To the knowledge of Buyer, Buyer has taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the banking business conducted by Buyer to be substantially Year 2000 compliant on or before the end of 1999 and, except as may be set forth on
Exhibit 3.11 hereto, which is attached hereto and by this reference made an integral part hereof, Buyer does not expect its future cost of addressing such Year 2000 issues to be material.

                                   ARTICLE IV

                 FURTHER COVENANTS AND AGREEMENTS OF THE PARTIES
                 -----------------------------------------------

                  Section 4.1 Conduct of Business. GSI and Guthrie Bank, respectively, warrant and covenant to Buyer that, between the date of this Agreement, and the Closing Date, the business of GSI and of Guthrie Bank, respectively, shall (except with the prior written approval of Buyer), be conducted in accordance with the following provisions:

                           4.1.1 Except as contemplated by this Agreement, neither GSI nor Guthrie Bank, respectively, shall engage in any transaction or incur any obligations except in the Ordinary Course of Business consistent with good corporate and banking practices. GSI and Guthrie Bank, respectively, shall each use its best efforts to maintain in effect all approvals, licenses and authorizations from all federal and state regulatory bodies and officials and all other rights, approvals and consents required to carry on their respective business as now being conducted by each of them.

                           4.1.2  GSI  and  Guthrie  Bank  shall  each  use  its
         respective best efforts to maintain and preserve its respective business organization intact (including, to the extent consistent with good business practice under the circumstances, the retention of its respective employees) and maintain its relationships and goodwill with deposit account holders, borrowers, employees and others having business relationships with either GSI or Guthrie Bank, respectively, so that they will be preserved for Buyer on and after the Closing Date.

                           4.1.3 Each of GSI and Guthrie Bank, respectively, shall be maintained at all times as a corporation or federal savings bank, as the case may be, duly organized, validly existing and in good standing and shall be qualified to conduct its business as now being conducted in accordance with all applicable laws.

                           4.1.4 Each of GSI and Guthrie Bank, respectively, shall take all steps reasonably necessary to maintain in force all of its respective existing casualty, liability and other insurance policies and fidelity bonds with respect to its respective business, properties, employees and agents, or replace them with substantially similar policies and bonds providing substantially the same coverage.

                           4.1.5 Neither GSI nor Guthrie Bank, respectively, shall make any change in their respective methods of accounting or in their respective applications of generally accepted accounting principles from the methods consistently applied throughout the periods covered by the Financial Statements referred to in Section 2.5 of this Agreement, except for changes required by changes in generally accepted accounting principles and changes in applicable regulatory requirements.

                           4.1.6 Each of GSI and Guthrie Bank, respectively, shall, at their sole cost and expense, maintain all of their respective properties in their respective present repair, order and condition, ordinary wear and tear excepted.

                           4.1.7 Neither GSI nor Guthrie Bank, respectively, shall (i) amend its respective Certificate of Incorporation, Charter or Bylaws, as the case may be, except as specified herein, or as consented to in advance by Buyer, (ii) or merge or consolidate with or into any other corporation, (iii) effect any stock split, or change in any manner the rights of the holders of its capital stock or the character of its business or (iv) elect any additional directors or officers.

                           4.1.8 Neither GSI nor Guthrie Bank, respectively, shall redeem or issue any of their respective securities or enter into any agreement providing for or granting any option, warrant, call, commitment or any agreement of any character relating to the purchase, sale, redemption or issuance of the respective securities of GSI or Guthrie Bank, nor shall GSI or Guthrie Bank, respectively, declare or pay any cash or stock dividends on any of their respective shares of issued and outstanding capital stock; except that GSI shall be expressly authorized to declare a dividend in the amount, at the time and subject to the terms and conditions imposed on such dividend by the express provisions of
         Section 1.1.1 (iv) above.

                           4.1.9 Neither GSI nor Guthrie Bank, respectively, shall take any action or omit to take any action which, to their respective knowledge, will cause a material breach of any of their respective contracts, commitments or obligations, including, but not limited to, their respective obligations under this Agreement.

                           4.1.10 Neither GSI nor Guthrie Bank, respectively, will (i) grant any increase in compensation or pay any bonus to any of their respective officers or other employees except as expressly provided in the Sellers' 1999 schedule of employee salary increases, and cash bonuses, a true and complete copy of which has been provided by Sellers to Buyer before the execution of this Agreement and is attached hereto as Exhibit 4.1.10 to this Agreement and by this reference made an integral part hereof, and/or except as provided for by contracts in existence as of the date of this Agreement (the cash bonuses to be granted by Sellers to Sellers' employees prior to the Effective Time shall not exceed the sum of $10,000, in the aggregate, as reflected on Exhibit 4.1.10 attached hereto); or (ii) enter into, amend or alter any bonus, incentive compensation, profit sharing, stock purchase, stock option, retirement, pension, group insurance, death benefit or other fringe benefit, arrangement or trust agreement for the benefit of officers or other employees of either GSI or Guthrie Bank, respectively, or any employment or consulting agreement thereof, other than any actions needed to be taken to terminate or modify such agreements in accordance with the requirements of this Agreement; or
         (iii) increase the staff of either GSI or Guthrie Bank, respectively, or (iv) pay any deferred compensation or any other payments to any of the respective directors, officers or employees of either GSI or Guthrie Bank; except for the regular board meeting fees payable to Directors and Guthrie Bank or the other compensation payable to officers or employees of GSI or Guthrie Bank in the Ordinary Course of Business.

                           4.1.11 Each of GSI and Guthrie Bank shall exercise good faith and use their respective best efforts to duly comply with all laws and regulations applicable to them and to the conduct of their business, including the Community Reinvestment Act, and all applicable anti-discrimination statutes and regulations regarding employment practices and the extension or denial of credit. Each of GSI and Guthrie Bank, shall file all tax returns and pay all taxes required of them and shall not extend or agree to the extension of any statutes of limitations with regard to such tax returns or tax liabilities.

                           4.1.12 Without limiting any of the foregoing covenants, each of GSI and Guthrie Bank shall conduct its respective business and affairs until the Closing hereunder in such manner that all of the representations and warranties contained in Article II of this Agreement required to be true at such time shall be true at such time, and so that all its agreements and conditions contained in this Agreement required to be performed by such time are so performed.

                           4.1.13 Neither GSI nor Guthrie Bank, respectively, shall (i) incur or guarantee any additional borrowings of any person or
         (ii) pledge any of their assets, except, in each such case in the Ordinary Course of Business and consistent with current business practice, and good corporate and banking practices.

                           4.1.14 Neither GSI nor Guthrie Bank shall purchase, or sell, or contract to sell any of their respective assets except in the Ordinary Course of Business, consistent with their current business practice.

                           4.1.15 Between the date of this Agreement and the Closing Date, neither GSI nor Guthrie Bank, respectively, shall take any of the actions, or allow any of the changes or matters to transpire which are set forth above in Section 2.11 of this Agreement.

                  Section 4.2  Access and Information.

                           4.2.1 Consistent with applicable law, each of GSI and Guthrie Bank, respectively, will permit Buyer, through its designated agents, accountants, counsel, auditors, and other representatives (collectively referred to as "Agents") to make or cause to be made such investigation of the business, properties and personnel of each of GSI and Guthrie Bank, respectively, as Buyer may reasonably deem necessary or advisable prior to the Closing under the circumstances (other than Sellers' internal documents and correspondence related solely to this Agreement and/or protected by the attorney/client privilege as to the Acquisition only). The Buyer and its Agents shall, at all reasonable times and with reasonable notice given to GSI and Guthrie Bank, as the case may be, without unduly interfering with the normal business operations of GSI or Guthrie Bank, respectively, have full access to their respective premises and to all of the respective properties, books, contracts, commitments, and records of GSI or Guthrie Bank. GSI and Guthrie Bank, respectively, shall, and each shall also authorize and direct its respective agents, auditors, accountants, and counsel, to fully cooperate with Buyer and its Agents in making available to them all financial and other information requested, including, without limitation, providing them with the right to examine all working papers pertaining to audits made and to make copies and extracts thereof, and full and complete access to all information concerning any litigation in which any of them is currently involved. GSI and Guthrie Bank, respectively, agree to cause to be delivered to Buyer or to make available to Buyer to the extent such documents or information exists, or are in their possession or control, all of the items pertaining to each of GSI or Guthrie Bank, respectively, if any, as are set forth and listed by Buyer on Exhibit 4.2.1 to this Agreement. Sellers shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, or would contravene any law, rule, regulation, order or judgment to which Sellers are expressly subject. No investigation by or on behalf of Buyer under this Section 4.2 or otherwise will affect any of the representations and warranties of either GSI or Guthrie Bank, respectively, as contained in this Agreement.

                           4.2.2 Until the Closing, each of the Parties hereto and their respective employees, agents, accountants, counsel, auditors and other representatives shall keep confidential any information (unless readily ascertainable from public information or sources) obtained from the other party, except as may be required to be disclosed to regulatory authorities, or in any requisite SEC filings, or to the public, or to LFC's, Buyer's or GSI's shareholders, respectively, in proxy and related materials. If this Agreement is terminated, promptly after such termination all documents, working papers or other written material obtained by one party from the other party in connection with this Agreement shall be returned to the party that provided such material and all additional copies thereof shall be destroyed by the non-providing party and the parties shall comply with all the provisions of section 8.1.1 of this Agreement, below, concerning the treatment of Confidential Information.

                           4.2.3 Commencing with the date of this Agreement and continuing until the first to occur of the Closing Date or the termination of this Agreement in accordance with the terms and provisions hereof, each of GSI and Guthrie Bank, as the case may be, shall promptly advise Buyer in writing of any matter relating to its respective financial condition, operations, assets, liabilities or business which arises or is discovered after the date of this Agreement, and which if existing or known on the date hereof would have been required to be set forth and described herein or in one of the Exhibits to this Agreement.

                  Section 4.3 Cooperation. The Parties hereto shall cooperate with each other in every way in carrying out the transactions contemplated hereby, in obtaining all required regulatory and any other approvals and authorizations therefor, and in executing and delivering all documents, instruments or copies thereof deemed necessary or useful by either party hereto. Buyer shall, at its sole cost and expense, promptly prepare and file such regulatory applications as are necessary to secure all federal and state approvals necessary to effectuate the transactions contemplated herein and GSI and Guthrie Bank, respectively, shall each assist Buyer with respect to any necessary applications to be filed with the OCC, the OTS, the FRB and the FDIC, respectively, provided, that the preparation and expense of all such applications shall be the sole responsibility of Buyer. Each party shall have the right to review and approve in advance all characterizations of the information relating to it and made by the other party which appear in any filing made in connection with the transactions contemplated by this Agreement.

                  Section 4.4 Buyer to Have No Control of GSI or Guthrie Bank Prior to the Closing Date. Prior to the Closing Date, Buyer will not control or attempt to exercise any control (as that term is defined in the Bank Control
Act) of the respective business or affairs of either GSI or Guthrie Bank. Prior to the Closing Date, the management and policy control of GSI and Guthrie Bank will each reside solely in its respective officers and directors and the election of its respective directors shall be solely the affair of their respective shareholders.

                  Section 4.5 Employees and Benefits. All employees of GSI and of Guthrie Bank, respectively, will, upon the Closing Date, continue as the respective employees of GSI and of Guthrie Bank, but the continuation of said employment thereafter shall be within the sole and absolute discretion of the officers and directors of Buyer, except to the extent otherwise specifically provided in this Agreement.

                  Section 4.6 Agreement Not to Negotiate. As a material inducement to cause Buyer to enter into this Agreement, Sellers (subject to the exercise of their fiduciary duties as advised by their counsel) hereby agree that during the term of this Agreement they will not, either themselves, itself, or through their, or its respective officers, directors, employees, agents, accountants, counsel, representatives or others, (i) solicit any other acquisition proposals, engage in any discussions concerning, or negotiate with other persons or entities regarding, any other acquisition proposals, whether formally or informally, or (ii) provide (except as may be required by law) any non-public information documents or materials to any person or entity (other than Buyer), or its agents, in connection with such proposals. If either of GSI or Guthrie Bank, respectively, violates this Section 4.6 in any respect, then, and in such event, Buyer shall be entitled to immediately seek the specific performance of this Agreement and GSI and Guthrie Bank each specifically acknowledge and agree that, then, and in such event, such equitable remedy will be necessary and appropriate for Buyer to seek and that in such event a legal remedy of damages would not be adequate to compensate Buyer for such a breach of this Agreement.

                  Section 4.7 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Buyer may, with the written consent of GSI, which consent shall not be unreasonably withheld or denied, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of GSI and Guthrie Bank set forth herein; provided that (i) the federal income tax consequences of any transactions created by such modification shall not be changed, (ii) the consideration to be paid to the GSI Shareholders is not thereby changed in kind or reduced in amount as a result of such modification, and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other conditions to the obligations of Buyer as set forth in Article V of this Agreement below.

                  Section 4.8 Environmental Audits of All Real Property Owned During Last Five Years. GSI and Guthrie Bank covenant and agree, at the direction and control of Buyer, at Buyer's sole cost and expense, to obtain, as expeditiously as possible, Phase I Environmental Audits of all parcels of real property which either GSI or Guthrie Bank now own or have owned at any time during the five (5) year period of time immediately preceding the date this Agreement is fully executed by the Parties. Within fifteen (15) days after the execution of this Agreement, GSI and Guthrie Bank will provide a list and adequate legal descriptions of all such parcels of real property so owned by them to Buyer and shall fully cooperate and assist the environmental consultants selected by Buyer in performing such audits and in facilitating the prompt completion thereof. If any of the Phase I Environmental Audits recommend the conducting of a Phase II Environmental Audit of any such parcel of real property owned or formerly owned by GSI or Guthrie Bank then, and in such event, the Phase II Environmental Audits shall be conducted by Buyer's environmental consultants, as expeditiously as possible, at the sole cost and expense of Buyer. Complete copies of all such Phase I and Phase II Environmental Audits so obtained shall be provided to GSI and to Buyer as soon as they are available, subject to the confidentiality provisions of this Agreement.

                  Section 4.9 Termination of the Benefit Plans. Each participant in the Guthrie Bank ESOP who is not fully vested on the Closing Date will, in accordance with the existing terms of the Guthrie Bank ESOP, become fully vested in his or her respective Guthrie Bank ESOP account as of the Effective Time. GSI and Guthrie Bank shall, at their sole cost and expense, take all necessary and appropriate actions to cause all of the Benefit Plans, i.e., the Guthrie Bank ESOP, the Guthrie Bank 401(k) Plan and the Guthrie Bank Management Stock Bonus Plan, each of which are described and defined in Sections 1.14.12, 1.14.13 and 1.14.14, above, respectively, to be completely terminated on the Closing Date, or as soon thereafter as possible, in order that each of them will not have any continuing existence insofar as GSI, Guthrie Bank or Buyer is concerned and neither GSI, Guthrie Bank nor Buyer shall have any further or future liability or responsibility for any of the Benefit Plans from and after the Closing Date. The termination of each of the Benefit Plans shall be done in a manner complying with all provisions of the applicable laws and regulations and with the express terms and conditions of each of the Benefit Plans themselves. All funds to be paid by Buyer to the Guthrie Bank ESOP on the Closing Date to purchase all of the Common Stock owned by the Guthrie ESOP on the Closing Date, shall be held or distributed by the Trustees of the Guthrie Bank ESOP, as expeditiously as possible, in a manner fully complying with all applicable laws and regulations and the express terms of the Guthrie Bank ESOP, subject to the requirement in
Section 1.14.16, above, that the Trustees of the Guthrie Bank ESOP cause the Guthrie Bank ESOP to pay in full the then remaining balance of the ESOP Note to GSI, or Guthrie Bank, as the case may be, on the Closing Date (the ESOP Note has a balance of $226,655.00 as of the date of this Agreement). Upon repayment of the Guthrie Bank ESOP Note, the assets of the Guthrie Bank ESOP will be allocated in accordance with the terms of the Guthrie Bank ESOP. GSI, Guthrie Bank and the Directors, respectively, hereby covenant and agree to take all actions necessary to terminate each of the Benefit Plans in accordance with the terms and provisions of this Section 4.9 and to provide to Buyer on the Closing Date evidence satisfactory to Buyer that each of the Benefit Plans has been, or will expeditiously be, properly terminated and that neither Buyer, GSI nor Guthrie Bank will have any continuing liability or responsibility for operation and maintenance of any of the Benefit Plans from and after the Closing Date.

                  Section 4.10 Filings, Notices and Financial Statements. During the period commencing on the date hereof and ending on the Closing Date, Buyer shall provide to Sellers and Sellers shall provide to Buyer copies of all filings made by either Buyer or Seller, respectively, as the case may be, on or after the date hereof with the FRB, OTS, OCC and/or FDIC and any other federal or state regulatory agency which has authority to regulate Sellers or Buyer or any of their respective subsidiaries within three (3) business days following any such filing.

                  Section 4.11 Termination of Computer Servicing Agreement with BISYS, INC. On or before June 1, 1999, Guthrie Bank will provide written notice to BISYS, INC. ("BISYS") of its intent to completely terminate and discontinue, effective as of December 31, 1999, all data processing and other services currently being provided to Guthrie Bank under the terms and conditions of that certain Computer Servicing Agreement originally entered into by and between Guthrie Bank and COMAC Joint Venture dated January 1, 1985 ("BISYS Agreement"), as subsequently assigned to BISYS by COMAC Joint Venture and assumed by

BISYS, with Guthrie Bank's consent by virtue of that certain Acknowledgment and Assignment executed and delivered by COMAC Financial Systems, Inc. (The assignee of COMAC Joint Venture), BISYS and Guthrie Bank dated September 8, 1992 ("BISYS Assignment"). Guthrie Bank has delivered to Buyer prior to the date of this Agreement, true, complete and correct copies of the BISYS Agreement and the BISYS Assignment, together with any and all amendments and modifications thereto. The written notice of termination of the BISYS Agreement, effective December 31, 1999, to be given by Guthrie Bank on or before June 1, 1999, pursuant to this Section 4.11 shall be in form and substance acceptable to Buyer.

                  Section  4.12  Modification  of  Ochs  and  Warner  Employment
Agreements. Sellers agree to use their best efforts to obtain and provide to Buyer, on or before the Closing Date, from Ochs and Warner a written cancellation, release and surrender (in form and substance satisfactory to Buyer) of those certain Change in Control Severance Agreements, each dated February 11, 1997, by and between GSI and Ochs and Warner, respectively, such that such agreements shall cease, terminate, be of no further force and effect and impose absolutely no obligations or liabilities on either GSI or Buyer from and after the Closing Date. In addition, Guthrie Bank will use its best efforts to execute and enter into written modifications or amendments to the Ochs Employment Agreement and the Warner Employment Agreement, respectively, which will amend those employment agreements to delete in their entirety therefrom the provisions of Section 12(b)(ii) and (v) thereof, with all other provisions of the Ochs and Warner Employment Agreements to remain in full force and effect as originally stated. The said amendments to the Ochs and Warner Employment Agreements shall be in form and substance satisfactory to Buyer.

                                    ARTICLE V

                   CONDITIONS TO OBLIGATIONS OF BUYER TO CLOSE
                   -------------------------------------------

                  The obligations of Buyer to complete and consummate the transactions provided for in this Agreement shall be subject to the complete satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, provided that any such condition (other than those set forth in Section 5.1 below) may be waived by Buyer in writing.

                  Section 5.1 Regulatory Approvals. To the extent required by applicable law and regulations, (i) all applicable state and federal regulatory authorities having jurisdiction over the approval of this transaction, to include, without limitation, the OCC, the FDIC, the FRB and the OTS, shall have approved this Agreement and the transactions contemplated by this Agreement without the imposition of any condition or conditions which in the reasonable opinion of the Buyer, are unduly burdensome; (ii) all required notices have been published and all applicable waiting periods, including those under the Hart Scott Rodino Act, if applicable, have expired.

                  Section 5.2 Performance of Agreements. Each of the Sellers shall have performed all of their respective conditions, duties and obligations contained in this Agreement required to be performed by each of them prior to the Closing and specifically shall have obtained (i) the resolution of the Board of Directors authorizing and approving this Agreement and submitting it to a vote of the GSI Shareholders for approval, and (ii) the valid approval by a majority of the Shares of Common Stock owned by the GSI Shareholders of this Agreement and of the Acquisition, as expeditiously as possible after the date this Agreement is fully executed by the Parties, in a manner sufficient to cause the provisions of 18 O.S. 1991, ss.1090.1 to be applicable to this Agreement and the Acquisition for all purposes, and shall have provided evidence to Buyer, in form reasonably satisfactory to Buyer, that such requisite Board of Directors' and GSI Shareholders' approvals have been properly obtained. In addition, GSI shall have evidenced, or be able to evidence to Buyer on the Closing Date, that each of the Benefit Plans will be on the Closing Date, or as expeditiously as possible thereafter, completely terminated in accordance with the requirements of Sections 1.14.12, 1.14.13 and 1.14.14, respectively, and of Section 4.9 of this Agreement, above. Each of the Directors shall be prepared to transfer and convey to Buyer all of the Shares and Stock Options which they own on the Closing Date in the manner required by this Agreement.

                  Section 5.3 Continued Accuracy of Representations and Warranties. The representations and warranties of GSI and of Guthrie Bank (considered individually and collectively) contained in Article II of this Agreement must have been accurate in all material respects as of the date of the execution of this Agreement and must be accurate in all material respects on and as of the Closing Date with the same effect as if made on that date, without giving effect to any supplement made to the Exhibits to this Agreement after the date of the execution of this Agreement.

                  Section 5.4 Delivery of Closing Certificate by GSI and Guthrie Bank. Buyer shall have received a certificate, dated the Closing Date, in form satisfactory to Buyer, of GSI and Guthrie Bank, respectively, executed on behalf of GSI by its President and on behalf of Guthrie Bank by its President and by its Chief Financial Officer, certifying to (i) the Purchase Price, less any and all deductions, and (ii) to the satisfaction of the conditions set forth in Sections 5.2, 5.3, 5.5, 5.9 and 5.10 of this Article V to the best of the signers' knowledge (the "GSI Closing Certificate").

                  Section 5.5 Absence of Material Adverse Changes. There shall have been no material adverse change in the business, assets, prospects or financial condition of GSI and its subsidiary bank, Guthrie Bank, taken as a whole since December 31, 1998 (which will include, without limitation, the resignations of more than two (2) of their key executive employees, i.e., Vice President or above of Guthrie Bank, from their employment, or such key executive employees giving clear indication to Buyer, GSI or Guthrie Bank that they intend to resign from such employment, on or before the Closing Date or shortly thereafter, in anticipation of, or as a result of, the consummation of the Acquisition), other than changes which are the result of changes in laws or regulations or other factors affecting banking institutions, in general, and except for changes not prohibited by this Agreement.

                  Section 5.6 Opinion of Counsel of GSI and Guthrie Bank. Buyer shall have received from counsel for GSI and Guthrie Bank an opinion of counsel, dated the Closing Date, in the form and substance set forth in Exhibit 1.14.9 to this Agreement. In rendering such opinion, counsel for GSI and Guthrie Bank may rely upon the opinion of qualified counsel, upon certificates of government officials and officers of GSI and Guthrie Bank, respectively, provided that such counsel states that such counsel reasonably believes that such counsel and Buyer may justifiably rely upon such other opinions and the accuracy of such certificates, and provided further that such other opinions and certificates are delivered to Buyer concurrently with such counsel's opinion.

                  Section 5.7 Report of Pension Benefit Consultants Retained by Buyer as to Each of the Benefit Plans. Buyer shall have received the evaluation and report of the pension benefit consultants of Buyer's choosing, addressed to GSI and Buyer, in form and substance satisfactory to Buyer, opining or finding that each of the Benefit Plans was properly and validly established, has been and is qualified as an employee benefit plan by the Internal Revenue Service, has been properly operated and maintained by GSI and Guthrie Bank until the Closing Date and is being properly terminated by GSI or Guthrie Bank, as the case may be, on the Closing Date, or as expeditiously thereafter as possible, in accordance with all applicable laws and regulations and the express terms and provisions of each of the Benefit Plans, and that such consultants, do not know, or have any reason to know, of any materially adverse tax consequences or other liabilities that may be incurred by GSI, Guthrie Bank or Buyer, respectively, by reason of the operation, maintenance and termination of any of the Benefit Plans (other than (i) any amounts reflected for any such liabilities on the Financial Statements of GSI and Guthrie Bank; (ii) any amounts ordinarily and customarily incurred with regard to the termination of such plans; and (iii) any amounts disclosed b Sellers to Buyer on Exhibit 5.7, which is attached hereto and by this reference made an integral part hereof).

                  Section 5.8 Environmental Audits Do Not Disclose the Existence of a Significant Hazardous Materials Problem. None of the Phase I or Phase II Environmental Audits to be obtained by GSI and Guthrie Bank and provided to Buyer pursuant to the requirements of Section 4.9, above, reveals the presence of Hazardous Materials, as defined above, or the violation of any Environmental Laws, as defined above, with regard to any of the real property owned by GSI or Guthrie Bank now, or in the immediately preceding five (5) year period of time, which would, in the reasonable opinion of Buyer, impose a material liability, or a material potential liability (legal or economic) to Buyer if the Acquisition was to be consummated.

                  Section 5.9 Absence of Litigation. There shall not be pending any action in any court of competent jurisdiction seeking to enjoin consummation of the transactions contemplated by this Agreement, or any action which, in the opinion of counsel for Buyer, after an independent review of readily available facts and applicable law, poses a significant risk of resulting in the divestiture by Buyer of GSI or Guthrie Bank, or any material portion of the assets of either GSI or Guthrie Bank, respectively, or otherwise threatens to materially impair the value of the assets of either GSI or Guthrie Bank, respectively, or poses the possible assessment of significant damages against or the imposition of any other materially adverse consequences upon GSI or Guthrie Bank.

                  Section 5.10 Third Party Consents. GSI and Guthrie Bank, respectively, as the case may be, shall have received the consent of all third parties who are subject to agreements with any of them and which agreement requires or purports to require the consent of the other or another party thereto to the transactions contemplated by this Agreement.

                  Section 5.11 Resignation of Directors and Officers. Buyer shall have received currently dated original, written resignations from all of the current Directors and officers of GSI and Guthrie Bank, respectively (effective on the Closing Date).

                  Section 5.12 Executive Officers' and Directors' Releases. Buyer shall have received the currently dated original Releases, in the form and substance set forth in Exhibit 1.13.10 to this Agreement, from each of the executive officers and each of the Directors of GSI and Guthrie Bank, respectively.

                                   ARTICLE VI

                            CONDITIONS TO OBLIGATIONS
                             OF GSI AND GUTHRIE BANK
                             -----------------------


                  The obligations of GSI and Guthrie Bank to complete the transactions provided for in this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions precedent by Buyer, provided that any such condition (other than those set forth in Section 6.3 below) may be waived by GSI or Guthrie Bank in writing.

                  Section 6.1 Performance of Agreements. Buyer shall have performed all conditions, duties and obligations contained in this Agreement required to be performed by it prior to the Closing Date, and shall be prepared to pay the Purchase Price, in full, to all of the GSI Shareholders and all of the Stock Option Holders on the Closing Date.

                  Section 6.2 Continued Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in Article III of this Agreement shall, be true and correct in all material respects on and as of the Closing Date with the same effect as if made on that date.

                  Section 6.3 Regulatory Approvals. To the extent required by applicable law and regulations, all applicable federal and state regulatory authorities, if any, to include, without limitation, the OCC, the FDIC, the FRB and the OTS, shall have approved this Agreement and the transactions contemplated by this Agreement, without the imposition of any condition or conditions which in the reasonable opinion of GSI are unduly burdensome and all applicable waiting periods have expired and all required notices have been published.

                  Section 6.4 Delivery of Buyer's Closing Certificate. GSI and Guthrie Bank shall have received a certificate, dated the Closing Date, of Buyer's President, certifying to (i) the Closing Date and the Effective Time;
(ii) the Purchase Price, less any and all deductions; and (iii) to the satisfaction of the conditions set forth in Sections 6.1, 6.2 and 6.5 of this
Article VI to the best of the signer's knowledge (the "Buyer's Closing Certificate").

                  Section 6.5 Absence of Litigation. There shall be no pending or threatened litigation or administrative proceeding seeking to restrain, prevent, rescind or change the terms of the transaction contemplated by this Agreement or to obtain damages in connection therewith or any preliminary injunction restraining such transactions.

                  Section 6.6 Approval of Acquisition by GSI Shareholders. The valid approval of this Agreement and of the Acquisition has been made by a majority of the Shares of Common Stock owned by the GSI Shareholders in the manner required by 18 O.S. 1991 ss. 1090.1, and by the applicable provisions of GSI's Certificate of Incorporation and By-Laws.

                  Section 6.7 Opinion of Counsel of Buyer. Sellers shall receive from counsel for Buyer an opinion of counsel, dated the Closing Date, substantially in the form set forth in Exhibit 1.13.6 to this Agreement. In rendering such opinion, counsel for Buyer may rely upon the opinion of qualified counsel, upon certificates of government officials and officers of Buyer, provided that such counsel states that such counsel reasonably believes that such counsel and Sellers may justifiably rely upon such other opinions and the accuracy of such certificates, and provided further that such other opinions and certificates are delivered to Sellers concurrently with such counsel's opinion.

                  Section 6.8 Fairness Opinion. GSI shall have received an opinion from Hovde dated no more than three (3) days prior to the date the proxy statement pertaining to the shareholder meeting to be held to vote on the Acquisition is mailed to the GSI Shareholders (and if it becomes necessary to resolicit proxies thereafter, dated no more than three (3) days prior to the date of any substantive amendment to that proxy statement), to the effect that, in Hovde's opinion, the consideration to be paid to the GSI Shareholders under this Agreement for the Acquisition of their Shares is fair to them from a financial point of view ("Hovde Fairness Opinion").

                                   ARTICLE VII

                   TERMINATION, AMENDMENT AND WAIVER; REMEDIES
                   -------------------------------------------

                  Section 7.1 Termination by Mutual Consent. This Agreement may be terminated prior to the Closing Date by the mutual written consent of the Buyer and GSI.

                  Section 7.2 Termination by Any Party. This Agreement may be terminated by either GSI or Buyer after (i) receipt of written notice of final denial by any regulatory authority having jurisdiction of the transactions contemplated hereby, or (ii) if a vote of the GSI Shareholders is taken and GSI Shareholders possessing a majority of the issued and outstanding stock of GSI fail to vote to approve the Acquisition at the meeting held for that purpose (or any adjournment or postponement thereof) in accordance with the requirements of 18 O.S. 1991, ss. 1090.1.

                  Section 7.3 Termination by Buyer. Buyer may terminate this Agreement by giving written notice to GSI (i) if any condition in Article V hereof which must be fulfilled shall not have been fulfilled on or before the date specified for the fulfillment thereof; provided, however, that such notice shall include a statement of the grounds thereof and GSI shall have twenty (20) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if GSI cures the events or conditions giving the rise to such grounds to the satisfaction of Buyer, Buyer shall not have any right to terminate this Agreement based upon such specified events or conditions. If Buyer does elect to terminate this Agreement, pursuant to this provision, and GSI is unable to timely cure such default or breach within the said twenty (20) day period, then, in such event, this Agreement shall be null, void and of no further force and effect and none of the Parties hereto shall have any further rights, duties or liabilities hereunder unless otherwise expressly provided in this Agreement, except as otherwise specifically provided by Sections 4.2.2, 8.1.1, 8.1.2 or 7.9 of this Agreement.

                  Section 7.4 Termination by GSI. GSI may terminate this Agreement by giving written notice to Buyer if any condition in Article VI hereof which must be fulfilled before GSI is obligated to consummate the transactions contemplated hereby shall not have been fulfilled on or before the date specified for the fulfillment thereof; provided, however, that such notice shall include a statement of the grounds thereof and Buyer shall have twenty
(20) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if Buyer cures the events or conditions giving rise to such grounds, GSI shall not have any right to terminate this Agreement based upon such events or conditions. If GSI does elect to terminate this Agreement, pursuant to this Section, and Buyer is unable to timely cure its breach or default within said twenty (20) day period of time, then, and in such event, this Agreement shall be null, void and of no further force and effect, and none of the Parties hereto shall have any further rights, duties or liabilities hereunder, except as otherwise specifically provided by Sections 4.2.2, 8.1.1, 8.1.2, or 7.8 of this Agreement, or by the Escrow Agreement.

                  Section 7.5 Termination by Expiration. If the transactions contemplated by this Agreement have not been consummated prior to December 31, 1999, any Party hereto may elect to terminate this Agreement by giving written notice to the other Party hereto; provided that this right to terminate shall not be available to any Party hereto whose failure to perform an obligation under the Agreement has been the cause of, or has resulted in, the failure of the transactions contemplated herein to be consummated by December 31, 1999.

                  Section 7.6 Amendment. This Agreement may be amended or modified in whole or in part at any time by an agreement in writing executed by all of the Parties hereto.

                  Section 7.7 Waiver. At any time prior to the Closing Date, any of the Parties to this Agreement may, on their own respective behalf:

                           7.7.1 waive any inaccuracies in the representations and warranties by the other Party contained herein or in any document delivered by the other Party pursuant hereto; or

                           7.7.2 waive compliance by the other Party with the covenants, agreements or conditions contained herein.

                  Any  agreement to such waiver shall be valid only if set forth
in  an  instrument  in  writing  executed  by  a  duly  authorized   officer  or
representative of the Party granting such waiver.

                  Section 7.8 Remedies Upon Buyer's Failure or Refusal to Consummate the

Acquisition. In the event of the failure or refusal of Buyer to consummate the Acquisition under this Agreement despite the full satisfaction of all of the conditions to Buyer's obligations to consummate the Acquisition as set forth in
Article V of the Agreement, other than as a result of a failure or refusal of the Sellers to comply in some material respect with the terms and conditions of this Agreement (in addition to Sellers' right to terminate this Agreement in accordance with Section 7.4, above, in such event), in those circumstances, Buyer and Sellers agree that Sellers will incur expenses related to the Acquisition contemplated by this Agreement and that it is extremely difficult and impracticable to ascertain the extent of the detriment to Sellers caused by the breach or default by Buyer under this Agreement and the failure on Buyer's part to consummate the Acquisition contemplated by this Agreement under such circumstances, or the amount of compensation which Sellers should receive as a result of Buyer's said failure or refusal to consummate the Acquisition under the foregoing circumstances. Therefore, Buyer and Sellers do hereby agree that a reasonable estimate of the total net detriment that Sellers would suffer in the event that Buyer fails and refuses to consummate the Acquisition under this Agreement under the circumstances set forth and described in the first sentence of this section, is and shall be, as Sellers' sole and exclusive remedy under this Agreement in such event (whether at law or in equity), an amount equal to the Earnest Money Deposit, which has been paid by the Buyer to the Escrow Agent pursuant to the terms and provisions of Section 1.11 of this Agreement and the Escrow Agreement, which said Earnest Money Deposit, in such event, shall be paid or disbursed to the Sellers by the Escrow Agent in accordance with the specific terms and conditions of the Escrow Agreement. Said amount of the Earnest Money Deposit shall be the full, agreed and liquidated damages for the failure or refusal of the Buyer to consummate the Acquisition under the circumstances described above in this Section, all other claims to damages or any other remedies of any kind or nature (legal or equitable) being herein expressly waived and relinquished by Sellers. The payment of such amount to Sellers as liquidated damages is not intended as a forfeiture or penalty, but rather is intended to constitute liquidated damages to Sellers for Buyer's failure or refusal to consummate the Acquisition under the circumstances described above in this section. Upon the failure or refusal of the Buyer to consummate the Acquisition on the grounds described above in this Section, this Agreement shall be terminated and none of the Parties hereto shall have any further rights or obligations hereunder, except as otherwise specifically provided by Sections 4.2.2, 8.1.1, 8.1.2 and this Section 7.8 of this Agreement and for the right of Sellers to collect such liquidated damages in the amount of the Earnest Money Deposit, plus all interest accrued thereon, from the Escrow Agent, to the extent not previously disbursed by the Escrow Agent to the Sellers in accordance with the Escrow Agreement.

                  Section 7.9 Remedies Upon Sellers' Failure or Refusal to Consummate the Acquisition. In the event of a failure or refusal of the Sellers to consummate the Acquisition under this Agreement despite the full satisfaction of all of the conditions to Sellers' obligations to consummate this Agreement as set forth in Article VI of the Agreement, other than as a result of a failure or refusal of the Buyer to comply in some material respect with the terms and conditions of this Agreement, the Buyer, as its sole and exclusive remedies, shall be entitled to either (i) terminate this Agreement pursuant to the provisions of Section 7.3, above, and, in such event, shall receive a prompt payment or distribution as a refund or return of the Earnest Money Deposit, together with all interest earned thereon, from the Escrow Agent; or (ii) enforce specific performance of this Agreement, in which event, Sellers agree that such equitable remedy will be necessary and appropriate for Buyer to seek and that in such event a legal remedy of damages would not be adequate to compensate Buyer for such a breach of this Agreement by Sellers under the circumstances described above in this Section 7.9. However, if a court considering the request for specific performance determines that both (i) a breach of this Agreement resulted from the exercise of the fiduciary duties of the board of directors of Sellers as advised by their counsel in connection with another acquisition proposal obtained in compliance with Section 4.6 of this Agreement following the approval of this Agreement by GSI Stockholders and (ii) specific performance would be inequitable to the GSI Stockholders because of their approval of this Agreement prior to the Sellers' consideration of another acquisition proposal, then specific performance will not be required. The foregoing remedies shall be the sole and exclusive remedies of Buyer in the event of Sellers' failure or refusal to consummate the Acquisition under the circumstances described above in this Section, except for those rights and obligations accorded to Buyer by Sections 4.2.2, 8.1.1, 8.1.2 and this Section 7.9 of this Agreement which shall specifically survive the termination of this Agreement.

                                  ARTICLE VIII

                      GENERAL AND MISCELLANEOUS PROVISIONS
                      ------------------------------------

                  Section 8.1  Confidentiality.

                           8.1.1 Buyer acknowledges and agrees that the information to be provided by GSI and Guthrie Bank to Buyer under this Agreement and with regard to the transactions contemplated by this Agreement will contain information, reports and financial data which are confidential in nature and the property of GSI and Guthrie Bank, as the case may be (the "Confidential Information"). Accordingly, Buyer agrees that it, and any of its directors, officers, attorneys, accountants, employees or other agents that are given access to the Confidential Information, agree to be bound by the terms and provisions of this Section 8.1 of the Agreement. In consideration of GSI and Guthrie Bank providing Buyer with the Confidential Information, Buyer agrees to keep the Confidential Information in strict confidence, except as otherwise provided by this Agreement, and in order to maintain its confidentiality, Buyer agrees that it will not use or allow the use for any purpose of any Confidential Information other than in connection with preparing, evaluating and performing the transaction to be consummated pursuant to this Agreement. Buyer will not disclose or allow disclosure to others of any of the Confidential Information, except as provided herein and except to officers, employees, directors, attorneys, accountants or agents of Buyer who are actively and directly participating in Buyer's work in connection with the consummation of the transaction contemplated by this Agreement and Buyer will use its best efforts to cause all such officers, employees, directors, attorneys, accountants or agents to observe the terms of this section. Finally, Buyer agrees not to make or allow to be made copies of any of the Confidential Information except as necessary to perform the work to be performed by Buyer in conjunction with its evaluating and consummating the transaction contemplated by this Agreement.

                           8.1.2 The  provisions  of this  Section  8.1 shall be
         inoperative as to particular portions of the Confidential Information if such information (i) becomes generally available to the public other than as a result of a disclosure by Buyer, its officers, directors, attorneys, accountants, employees or agents; (ii) was available to Buyer on a non-confidential basis prior to its disclosure to Buyer by GSI or Guthrie Bank, or their respective officers, employees, directors, accountants, counsel, agents, advisors or representatives,
         (iii) becomes available to Buyer on a non-confidential basis from a source other than GSI or Guthrie Bank, or their respective officers, employees, directors, accountants, counsel, agents, advisors or representatives, unless Buyer knows, after due inquiry, that such source is not entitled to make the disclosure of such information to it; or (iv) is disclosed to the OCC, FRB, OTS or FDIC, or any other federal or state regulatory authority having jurisdiction over Buyer, or GSI or Guthrie Bank, upon a proper and valid request being made therefor by such agency, or by Buyer, or Buyer's affiliate, LFC, or by GSI, with regard to any required securities filing made by LFC or GSI with the SEC, the American Stock Exchange, NASDAQ and/or the Oklahoma Securities Commission or with their respective public shareholders. The provisions of this Section 8.1 shall be binding upon Buyer and its directors, officers, employees, accountants, attorneys and agents for a period of two (2) years from May 1, 1999, or until the Closing Date, if the transaction contemplated by this Agreement is consummated, whichever shall first occur. If Buyer is requested by any court or governmental agency or authority (other than the aforesaid state or federal regulatory authorities) to disclose any of the Confidential Information, then it will provide GSI with prompt notice of such request or requirement. GSI may then either seek appropriate protective or other injunctive relief from all or part of such request or requirement or waive the Buyer's compliance with the provisions of this
         Section 8.1 pertaining to the Confidential Information so sought with respect to all or any part of such request or requirement to produce such Confidential Information. If, after GSI has had a reasonable opportunity to seek such protective or injunctive relief, GSI has failed to obtain such relief, and, in the opinion of Buyer's counsel, Buyer believes it is legally compelled to disclose any of the Confidential Information to such court, agency, arbitrator or authority, then Buyer may disclose that portion of the Confidential Information which its counsel advises it that it is so compelled to disclose. In no event will Buyer oppose any action by GSI to obtain injunctive or other appropriate protective relief and/or other reliable assurance that confidential treatment will be accorded to the Confidential Information disclosed to such court, agency, arbitrator or other authority in such instances.

                  Section 8.2 Entire Agreement. The terms and conditions of this Agreement (i) constitute the entire agreement and understanding between the Buyer, GSI and Guthrie Bank; (ii) supersede all prior agreements and understandings, written or oral, between the Buyer, GSI and Guthrie Bank; and
(iii) may not be modified or amended except by an instrument mutually executed and delivered by the Buyer, GSI and Guthrie Bank.

                  Section 8.3 Governing Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with federal law, to the extent applicable, and otherwise by the laws and decisions of the State of Oklahoma.

                  Section 8.4 Notices. Any notice or other communication required or permitted under this Agreement, or convenient to the Buyer, GSI or Guthrie Bank in the consummation of the transactions contemplated hereby, shall be deemed delivered when (i) three (3) days after deposited in a receptacle of the United States Postal Service, as registered or certified mail, return receipt requested, postage prepaid, (ii) sent by electronic facsimile transmission (if receipt is verified), (iii) personally delivered, or (iv) one
(1) day after received by an overnight courier service (which obtains a receipt evidencing delivery) and shall be addressed as follows:

(i)   If to the Directors,         William L. Cunningham, President
      GSI or Guthrie Bank:            and Chief Executive Officer
                                   Guthrie Savings, Inc. and
                                   Guthrie Federal Savings Bank
                                   120 North Division Street
                                   Guthrie, Oklahoma   73044-3241
                                   Telephone: (405) 282-2201
                                   Telecopy:  (405) 282-8637

      with a copy to:              Richard Fisch, Esq.
                                   Malizia, Spidi, Sloane & Fisch, P.C.
                                   One Franklin Square
                                   1301 "K" Street, N.W., Suite 700 East
                                   Washington, D.C.   20005
                                   Telephone: (202) 434-4660
                                   Telecopy:  (202) 434-4661

(ii)  If to Buyer:                 Edward A. Townsend, Chairman of the Board
                                     of Directors and Chief Executive Officer
                                   Local Oklahoma Bank, F.S.B.
                                   3601 N.W. 63rd Street
                                   Oklahoma City, OK  73116
                                   Telephone:  (405) 841-2100
                                   Facsimile:  (405) 841-2289

      with a copy to:              Michael R. Ford, Esq.
                                   Fellers, Snider, Blankenship,
                                     Bailey & Tippens
                                   Bank One Tower
                                   100 N. Broadway, Suite 1700
                                   Oklahoma City, OK   73102-8820
                                   Telephone:  (405) 232-0621
                                   Facsimile:  (405) 232-9659

                  Section 8.5 Successors. The terms and conditions hereof shall be binding upon and inure to the benefit of the respective successors, assigns, heirs and personal representatives of the Directors, GSI and Guthrie Bank and of the Buyer.

                  Section 8.6 Attorney Fees, Costs and Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall pay its own respective legal and accounting fees and all other expenses and fees incurred by it in connection with the transactions contemplated by this Agreement. Should either the Buyer, GSI or Guthrie Bank employ an attorney or attorneys to enforce any of the terms and conditions hereof, or to protect any right, title or interest created or evidenced hereby, the non-prevailing party in any action pursued in courts of competent jurisdiction shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party.

                  Section 8.7 Press Releases and Public Statements. No party to this Agreement shall make, issue or release any public announcement, statement or acknowledgment of the existence of, or publicly reveal the terms, conditions or the status of, the transactions provided for herein without first obtaining the consent to such announcement, statement, acknowledgment, or revelation from the other Parties hereto, provided, however, that Buyer, or its affiliates, or GSI, may make any such release or announcement which, in the opinion of counsel for the Buyer or GSI, respectively, is necessary or appropriate for Buyer, or its affiliates, or GSI, as the case may be, to make in order to comply with applicable laws or regulations, to include, without limitation, any such release, announcement or filing which Buyer, or its affiliate, LFC, or GSI, is required to make pursuant to the applicable provisions of federal or state securities laws, or the rules and requirements of the SEC, American Stock Exchange or NASDAQ.

                  Section 8.8 Survival of Representations and Warranties. If the Acquisition is consummated or this Agreement is terminated pursuant to Article VII, above, then, and in either such event, the representations and warranties made by GSI and Guthrie Bank in Article II and by Buyer in Article III, respectively, in this Agreement shall not survive the Closing Date hereunder.

                  Section 8.9 Assignment and Legal Effect. None of the Parties to this Agreement may assign any of their respective rights, obligations or duties under this Agreement to any other person without the prior written consent of all other Parties hereto. Any assignment in contravention of this provision shall be void. Anything in this Agreement to the contrary notwithstanding, the Parties hereto shall not be required to take any action under this Agreement which is found by the final decision of appropriate federal or state governmental authorities to be inconsistent or in conflict with applicable federal or state laws or regulations pertaining to any of the Parties hereto.

                  Section 8.10 No Third-Party Beneficiaries. Execution of this Agreement by the Parties hereto is not intended to and does not confer any benefits or rights on (contractually or otherwise) any person or entity not a party to this Agreement unless otherwise expressly stated herein.

                  Section 8.11 Time. Time is of the essence to the performance of the terms and conditions of this Agreement, provided, however, that if the final date of any period which is set for a time provision under this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States of America or the State of Oklahoma, in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

                  Section 8.12 Severability. If any of the terms and conditions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other of the terms and conditions hereof and the terms and conditions hereof shall be thereafter construed as if such invalid, illegal or unenforceable term or conditions had never been contained herein.

                  Section 8.13 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute one and the same instrument.

                  Section 8.14 Additional Acts. In addition to the acts and deeds recited herein and contemplated hereby to be performed, executed and/or delivered by them, each of GSI, Guthrie Bank and Buyer, hereby agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing hereunder and thereafter any and all such further acts, deeds and assurances as the Buyer or GSI may reasonably require to (i) invest in the Buyer the complete ownership of and clear title to all assets and stock of GSI and Guthrie Bank, and (ii) to consummate the Acquisition and all of the other transactions contemplated by this Agreement.

                  Section 8.15 Headings. The headings herein are for reference purposes only and shall not affect the meanings or interpretation of the terms and conditions of this Agreement.

                  Section 8.16 Interpretation. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter, and vice-versa.

              ANNEX B -- FAIRNESS OPINION OF HOVDE FINANCIAL, INC.

                              Hovde Financial, Inc.
                     INVESTMENT BANKERS & FINANCIAL ADVISORS

                                  May 26, 1999


Board of Directors
Guthrie savings, Inc.
120 North Division Street
Guthrie, Oklahoma 73044-3241

Members of the Board:

         We have reviewed the Stock Purchase Agreement (the "Agreement") dated May 26, 1999, by and among Local Oklahoma Bank, N.A. ("Buyer"), and Guthrie Savings, Inc. ("GSI") and its wholly owned subsidiary, Guthrie Federal Savings Bank ("Guthrie Bank") pursuant to which, among other things, GSI will become a wholly owned subsidiary of Buyer and subsequently be dissolved, and Guthrie Bank will then be merged with and into Buyer. As is set forth in the Agreement, all of the issued and outstanding Shares (other than Dissenting Shares of Common Stock) and Stock Options shall be converted into the right to receive an aggregate amount of cash equal to $9,340,066.62, subject to reductions provided for in the Agreement (the "Purchase Price"). Capitalized terms used herein shall have the same meaning as in the Agreement, unless specifically stated otherwise.

         Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial bank and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. Pursuant to a written agreement dated September 3, 1998, between GSI and Hovde, Hovde was engaged to assist GSI in exploring various strategic options, including a merger or sale of GSI. Therefore, we are familiar with GSI (including its wholly owned subsidiary, Guthrie Bank), having acted as its financial advisor in connection with the proposed transaction, and having participated in the negotiations leading to the Agreement.

         During the course of our engagement, we reviewed and analyzed materials bearing upon the financial and operating conditions of GSI, Guthrie Bank and Buyer, and material prepared in connection with the proposed transaction, including the following: the Agreement; certain publicly available information concerning GSI, including consolidated financial statements for the years ended March 31, 1998 and 1997, and the quarters ended June 30, 1998, September 30, 1998, and December 31, 1998; the nature and terms of recent sale and merger transactions involving thrifts and thrift holding companies that we consider relevant; historical and current market data for the common stock of GSI; and, financial and other information provided to us by the managements of GSI, Guthrie Bank and Buyer.

Board of Directors
Guthrie Savings, inc.
May 26, 1999
Page Two


         In addition, we have conducted meetings with members of the senior management of GSI for the purpose of reviewing the future prospects of the company. In this regard, we considered the net present value of future cash flows attributable to each share of GSI and compared this to the per share value of the Purchase Price. We also took into account our assessment of general economic, market and financial conditions and our experience in other similar transactions as well as our overall knowledge of the banking industry and our general experience in securities valuations. As part of our engagement, we solicited and reviewed competitive bids from parties which we believed to be likely acquirers for GSI.

         In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by GSI and Buyer, and in the discussions with the management of GSI.

         Based on the foregoing and our experience as investment bankers, we are of the opinion that, as of the date hereof, the Purchase Price to be received by the shareholders of GSI as described in the Agreement is fair from a financial point of view.

                                        Sincerely,


                                        /s/Hovde Financial, Inc.
                                        ----------------------------------------
                                        HOVDE FINANCIAL, INC.

               ANNEX C -- OKLAHOMA LAW REGARDING APPRAISAL RIGHTS

                         OKLAHOMA General Corporate Act

         Section 1091 APPRAISAL RIGHTS.--A. Any shareholder of a corporation of this state who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection D of this section with respect to the shares, who continuously holds the shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection D of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to the provisions of
Section 1073 of this title shall be entitled to an appraisal by the district court of the fair value of the shares of stock under the circumstances described in subsections B and C of this section. As used in this section, the word "shareholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and "depository receipt" means an instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository. The provisions of this subsection shall be effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after November 1, 1988.

B. 1. Except as otherwise provided for in this subsection, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation, or of the acquired corporation in a share acquisition, to be effected pursuant to the provisions of
Section 1081, other than a merger effected pursuant to subsection G of Section 1081, and Sections 1082, 1086, 1087, 1090.1, or 1090.2 of this title.

         2. a. No appraisal rights under this section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either: (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (2) held of record by more than two thousand holders.

         No appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided in subsection G of section 1081 of this title.

            b. In addition, no appraisal rights shall be available for any shares of stock, or depository receipts in respect thereof, of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided for in subsection F of Section 1081 of this title.

         3. Notwithstanding the provisions of paragraph 2 of this subsection, appraisal rights provided for in this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to the provisions of Sections 1081, 1082, 1086 , or 1087, 1090.1 or 1090.2 of this title to accept for the stock anything except:

            a. shares of stock of the corporation surviving or resulting from the merger or consolidation or depository receipts thereof, or

            b. shares of stock of any other corporation, or depository receipt in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than two thousand holders, or

            c. cash in lieu of fractional shares or fractional depository receipts described in subparagraphs a and b of this paragraph, or

            d. any combination of the shares of stock, depository receipts, and cash in lieu of the fractional shares or depository receipt described in subparagraphs a, b, and c of this paragraph.

         4. In the event all of the stock of a subsidiary Oklahoma corporation party to a merger effected pursuant to the provisions of Section 1083 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Oklahoma corporation.

C. Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections D and E of this section, shall apply as nearly as is practicable.

D.  Appraisal rights shall be perfected as follows:

         1. If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its shareholders entitled to the appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in the notice a copy of this section. Each shareholder electing to demand the appraisal of the shares of the shareholder shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of the shares of the shareholder. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of the shares of the shareholder. A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of the merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation as of the date that the merger or consolidation has become effective; or

         2. If the merger or consolidation is approved pursuant to the provisions of Section 1073 or 1083 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten
(10) days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all of the shares of the class or series of stock of the constituent corporation, and shall include in such notice a copy of this section; provided, if the notice is given on or after the effective date of the merger or consolidation, the notice shall be given by the surviving or resulting corporation to all the holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. The notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify the shareholders of the effective date of the merger or consolidation. Any shareholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of the holder's shares. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends to demand the appraisal of the holder's shares. If the notice does not notify shareholders of the effective date of the merger or consolidation either:

            a. each constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of the constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation, or

            b. the surviving or resulting corporation shall send a second notice to all holders on or within ten (10) days after the effective date of the merger or consolidation; provided, however, that if the second notice is sent more than twenty (20) days following the mailing of the first notice, the second notice need only be sent to each shareholder who is entitled to appraisal rights and who has demanded appraisal of the holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the shareholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10) days prior to the date the notice is given; provided, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be the effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

E. Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with the provisions of subsections A and D of this section and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders; provided, however, at any time within sixty (60) days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw the demand of the shareholder for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty (120) days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections A and D of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. The written statement shall be mailed to the shareholder within ten (10) days after the shareholder's written request for a statement is received by the surviving or resulting corporation or within ten
(10) days after expiration of the period for delivery of demands for appraisal pursuant to the provisions of subsection D of this section, whichever is later.

F. Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which within twenty (20) days after service, shall file, in the office of the court clerk of the district court in which the petition was filed, a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements regarding the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such duly verified list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing on the petition be registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Notice shall also be given by one or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma, or other publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

G. At the hearing on the petition, the court shall determine the shareholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The court may require the shareholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with this direction, the court may dismiss the proceedings as to that shareholder.

H. After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to the provisions of subsection F of this section and who has submitted the certificates of stock of the shareholder to the court clerk, if required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights pursuant to the provisions of this section.

I. The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be made to each shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing the stock. The court's decree may be enforced as other decrees in the district court may be enforced, whether the surviving or resulting corporation be a corporation of this state or of any other state.

J. The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

K. From and after the effective date of the merger or consolidation, no shareholder who has demanded "appraisal rights "as provided for in subsection D of this section shall be entitled to vote the stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided for in subsection E of this section, or if the shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder's demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided for in subsection E of this section or thereafter with the written approval of the corporation, then the right of the shareholder to an appraisal shall cease; provided further; no appraisal proceeding in the district court shall be dismissed as to any shareholder without the approval of the court, and approval may be conditioned upon terms as the court deems just.

L. The shares of the surviving or resulting corporation into which the shares of any objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 422, L.'98, eff. 11-1-98.)

                EXHIBIT 1 -- 1999 ANNUAL REPORT TO STOCKHOLDERS

                                  [** LOGO **]

                              Guthrie Savings, Inc.

                              Annual Report - 1999

                              Guthrie Savings, Inc.
                              ANNUAL REPORT - 1999


--------------------------------------------------------------------------------

Table of Contents

--------------------------------------------------------------------------------


Letter to
Stockholders...............................................................    1

Corporate Profile and Stock Price Information..............................    2

Five-Year Financial Summary................................................    4

Management's Discussion and Analysis.......................................    6

Independent Auditor's Report...............................................  F-1

Consolidated Financial Statements..........................................  F-2

Notes to Consolidated Financial Statements.................................  F-8

Corporate Information......................................................   19

To Our Stockholders:

With great pleasure, we have announced that as of May 26, 1999 the Company and its subsidiary, Guthrie Federal Savings Bank, have signed a stock purchase agreement with Local Oklahoma Bank, N.A. If you, our stockholders, approve the agreement, then the Company and the Bank will be acquired by Local Oklahoma Bank through a share acquisition of all of the shares of the Company and the Bank will be owned by Local Oklahoma Bank. All current stockholders of the Company will receive a cash payment for their shares. We feel this move will provide our customers the opportunity to grow with a larger banking entity, which offers a broader range of products and services.


As for the year ended March 31, 1999, net income was $414,320 or $1.06 per share, this is a decrease of 22.64% from the year ended March 31, 1998. This decrease related to an overall decrease in net interest income and an increase in operating expenses.

The Board of Directors declared two $0.50 per share cash dividends during the year. The first dividend was declared in September 1998 for stockholders of record on October 5, 1998 and the other in January 1999 for stockholders of record on February 1, 1999. The special cash dividends were paid as a result of continued profitability of the Company and its wholly owned subsidiary, the Bank.

Guthrie Federal management is continuing to make the transition into the next millennium a priority. As Guthrie Federal moves forward, we can assure our employees, customers and stockholders that we are working diligently to make a coordinated effort to becoming Year 2000 compliant. Our efforts, both internal and external, are under going testing, and contingency plans are in place in the event of significant data processing delays, mistakes or failures.

We appreciate the loyal support that our stockholders, customers and employees have given us during the past years and ask for your continued support in the future.

Sincerely,



William L. Cunningham
President and Chief Executive Officer

Guthrie Savings, Inc.
================================================================================
CORPORATE PROFILE AND RELATED INFORMATION


Guthrie Savings, Inc. (the "Company") is the parent company for Guthrie Federal Savings Bank (the "Bank"). The Company is an Oklahoma corporation organized in May 1994 at the direction of Guthrie Federal Savings and Loan Association (the "Association") in connection with the Association's conversion from the mutual to stock form of ownership (the "Conversion"). On October 11, 1994, the Association completed its conversion and changed its name to Guthrie Federal Savings Bank and became a wholly owned subsidiary of the Company. The Company is a unitary savings and loan holding company which, under existing laws, generally is not restricted in the types of business activities in which it may engage provided the Bank retains a specified amount of its assets in housing-related investments. At the present time, since the Company does not conduct any active business, the Company does not intend to employ any persons other than officers but utilizes the support staff and facilities of the Bank from time to time.

Guthrie Federal Savings Bank is a federally chartered stock savings bank headquartered in Guthrie, Oklahoma. The Bank was founded in 1906 with a charter from the Territory of Oklahoma under the name of "Employees Building and Loan Association." Employees Building and Loan Association became known as "Guthrie Savings and Loan Association" in 1968 when it changed its name. In early August 1994, Guthrie became a federal association under the name "Guthrie Federal Savings and Loan Association." The Bank changed its name to Guthrie Federal Savings Bank in October of 1994 in connection with its conversion from mutual to stock form. The Bank's deposits have been federally insured by the Savings Association Insurance Fund ("SAIF") and its predecessor, the Federal Savings and Loan Insurance Corporation, since 1948, and the Bank is a member of the Federal Home Loan Bank (the "FHLB") System.

Guthrie Federal Savings Bank is primarily engaged in attracting deposits from the general public and using those deposits, together with other funds, to originate real estate loans on one- to four-family residences and, to a lesser extent, consumer loans. The Bank has one office in Guthrie, Oklahoma, which is located in its primary market area of Logan County, Oklahoma. In addition, the Bank holds interest-bearing deposits in other financial institutions and invests in mortgage-backed securities and investment securities. The Bank offers its customers fixed-rate and adjustable-rate mortgage loans, as well as consumer loans, including home equity and savings account loans.

The Company and the Bank have signed a stock purchase agreement, subject to stockholder approval, with Local Oklahoma Bank, N.A. Upon consummation of the agreement, the Company and the Bank will be acquired by Local Oklahoma Bank through a share acquisition procedure. All of the shares of common stock of the Company and the Bank will be owned by Local Oklahoma Bank and all current stockholders of the Company will receive a cash payment for their shares. See further discussion at Management's Discussion and Analysis of Financial Condition and Results of Operations.

Stock Market Information

There were 402,257 shares of common stock (net of treasury stock) of Guthrie Savings, Inc. outstanding on March 31, 1999, held by approximately 200 stockholders of record (not including the number of persons or entities holding the stock in nominee or street name though various brokerage firms). Since its issuance in October 1994, the Company's common stock has been traded in the over-the-counter market. The following table reflects high and low bid information for stock quotations as published by the National Daily Quotation System "pink sheets". These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.


                                        Year Ended March 31,
                        ------------------------------------------------------
                                        1999                        1998
                        --------------------------  --------------------------

                           HIGH           LOW          HIGH           LOW
                        ------------  ------------  ------------  ------------

      First Quarter       18 9/16       17 5/8        17 1/8        15 1/2
      Second Quarter      19 1/4        18 9/16       17            17
      Third Quarter       19 1/2        17            18            17
      Fourth Quarter      19 1/2        16 1/2        18 1/4        17 1/2


During the year ended March 31, 1999, the Board of Directors declared and paid two dividends of $0.50 each per share. The first $0.50 dividend was paid on October 15, 1998 and the second $0.50 dividend was paid on February 10, 1999. During the year ended March 31, 1998 the Board of Directors declared and paid two dividends totaling $1.00 per share. A $0.50 dividend was paid on October 10, 1997 and another $0.50 dividend was paid on February 10, 1998. The Company's ability to pay dividends to shareholders is largely dependent upon the dividends it receives from the Bank. The Bank is subject to regulatory limitations on the amount of cash dividends it may pay. The Bank may not declare or pay a cash dividend on any of its stock if the effect thereof would cause the Bank's regulatory capital to be reduced below (1) the amount required for the liquidation account established in connection with the Bank's conversion from mutual to stock form, or (2) the regulatory capital requirements imposed by the Office of Thrift Supervision ("OTS"). The stock purchase agreement with Local Oklahoma Bank, N.A. further restricts the Company's ability to pay dividends.

Guthrie Savings, Inc.

============================================================================================================================
FIVE-YEAR FINANCIAL SUMMARY

Selected Financial Condition Data (Dollars in Thousands) (*)
============================================================================================================================
At March 31,                                           1999           1998           1997           1996           1995
----------------------------------------------------------------------------------------------------------------------------
Total assets                                            $45,768        $48,627        $49,047        $46,820        $44,727
Loans receivable (1)                                     23,802         25,655         23,461         22,972         23,182
Investment securities held-to-maturity                    1,000          3,900          8,700          9,751          8,366
Investment securities available-for-sale                    648          2,175          2,062          2,133            929
Mortgage-backed securities held-to-maturity              11,460         12,615         13,273          9,428          9,869
Cash and cash equivalents                                 7,186          3,307            523          1,402          1,090
Deposits                                                 35,079         35,538         34,293         36,311         34,543
FHLB borrowings                                           3,000          5,196          6,700          2,000          1,700
Stockholders' equity                                      7,393          7,536          7,805          8,049          8,236

Summary of Operations (Dollars in Thousands) (*)
----------------------------------------------------------------------------------------------------------------------------
Year Ended March 31,                                   1999           1998           1997           1996           1995
----------------------------------------------------------------------------------------------------------------------------

Interest income                                         $ 3,442        $ 3,668        $ 3,632        $ 3,416        $ 3,198
Interest expense                                          1,721          1,877          1,833          1,761          1,489
                                                    ------------   ------------   ------------  -------------  -------------

  Net interest income                                     1,721          1,791          1,799          1,655          1,709
Provision for loan losses                                     7              3              1           (132)            12
                                                    ------------   ------------   ------------  -------------  -------------

  Net interest income after
     provision for loan losses                            1,714          1,788          1,798          1,787          1,697

Non-interest income                                         257            242            251            336            193
Non-interest expense (2)                                  1,295          1,179          1,416          1,229          1,095
                                                    ------------   ------------   ------------  -------------  -------------
Income before income taxes and
     cumulative effect of accounting change                 676            851            633            894            795
Provision for income taxes                                  262            315            253            309            250
                                                    ------------   ------------   ------------  -------------  -------------

Income before cumulative effect of
     accounting change                                      414            536            380            585            545
Cumulative effect of accounting change                        -              -              -              -              -
                                                    ------------   ------------   ------------  -------------  -------------

Net income                                                $ 414          $ 536          $ 380          $ 585          $ 545
                                                    ============   ============   ============  =============  =============

Basic earnings per share* (3)                            $ 1.10         $ 1.41         $ 0.92         $ 1.28         $ 0.48
                                                    ============   ============   ============  =============  =============

Diluted earnings per share* (3)                          $ 1.06         $ 1.36         $ 0.91         $ 1.27         $ 0.48
                                                    ============   ============   ============  =============  =============

Dividends per share (3)                                  $ 1.00         $ 1.00         $ 0.50         $ 0.50         $ 0.20
                                                    ============   ============   ============  =============  =============

Book value per common share
   outstanding at March 31                              $ 18.38        $ 18.05        $ 17.33        $ 16.61        $ 15.99
                                                    ============   ============   ============  =============  =============

* Data presented prior to October 11, 1994, the date of conversion, is for Guthrie Federal Savings Bank only.

(1)  Includes loans held-for-sale totaling $81,757 at March 31, 1998.

(2) For 1997, includes $225,000 for a special assessment to recapitalize the federal deposit insurance fund to which Guthrie Federal Savings Bank pays premiums.

(3) For 1995, only includes period following conversion from mutual to stock on October 11, 1994 (October 11, 1994 through March 31, 1995).

Guthrie Savings, Inc.

============================================================================================================================
FIVE-YEAR FINANCIAL SUMMARY

Selected Ratios and Other Data (*)
============================================================================================================================
Year Ended March 31,                               1999            1998           1997            1996            1995
----------------------------------------------------------------------------------------------------------------------------

Return on average assets                              0.88 %          1.11 %         0.79 %          1.30 %          1.24 %
Return on average equity                              5.61            7.25           4.89            7.12           10.39
Average equity to average assets                     15.66           15.26          16.13           18.18           11.93
Equity to assets at period end                       16.15           15.50          15.91           17.19           18.41
Net interest spread                                   3.11            3.13           3.14            2.98            3.59
Net yield on average interest earning assets          3.74            3.79           3.81            3.78            4.02
Non-performing loans to total assets                  0.68            0.42           0.85            1.33            1.80
Non-performing loans to net loans                     1.31            0.80           1.79            2.72            3.46
Non-performing assets to total assets                 0.68            0.44           0.85            1.33            1.94
Allowance for loan losses to total loans              1.43            1.38           1.61            1.70            2.33
Dividend payout                                      90.62           72.17          55.32           38.08           17.38
Number of:
  Real estate loans outstanding                        512             556            550             576             621
  Deposit accounts                                   4,326           4,435          4,538           4,772           4,744

                         [NET INCOME GRAPHICS OMITTED]

              [NON-PERFORMING ASSETS/TOTAL ASSETS GRAPHICS OMITTED]

                        [TOTAL ASSETS GRAPHICS OMITTED]

                     [STOCKHOLDERS' EQUITY GRAHICS OMITTED]



(*) Data presented prior to October 11, 1994, the date of conversion, is for Guthrie Federal Savings Bank only.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Guthrie Savings, Inc.

The following is a discussion of the financial condition and results of operations of the Company and its subsidiary Guthrie Federal Savings Bank (the "Bank"), and should be read in conjunction with the accompanying Consolidated Financial Statements.

General

The Bank is primarily engaged in the business of accepting deposit accounts from the general public and using these funds to originate mortgage loans for the purchase or refinancing of single-family residences located in Logan and northern counties in Oklahoma, and for the purchase of mortgage-backed and investment securities. The Bank also originates automobile loans, second mortgage loans, and deposit loans. The Bank's market has historically provided an excess of savings deposits over loan demand. Accordingly, in addition to originating loans in its market the Bank also purchases mortgage-backed securities and investment securities.

The Company's operations, as with those of the entire banking industry, are significantly affected by prevailing economic conditions, competition, and the monetary and fiscal policies of governmental agencies. Lending activities are influenced by the demand for loans, competition among lenders, the prevailing market rates of interest, primarily on competing investments, account maturities, and the levels of personal income and savings in the market area.

The earnings of the Bank depend primarily on its level of net interest income, which is the difference between interest income and interest expense. The Bank's net interest income is a function of its interest rate spread, which is determined by the difference between rates of interest earned on interest-earning assets, and rates of interest paid on interest-bearing liabilities. The Bank's earnings are also affected by its provision for losses on loans, as well as the amount of non-interest income and non-interest expense, such as compensation and related expenses, deposit insurance premiums, data processing costs, and income taxes.

Subsequent to the end of the fiscal year, the Company and the Bank signed a stock purchase agreement, subject to stockholder approval, with Local Oklahoma Bank, N.A. Upon consummation of the agreement, the Company and the Bank will be acquired by Local Oklahoma Bank through a share acquisition of all of the shares of common stock of the Company and the Bank will be owned by Local Oklahoma Bank. All current stockholders of the Company will receive a cash payment for their shares. Although the parties will remain separate until the share acquisition procedure, the Company and the Bank may, prior to the share acquisition procedure, begin to change the way they categorize and account for certain items that are reflected in the consolidated financial statements to reduce the number of changes that are made following the share acquisition procedure. It is not expected that these changes will result in any material differences from current practice until immediately prior to the share acquisition procedure. In the event the share acquisition procedure does not occur, there will be no material change in the operations of the Bank and the Company although there would be a one-time charge to cover expenses incurred in preparing for the acquisition. This charge could total approximately $150,000. Under certain circumstances if Local Oklahoma Bank, N.A. breaches the agreement with the Company, the Company could be entitled to receive a $500,000 earnest money deposit, which was paid by Local Oklahoma Bank, and any interest earned.

Financial Condition

Consolidated total assets decreased 5.88% from $48,626,898 at March 31, 1998 to $45,768,401 at March 31, 1999. This decrease is the result of the continued maturity of investment and mortgage-backed securities held-to-maturity. The proceeds from these maturities were used to decrease borrowings from the Federal Home Loan Bank and purchase treasury stock.

Cash and cash equivalents:
The Bank's cash and cash equivalents increased $3,878,695 or 117.27% from $3,307,419 at March 31, 1998 to $7,186,114 at March 31, 1999. This substantial increase is directly related to the decrease in investment and mortgage-backed securities discussed in the next two paragraphs.

Investment securities:
The Bank's securities portfolio provides liquidity for additional lending as well as additional interest income. The investment securities in the portfolio have varying maturities of ten years or less. Investment securities, including available-for-sale, decreased $4,426,351, or 72.86% from 6,074,751 at March 31, 1998 to $1,648,400 at March 31, 1999. This decrease was directly related to the decrease in borrowings from FHLB and purchase of treasury stock discussed above. Securities called during the year ended March 31, 1999 totaled $3,900,000.

Mortgage-backed securities:
Mortgage-backed securities decreased $1,154,701, or 9.15%, from $12,615,162 at March 31, 1998 to $11,460,461 at March 31, 1999. The Company did not have any mortgage-backed securities classified as available-for-sale at March 31, 1999 or 1998. During the year ended March 31, 1999, the Bank purchased $2,523,109 in mortgage-backed securities and repayments of mortgage-backed securities amounted to $3,647,283. Mortgage-backed securities generally provide for lower returns than loans originated by the Bank and are utilized when investable funds exceed loan demand.

Loans receivable:
Net loans receivable decreased $1,852,969, or 7.22%, from $25,655,194 at March 31, 1998 to $23,802,225 at March 31, 1999. This decline in the loan portfolio is related to an increase in loans originated for sale during the year. The Bank originated loans held-for-sale of $2,932,925 during fiscal 1999 compared to originations of $755,957 in fiscal 1998. Proceeds from the sale of loans classified as held-for-sale amounted to $3,038,784 in fiscal 1999 compared to sales of $679,013 in fiscal 1998. The Bank has supplemented its lending activity by originating and selling loans that are not consistent with the Bank's loan portfolio objectives.

The Bank has recognized impaired loans having recorded investments of $511,042 at March 31, 1999 and $440,137 at March 31, 1998. A loan is impaired when, based on management's evaluation of current and historical information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Loans that are classified as impaired are typically collateral dependent; therefore, impairment is measured based upon the fair value of the collateral less estimated costs to sell. Impairment is recognized by creating a valuation allowance with a corresponding charge to provision for loss on loans.

Management, as a part of the monitoring and evaluation of non-performing loans, classifies loans in accordance with regulatory provisions as loss, doubtful or substandard. Total loans classified as of March 31, 1999 and 1998, amounted to $731,093 and $652,442, respectively, including loans recognized as impaired. Those loans classified that are not recognized as impaired include loans which are currently past due 90 days or more or have a past history of delinquency. The level of classified loans have remained relatively constant as a result of improving economic conditions and real estate values. Classified loans have been considered by management in the evaluation of the adequacy of the allowance for loan loss. The Bank will continue with its existing collection policies to keep non-performing assets to a minimum, but no assurance can be given that negotiations with borrowers will continue to be successful. Management is unaware of any trends that it reasonably expects will materially impact future operating results, liquidity, or capital resources.

Foreclosed real estate:
The balance in foreclosed assets ("REO") at March 31, 1999 and 1998 was $0 and $10,500, respectively. The March 31, 1998 balance in REO consisted of undeveloped land. The balance in REO continues to be substantially lower than that experienced by the Bank in prior years.

Deposits:
Deposits remained fairly consistent, decreasing only 1.29% from $35,537,831 at March 31, 1998 to $35,078,760 at March 31, 1999. The Bank continues to offer rates consistent with rates offered by other financial institutions in the area but has not focused on offering aggressive rates to increase the deposit base. The average cost on deposits decreased slightly from 4.46% for the year ended March 31, 1998 to 4.29% for the year ended March 31, 1999.

Of the $22,910,213 in certificates of deposit held by the Bank at March 31, 1999, $19,604,566 of these deposits will mature during the year ended March 31, 2000. The majority of the Bank's time deposits consist of regular deposits from consumers within the Bank's surrounding community rather than institutional or brokered deposit accounts. As a result, most of these accounts of local customers are expected to be renewed.

Advances and other borrowings from Federal Home Loan Bank:
The Bank has continued to utilize advances from the FHLB as a source of funds. Fixed term advances from the FHLB totaled $3,000,000 and $5,196,000 at March 31, 1999 and 1998, respectively. There was one advance outstanding at March 31, 1999, this advance was an adjustable rate advance. The Bank did not receive any proceeds from FHLB advances during fiscal 1999. Of the $5,196,000 in fixed term advances outstanding at March 31, 1998, all were adjustable rate advances. The funds provided by the advances received during fiscal 1998 were used primarily to fund lending activity throughout the year.

The Bank also has a line of credit with the FHLB with no outstanding balance at March 31, 1999 or 1998. The funds available under the line of credit can be used to fund lending activity or for regular operations.

The weighted average cost of these borrowings from the FHLB was 5.08% and 5.58% for the years ended March 31, 1999 and 1998, respectively. The advance outstanding at March 31, 1999 matures during the year ended March 31, 2008.

Stockholders' equity:
Stockholders' equity decreased $143,034, from $7,536,128 at March 31, 1998 to $7,393,094 at March 31, 1999. The Company adopted a plan to purchase up to 15% of the Company's outstanding shares. At March 31, 1999 the Company had repurchased 112,868 shares of its common stock as part of a plan to enhance stockholder value. The book value per common share outstanding at March 31, 1999 was $18.38, up from $18.05 at March 31, 1998 and $17.33 at March 31, 1997. As
noted in the Stock Price Information section of this report the Company has also been consistently paying dividends to stockholders.

Implementation of New Accounting Pronouncements

During fiscal year 1999, the Company adopted the provisions of Statement No. 129 titled "Disclosure of Information about Capital Structure" and Statement No. 130 titled "Reporting Comprehensive Income." See Note 1 of the Consolidated Financial Statements for a discussion of these new accounting pronouncements and their effect on the Company.

Asset and Liability Management

The ability to maximize net interest income is largely dependent upon the achievement of a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities that either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates over a period of time. A gap is considered positive when the amount of interest-rate sensitive assets maturing, or repricing over a specified period of time, exceeds the amount of interest-rate sensitive liabilities maturing or repricing within that period and is considered negative when the amount of interest-rate sensitive liabilities maturing or repricing over a specified period of time exceeds the amount of interest-rate sensitive assets maturing or repricing within that period. Generally, during a period of rising interest rates, a negative gap within a given period of time would adversely affect net interest income, while a positive gap within a given period of time would result in an increase in net interest income; during a period of falling interest rates, a negative gap within a given period of time would result in an increase in net interest income while a positive gap within a given period of time would have the opposite effect.

In an effort to reduce interest rate risk and protect it from the negative effect of increases in interest rates, the Bank has instituted certain asset and liability management measures. The primary elements of this strategy include:
(i) balance sheet restructuring, and (ii) asset/liability management. Management's strategy for asset/liability management has consisted of (i) minimizing the origination of fixed rate mortgage loans with maturities of more than 15 years, (ii) originating adjustable rate mortgage loans for portfolio where maturities exceed 15 years, (iii) originating consumer and equity loans that are short-term or adjustable, (iv) collecting fee income from fixed rate loans with terms of more than 15 years that the Bank refers to other financial institution, and (v) focusing marketing efforts and pricing to extend the average maturities on deposits.

Quarterly, the OTS prepares a report on the interest rate sensitivity of the net portfolio value ("NPV") from information provided by Bank. The OTS adopted a rule in August 1993 incorporating an interest rate risk ("IRR") component into the risk-based capital rules. Implementation of the rule has been delayed until the OTS has tested the process under which institutions may appeal such capital deductions. The IRR component is a dollar amount that will be deducted from total capital for the purpose of calculating an institution's risk-based capital requirement and is measured in terms of the sensitivity of its NPV to changes in interest rates. The NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts. An institution's IRR is measured as the change to its NPV as the result of a hypothetical 200 basis point change in market interest rates. A resulting change in NPV of more than 2% of the estimated market value of its assets will require the institution to deduct from its capital 50% of that excess change. The rule provides that the OTS will calculate the IRR component quarterly for each institution.

The following tables present the Bank's NPV as well as other data as of March 31, 1999, as calculated by the OTS, based on information provided to the OTS by the Bank.

         Change in Interest
       Rates in Basis
       Points (Rate Shock)                     Net Portfolio Value                        NPV as % of Present Value of Assets
   ------------------------    ----------------------------------------------------     -----------------------------------------
                                 $ Amount           $ Change          Change %           NPV Ratio                   Change
                               ------------    ------------------    --------------     ----------------       ------------------
                                             (Dollars in Thousands)
           +300 bp                  $7,341                  (973)          (12)  %            16.18   %                  -158 bp
           +200 bp (1)              $7,861                  (453)           (5)  %            17.07   %                   -69 bp
           +100 bp                  $8,172                  (142)           (2)  %            17.57   %                   -19 bp
                  0 bp              $8,314                                                    17.76   %
           -100 bp                  $8,485                   171             2   %            18.00   %                   +24 bp
           -200 bp                  $8,698                   385             5   %            18.31   %                   +54 bp
           -300 bp                  $9,096                   782             9   %            18.92   %                  +116 bp


--------------------
(1) Denotes rate shock used to compute interest rate risk capital component.

                                                                  March 31, 1999
                                                                  --------------

Risk  Measures (200 Basis Point Rate Shock):

        Pre-Shock NPV Ratio:  NPV as % of Present Value of Assets       17.76 %
        Exposure Measure:  Post-Shock NPV Ratio                         17.07 %
        Sensitivity Measure:  Change in NPV Ratio                          69 bp



Set forth below is a breakout, by basis points of the Bank's NPV as of March 31, 1999 by assets, liabilities and off-balance sheet items.

                                                               No
  Net Portfolio Value      -300 bp    -200 bp    -100 bp     Change    +100 bp    +200 bp     +300 bp
------------------------  ---------- ---------- ---------- --------------------------------- ----------

Assets                      $48,081    $47,517    $47,139     $46,807    $46,506    $46,039    $45,367
-Liabilities                 19,019     38,843     38,670      38,501     38,335     38,170     38,009
+Off Balance Sheet               34         24         16           8          1         (8)       (17)
                          ---------- ---------- ---------- --------------------------------- ----------
Net Portfolio Value         $29,096    $ 8,698    $ 8,485     $ 8,314    $ 8,172    $ 7,861    $ 7,341
                          ========== ========== ========== ================================= ==========


Certain assumptions utilized by the OTS in assessing the interest rate risk of savings associations were employed in preparing the previous table. These assumptions related to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under the various interest rate scenarios. It was also assumed that delinquency rates would not change as a result of changes in interest rates although there can be no assurance that this will be the case. Even if interest rates change in the designated amounts, there can be no assurance that the Bank's assets and liabilities would perform as set forth above.

Certain shortcomings are inherent in the preceding NPV tables because the data reflect hypothetical changes in NPV based upon assumptions used by the OTS to evaluate the Bank as well as other institutions. However, net interest income should decline with instantaneous increases in interest rates while net interest income should increase with instantaneous declines in interest rates. Generally, during periods of increasing interest rates, the Bank's interest rate sensitive liabilities would reprice faster than its interest rate sensitive assets causing a decline in the Bank's interest rate spread and margin. This would result from an increase in the Bank's cost of funds that would not be immediately offset by an increase in its yield on earning assets. An increase in the cost of funds without an equivalent increase in the yield on earning assets would tend to reduce net interest income.

In times of decreasing interest rates, fixed rate assets could increase in value and the lag in repricing of interest rate sensitive assets could be expected to have a positive effect on the Bank's net interest income. However, changes in only certain rates, such as shorter term interest rate declines without longer term interest rate declines, could reduce or reverse the expected benefit from decreasing interest rates.

Average Balances, Interest and Average Yields and Rates

The following table sets forth certain information relating to the Bank's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from month-end balances. Management does not believe that the use of month-end balances instead of daily average balances has caused any material difference in the information presented.

                                                                               Years Ended March 31,
                                            ----------------------------------------------------------------------------------------
                                   March 31,
                                    1999               1999                            1998                         1997
                                   -------- ----------------------------- ----------------------------- ----------------------------
                                             Average             Average    Average            Average   Average            Average
                                                                 Yield/                        Yield/                       Yield/
                                             Balance  Interest    Cost      Balance  Interest   Cost     Balance  Interest   Cost
                                            --------- -------- ---------- ---------- --------- -------- --------- --------- --------
                                 (Dollars in Thousands)
Interest-earning assets:
  Loans receivable (1)              8.37 %  $ 25,018  $ 2,208     8.83 %   $ 24,619   $ 2,218   9.01 %  $ 22,895   $ 2,087   9.12 %
  Mortgage-backed securities        6.37 %    12,414      772     6.22 %     12,213       800   6.55 %    12,146       775   6.38 %
  Investment securities (2)         6.96 %     3,371      217     6.44 %      8,923       583   6.53 %    11,224       735   6.55 %
 Other interest-earning assets      4.78 %     5,174      245     4.74 %      1,514        67   4.43 %       866        35   4.04 %
                                   -------- --------- -------- ---------- ---------- --------- -------- --------- --------- --------
     Total interest-earning assets  7.21 %  $ 45,977  $ 3,442     7.49 %   $ 47,269   $ 3,668   7.76 %  $ 47,131   $ 3,632   7.71 %
                                   ======== ========= ======== ========== ========== ========= ======== ========= ========= ========
Non-interest-earning assets:                   1,180                          1,165                        1,151
                                            ---------                     ----------                    ---------
     Total assets                           $ 47,157                       $ 48,434                     $ 48,282
                                            =========                     ==========                    =========
Interest-bearing liabilities:
  Savings accounts                  2.41 %   $ 2,961     $ 76     2.57 %    $ 2,895      $ 75   2.59 %   $ 3,136      $ 81   2.58 %
  Demand deposits                   2.17 %     8,818      202     2.29 %      8,278       198   2.39 %     8,249       201   2.44 %
  Certificates of deposit           4.97 %    23,218    1,224     5.27 %     23,351     1,266   5.42 %    23,187     1,247   5.38 %
Other borrowed funds                4.78 %     4,313      219     5.08 %      6,057       338   5.58 %     5,545       305   5.50 %
                                   -------- --------- -------- ---------- ---------- --------- -------- --------- --------- --------
     Total interest-bearing
        liabilities                 4.08 %  $ 39,310  $ 1,721     4.38 %   $ 40,581   $ 1,877   4.63 %  $ 40,117   $ 1,834   4.57 %
                                   ======== ========= ======== ========== ========== ========= ======== ========= ========= ========

Non-interest bearing liabilities                 464                            464                          379
                                            ---------                     ----------                    ---------
     Total liabilities                      $ 39,774                       $ 41,045                     $ 40,496
                                            =========                     ==========                    =========
Stockholder's equity                           7,383                          7,389                        7,786
                                            ---------                     ----------                    ---------
     Total liabilities and
        stockholders' equity                $ 47,157                       $ 48,434                     $ 48,282
                                            =========                     ==========                    =========
                                                                        .
Net interest income                                   $ 1,721                         $ 1,791                      $ 1,798
                                                      ========                       =========                    =========
Interest rate spread (3)            3.13 %                        3.11 %                        3.13 %                       3.14 %
                                   ========                    ==========                      ========                     ========

Net yield on interest-earning
    assets (4)                                                    3.74 %                        3.79 %                       3.81 %
                                                               ==========                      ========                     ========
Ratio of average interest-
    earning assets to
    average interest-bearing
    liabilities                                                  116.96 %                      116.48 %                     117.48 %
                                                               ==========                      ========                    ========

(1)  Average balances include non-accrual loans.
(2)  Includes interest-bearing deposits in other financial institutions.
(3) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

The following Rate/Volume Analysis table presents, for the periods indicated, information regarding changes in interest income and interest expense (in thousands) of the Bank. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (changes in average volume multiplied by old rate); (ii) changes in rates (changes in rate multiplied by old average volume); and (iii) changes in rate-volume (changes in rate multiplied by the change in average volume).

                                                                         Years Ended March 31,
                                         --------------------------------------------------------------------------------------
                                                       1999 vs. 1998                               1998 vs. 1997
                                         ------------------------------------------  ------------------------------------------
                                                 Increase (Decrease) Due to                  Increase (Decrease) Due to
                                         ------------------------------------------  ------------------------------------------
                                                                Rate/                                      Rate/
                                          Volume      Rate      Volume      Net       Volume      Rate      Volume      Net
                                         ---------  ----------  --------  ---------  ---------  ---------- ---------  ---------

                                                                                       (In Thousands)
Interest income:
    Loans receivable                         $ 35       $ (44)     $ (1)      $(10)     $ 157       $ (25)     $ (1)     $ 131
    Mortgage-backed securities                 13         (40)       (1)       (28)         4          21         -         25
    Investment securities                    (362)         (8)        5       (365)      (150)         (2)        -       (152)
    Other interest-earning assets             161           5        11        177         26           3         3         32
                                         ---------  ----------  --------  ---------  ---------  ---------- ---------  ---------

       Total interest-earning assets        $(153)      $ (87)     $ 14      $(226)      $ 37        $ (3)      $ 2       $ 36
                                         =========  ==========  ========  =========  =========  ========== =========  =========

Interest expense:
    Savings accounts                          $ 2        $ (1)      $ -        $ 1       $ (6)        $ -       $ -       $ (6)
    Demand deposits                            13          (8)       (1)         4          1          (4)        -         (3)
    Certificates of deposits                   (7)        (35)        -        (42)         9           9         1         19
    Other borrowed funds                      (97)        (30)        8       (119)        28           4         1         33
                                         ---------  ----------  --------  ---------  ---------  ---------- ---------  ---------

       Total interest-bearing liabilities    $(89)      $ (74)      $ 7      $(156)      $ 32         $ 9       $ 2       $ 43
                                         =========  ==========  ========  =========  =========  ========== =========  =========

Net change in interest income                $(64)      $ (13)      $ 7       $(70)       $ 5       $ (12)      $ -       $ (7)
                                         =========  ==========  ========  =========  =========  ========== =========  =========


Comparison of Operating Results for the Years Ended March 31, 1999 and 1998

General:
Net income decreased $121,275 or 22.64%, from $535,595 at March 31, 1998 to $414,320 for the year ended March 31, 1999. This decrease relates to an overall decrease in net interest income and an increase in operating expenses.

The  operating  results  of the  Company  depend  to a great  degree  on its net interest income, which is the difference between interest income on interest-earning assets, primarily loans, mortgage-backed securities and investment securities, and interest expense on interest-bearing liabilities, primarily deposits and borrowings. The Company's net income is also affected by the level of its provision for losses on loans, non-interest income and non-interest expense.

Net interest income:
The Bank's net interest income for the year ended March 31, 1999 decreased $70,272, or 3.92%, from $1,790,804 for the year ended March 31, 1998 to
$1,720,532 for the year ended March 31, 1999. Interest income decreased $226,224, or 6.17%, and interest expense decreased $155,952, or 8.31%. Yields on the Company's interest-earning assets declined by 27 basis points during the year ended March 31, 1999, and the rates paid on the Company's interest-bearing liabilities decreased by 25 basis points resulting in a slight decrease in the interest rate spread to 3.11% for the year ended March 31, 1999 from 3.13% for the year ended March 31, 1998.

The $226,224 decrease in total interest income is primarily the result of the $187,851 decrease in interest on investment securities resulting from the overall decrease in the Company's investment portfolio. The decrease in investment securities, as reflected in the Bank's rate/volume analysis, resulting from a decrease in the volume of investment securities was $362,000.

The $155,952 decrease in total interest expense consists primarily of a $119,020 decrease in interest on borrowed funds as proceeds from investment securities were used to reduce advances from FHLB. As reflected in the Bank's rate/volume analysis, the decrease in interest expense resulting from the decreased volume of borrowed funds was $97,000, accompanied with the net decrease in the rate on total interest-bearing liabilities of $74,000.

Provision for losses on loans:
The Bank currently maintains, and the Board of Directors monitors, allowances for possible loan losses. These allowances are established based upon management's periodic evaluation of known and inherent risks in the loan portfolio, review of significant individual loans and collateral, review of delinquent loans, past loss experience, adverse situations that may affect the borrowers' ability to repay loans, current and expected market conditions and other factors management deems important. Determining the appropriate level of reserves involves a high degree of management judgment and is based upon historical and projected losses in the loan portfolio and the collateral value of specifically identified problem loans. Additionally, allowance strategies and policies are subject to periodic review and revision in response to current market conditions, actual loss experience and management's expectations.

The provision for losses on loans is the method by which the allowance for losses is adjusted during the period. The provision for losses on loans directly impacts net interest income; the amount of the provision for losses on loans reduces net interest income by the same amount. Likewise, if a provision for losses on loans is regularly recorded in prior periods and a smaller, or no, provision for losses on loans is recorded during a subsequent period, the amount of the reduction has the effect of increasing net interest income by that same amount.

The allowance for loan losses was $339,290 and $353,236 at March 31, 1999 and 1998, respectively. The provision for loan losses was $6,511 and $3,186 for the years ended March 31, 1999 and 1998, respectively. The provision for loan losses remained fairly consistent during the year ended March 31, 1999, as a result of management's evaluation of the adequacy of the allowance for losses on loans after considering the loan portfolio in conjunction with current and expected market conditions. This continuation in the level of allowance for loan losses is primarily attributable to the continued improving economy and real estate market in the primary market area, and the resulting low level of non-performing loans. Historical non-performing loan rations are presented with the five-year financial summary information. The allowance for loan losses as a percent of total loans was 1.43% at March 31, 1999 and 1.38% at March 31, 1998. While non-performing loans to net loans experienced a moderate increase in fiscal 1999 from 1998, both the fiscal 1999 and 1998 levels are the lowest in the past five years. Charge-offs, net of recoveries, remained comparable between 1998 and 1997, consisting of approximately $20,457 in 1999 and $26,642 in 1998.

While the Bank maintains its allowance for losses at a level that it considers to be adequate to provide for potential losses, there can be no assurance that further additions will not be made to the loss allowance and that such losses will not exceed the estimated amounts.

Non-interest income:
Non-interest income increased $15,252 from $242,436 for the year ended March 31, 1998 to $257,688 for the year ended March 31, 1999. This was primarily due to an increase in the net gain on the sale of loans of $19,289, from $4,813 during fiscal 1998 to $24,102 during fiscal 1999. The increase in loan sales results largely from an effort to supplement the Bank's traditional portfolio lending activity by making available to customers a broader array of loan products.

Non-interest expense:
Non-interest expense increased $116,219 or 9.86% for the year ended March 31, 1999 compared to March 31, 1998. The increase was primarily the result of increased occupancy expenses resulting from remodeling of the Bank facilities, additional non-capital expenses incurred to become Year 2000 compliant and an increase in professional fees relating to various tax and strategic planning issues arising during the year.

Income taxes:
The Bank's income tax expense decreased $53,289, or 22.64%, from $315,335 for the year ended March 31, 1998 to $262,046 for the year ended March 31, 1999. This decrease in income tax resulted from a decrease in pre-tax income.

Comparison of Operating Results for the Years Ended March 31, 1998 and 1997

General:
Net income increased $155,215, or 40.81%, from $380,380 for the year ended March 31, 1997 to $535,595 for the year ended March 31, 1998. As discussed in the following paragraphs, the net income for the year ended March 31, 1997 included a one-time special SAIF assessment of $225,433, which net of tax effect, resulted in decreasing fiscal year 1997 net income by approximately $149,000. Without the special assessment during the year ended March 31, 1997 net income would have been approximately $530,000, which is consistent with net income for the year ended March 31, 1998.

On September 30, 1996, President Clinton signed into law a bill that provided for a special assessment of SAIF insured institutions amounting to 65.7 basis points applied to the Bank's deposit base measured as of March 31, 1995. The total amount of the special assessment for the Bank was included in expense and paid during the year ended March 31, 1997.

Beginning January 1, 1997, deposit insurance assessments for most SAIF members were reduced to approximately 6.4 basis points of deposits on an annual basis and are expected to remain at that rate through the end of 1999, down from the previous level of 23 basis points, a reduction in the rate of deposit insurance assessed the Bank of approximately 70%. Through 1999 BIF members are expected to be assessed at approximately 1.3 basis points on deposits. Thereafter, assessments for BIF and SAIF members should be the same and SAIF and BIF may be merged. It is expected that these continuing assessments for both SAIF and BIF members will be used to repay outstanding Financing Corporation bond obligations.

Interest income:
Total interest income increased $35,771, or 0.98%, from $3,631,987 for the year ended March 31, 1997 to $3,667,758 for the year ended March 31, 1998. This slight increase resulted primarily from an increase in the average balance of loans receivable. As reflected in the rate/volume analysis, the change in interest income due to the volume of loans receivable was an increase of $157,000 during fiscal year 1998 from fiscal year 1997. This increase is offset by a decrease in interest income due to the volume of investment securities of $150,000 during fiscal year 1998 from fiscal year 1997.

Interest expense:
Total interest expense increased $43,371 or 2.37%, from $1,833,583 for the year ended March 31, 1997 to $1,876,954 for the year ended March 31, 1998. This increase was due to the increase in borrowed funds throughout the fiscal year. Approximately $28,000 of the increase in interest expense was due to an increase in the volume of other borrowed funds which consists of advances and borrowings from the FHLB. The average cost for interest-bearing liabilities increased slightly from 4.57% for the year ended March 31, 1997 to 4.63% for the year ended March 31, 1998.

Net interest income:
As a result of the above, net interest income decreased $7,600 or 0.42% from $1,798,404 for the year ended March 31, 1997 to $1,790,804 for the year ended March 31, 1998. Net interest income declined $12,000 as a result of rising interest rates. This was partially offset by an increase in net interest income attributable to an increase in the volume of interest bearing assets over interest bearing liabilities of $5,000.

Provision for losses on loans:
The provision for loan losses was $3,186 and $763 for the years ended March 31, 1998 and 1997, respectively. The provision for loan losses increased $2,423 for the year ended March 31, 1998 as a result of management's evaluation of the adequacy of the allowance in relation to the increase in the Bank's loan portfolio, including increases in non-mortgage lending. The allowance for loan losses as a percent of non-performing assets was 164.6% at March 31, 1998 compared to 89.9% at March 31, 1997.

Non-interest income:
Non-interest income decreased $8,841 from $251,277 for the year ended March 31, 1997 to $242,436 for the year ended March 31, 1998. This decrease is the result of a $46,528 gain on the sale of certain equity investments realized during fiscal 1997. This decrease was offset by an increase in income from service charges of $18,770 or 11.41%. Service and late charges increased primarily due to more strict enforcement of fee policies throughout fiscal year 1998.

Non-interest expense:
Total non-interest expense decreased $236,751 from $1,415,875 for the year ended March 31, 1997 to $1,179,124 for the year ended March 31, 1998. This decrease was primarily the result of the special one-time SAIF assessment of $225,433 during fiscal 1997. Federal insurance premium expense also decreased $41,341 or 65.71% from $62,913 for the year ended March 31, 1997 to $21,572 for the year ended March 31, 1998. The decrease in regulatory insurance and assessments was substantially due to the revised rate structure on insured deposits adopted by the FDIC after the recapitalization of the SAIF. The Bank's annual deposit insurance rate in effect prior to this recapitalization was 0.23% of insured deposits, declining to 0.18% of insured deposits for the quarter ended December 31, 1996, and reduced to 0.064% of insured deposits effective January 1, 1997.

Income tax expense:
The Company's income tax expense increased $62,672 or 24.80%, from $252,663 for the year ended March 31, 1997 to $315,335 for the year ended March 31, 1998. The principal reason for the increase was the increase in pre-tax income.

Liquidity and Capital Resources

Liquidity is measured by a financial institution's ability to raise funds through deposits, borrowed funds, capital or the sale of highly marketable assets such as available-for-sale securities. Additional sources of liquidity, including cash flow from both repayment of loans and maturity of investment securities, are also included in determining whether liquidity is satisfactory.

During fiscal 1999, cash and cash equivalents increased by $3,878,695, primarily as a result of investment securities being called or maturing during the year ended March 31, 1999 resulting in total funds provided by investing activities of $6,680,849. The Company also had net cash provided by operating activities of $529,418. The cash provided by investing and operating activities were partially offset by cash used by financing activities of $3,331,572. Cash and cash equivalents used by financing activities resulted primarily from the repayment of FHLB advances.

During fiscal 1998, cash and cash equivalents increased by $2,784,590, primarily as a result of investment and mortgage-backed securities classified as held-to-maturity being called during the year ended March 31, 1998 resulting in total funds provided by investing activities of $3,281,508. The Company also had net cash provided by operating activities of $710,136. The cash provided by investing and operating activities were partially offset by cash used by financing activities of $1,207,054. Cash and cash equivalents used by financing activities resulted primarily from the repayment of FHLB advances and other borrowings.

The Company's principal asset is its investment in the capital stock of the Bank, and because it does not generate any significant revenues independent of the Bank, the Company's liquidity is dependent on the extent to which it receives dividends from the Bank. The Bank's ability to pay dividends to the Company is dependent on its ability to generate earnings and is subject to a number of regulatory restrictions, the liquidation account and tax considerations. Under capital distribution regulations of the OTS, a savings institution that, immediately prior to, and on a proforma basis after giving effect to, a proposed dividend, has total capital that is at least equal to the amount of its fully phased-in capital requirements (a "Tier I Association") is permitted to pay dividends during a calendar year in an amount equal to the greater of (i) 75.0% of its net income for the recent four quarters, or (ii) 100.0% of its net income to date during the calendar year plus an amount that would reduce by one-half the amount by which its ratio of total capital to assets exceeded its fully phased-in risk-based capital ratio requirement at the beginning of the calendar year. At March 31, 1999, the Bank qualified as a Tier I Association. See Notes 10, 13 and 19 of Notes to Consolidated Financial Statements for additional information on capital levels and compliance, tax bad debt reserves and the liquidation account.
These capital distribution regulations were revised on April 1, 1999.

Cash dividends paid by the parent company to its common stock shareholders totaled $375,471 and $386,549 during the fiscal years 1999 and 1998, respectively. The payment of dividends on the common stock is subject to the direction of the Board of Directors of the Company and depends on a variety of factors, including operating results and financial condition, liquidity, regulatory capital limitations and other factors. It is the intention of the Bank to continue to pay dividends to the parent company, subject to regulatory, income tax and liquidation account considerations, to cover cash dividends on common stock when and as declared by the parent company.

The Bank is required under applicable federal regulations to maintain specified levels of "liquid" investments in qualifying types of U.S. Government, federal agency and other investments having maturities of five years or less. Current OTS regulations require that a savings bank maintain liquid assets of not less than 4% of its average daily balance of net withdrawable deposit accounts. At March 31, 1999, the Bank met its liquidity requirement and expects to meet this requirement in the future. The Bank adjusts liquidity as appropriate to meet its asset/liability objectives.

OTS has also set minimum capital requirements for savings banks such as the Bank. The capital standards generally require the maintenance of regulatory capital sufficient to meet a tangible capital requirement, a core capital requirement and a risk-based capital requirement. At March 31, 1999 the Bank exceeded all of the minimum capital requirements as currently required.

Impact of Inflation and Changing Prices

The financial statements of Guthrie Savings, Inc. and notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Nearly all the assets and liabilities of the Bank are monetary. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Year 2000 Issue

A great deal of information has been disseminated about the global computer crash that may occur in the Year 2000. Many computer programs that can only distinguish the final two digits of the year entered (a common programming practice in earlier years) are expected to read entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date or are expected to be unable to compute payment, interest or delinquency. Rapid and accurate data processing is essential to the operation of the Bank. Data processing is also essential to most other financial institutions and many other companies.

The most significant data processing applications of the Bank that could be affected by this problem are provided by a third party service bureau. The Bank has developed a plan to evaluate and test critical systems as they relate to the Year 2000 issues and the Bank's service center. The Bank is evaluating their internal data processing applications and has updated all computer terminals and installed a network system. The Bank has estimated the cost of addressing the Year 2000 issue to be approximately $100,000, consisting of $60,000 for new bank computer equipment, $30,000 relating to service bureau fees and approximately $10,000 for various other training and consulting fees. As of March 31, 1999 the Bank has expended $40,000 for upgraded computer equipment. This expenditure has been capitalized and will be depreciated over a three-year period. Data processing costs and conversion costs of $22,730 associated with Year 2000 expenses have been expensed as of March 31, 1999 and $600 per month of data processing costs will continue through the end of 1999. Expenses relating to training costs for the Year 2000 have been $3,500 as of March 31, 1999. The Bank's data service center currently has started external and internal testing of modifications to critical systems. This testing includes testing of interfaces between the Bank computer network, installed in October 1998, and the data service center. The Bank has also been evaluating its non-information technology systems (vault timers, electronic door lock and heating, ventilation and air conditioning controls, etc.). The Bank has examined all of its non-information technology systems and have either received certifications of Year 2000 compliance for systems controlled by third party providers or determined that the systems should not be impacted by the Year 2000. The Bank expects to further test the systems it controls and receive third party certification, where appropriate, that they will function. The Bank does not expect any material costs to address the non-information technology systems and has not had any material costs to date. The Bank has determined that the information technology systems it uses have substantially more Year 2000 risk than non-information technology systems it uses.

The Bank has evaluated most of its borrowers and does not believe that the Year 2000 problem should, on an aggregate basis, impact their ability to make payments to the Bank. Most of the Bank's residential borrowers are not dependent on their home computers for income and none of the commercial borrowers are so large that a Year 2000 problem would render them unable to collect revenue or rent and, in turn, continue to make loan payments to the Bank. As a result, the Bank has not contacted residential borrowers concerning this issue and does not consider this issue in the residential loan underwriting process. The Bank has contacted all commercial borrowers and considered this issue during commercial loan underwriting. The Bank does not expect any material costs to address this risk area.

If there is a problem with the service center or the Bank relating to the Year 2000 issue the Bank would likely experience significant data processing delays, mistakes or failures. These delays, mistakes or failures could have a significant adverse impact on the financial condition and results of operation of the Bank. If the Bank's service bureau would fail, which is not anticipated, the Bank would enter deposit and loan transactions by hand in the general ledger and compute loan payments and deposit balances and interest with the existing computer system. The Bank could do this because of the relatively small number of loan and deposit accounts and it's internal bookkeeping system. The computer systems are independently able to generate label and mailings for all of the Bank's customers and the Bank periodically tests this system and prints and stores this material. If this labor-intensive approach would be necessary, management and the employees would become much less efficient. However, the Bank believes that it would be able to operate in this manner indefinitely, until the Bank's existing service bureau would be able to again provide data processing services.

                          Independent Auditor's Report



To the Board of Directors and Stockholders of
   Guthrie Savings, Inc.
Guthrie, Oklahoma


We have audited the accompanying consolidated statements of financial condition of Guthrie Savings, Inc. and subsidiary as of March 31, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guthrie Savings, Inc. and subsidiary as of March 31, 1999 and 1998, and the results of their operations and cash flows for each of the three years in the period ended March 31, 1999 in conformity with generally accepted accounting principles.



                                             /s/Regier Carr & Monroe, L.L.P
                                             Regier Carr & Monroe, L.L.P.


April  23,  1999
(except  for Note 23,  as to
which  the date is May 26,  1999)
Wichita, Kansas

                              Guthrie Savings, Inc.

                 Consolidated Statements of Financial Condition
                             March 31, 1999 and 1998


ASSETS                                                                           1999                   1998
                                                                          --------------------   -------------------
Cash and cash equivalents:
        Interest bearing                                                          $ 6,778,318           $ 2,995,502
        Non-interest bearing                                                          407,796               311,917
                                                                          --------------------   -------------------
            Total cash and cash equivalents                                         7,186,114             3,307,419
Time deposits in other financial institutions                                         500,000
Investment securities held-to-maturity (estimated market
        value of $999,380 and $3,893,119 at March 31,
        1999 and 1998, respectively)                                                1,000,000             3,900,000
Investment securities available-for-sale                                              648,400             2,174,751
Mortgage-backed securities held-to-maturity (estimated
        market value of $11,507,649 and $12,744,277 at
        March 31, 1999 and 1998, respectively)                                     11,460,461            12,615,162
Loans receivable, net                                                              23,802,225            25,573,437
Loans held-for-sale                                                                                          81,757
Accrued income receivable                                                             229,454               262,853
Real estate owned and other repossessed assets, net                                                          10,500
Office properties and equipment, net                                                  716,549               569,093
Income taxes receivable, current                                                       89,231
Prepaid expenses and other assets                                                     135,967               131,926
                                                                          --------------------   -------------------
             Total assets                                                        $ 45,768,401          $ 48,626,898
                                                                          ====================   ===================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
        Deposits                                                                 $ 35,078,760          $ 35,537,831
        Advances and other borrowings from
            Federal Home Loan Bank                                                  3,000,000             5,196,000
        Advances from borrowers for taxes and insurance                                57,312                48,988
        Other liabilities and accrued expenses                                         70,940               109,081
        Deferred income                                                                43,153                50,824
        Income taxes payable, current                                                                        26,840
        Deferred income taxes                                                         125,142               121,206
                                                                          --------------------   -------------------

             Total liabilities                                                     38,375,307            41,090,770
                                                                          --------------------   -------------------
Commitments

Stockholders' equity:
        Preferred stock, $0.01 par value; 1,000,000 shares
          authorized; no shares outstanding
        Common stock, $0.01 par value; 3,000,000 shares
          authorized; 515,125 shares issued and outstanding                             5,151                 5,151
        Additional paid-in capital                                                  4,845,752             4,811,997
        Retained income, substantially restricted                                   4,580,402             4,541,553
        Accumulated other comprehensive income                                                               (3,443)
        Unamortized stock acquired by Employee Stock
          Ownership Plan                                                             (226,655)             (267,865)
        Unamortized compensation related to Management
          Stock Bonus Plan                                                            (60,938)             (103,490)
        Treasury stock, at cost, 112,868 and 97,668 shares
          at March 31, 1999 and 1998, respectively                                 (1,750,618)           (1,447,775)
                                                                          --------------------   -------------------

             Total stockholders' equity                                             7,393,094             7,536,128
                                                                          --------------------   -------------------

             Total liabilities and stockholders' equity                          $ 45,768,401          $ 48,626,898
                                                                          ====================   ===================

The Notes to Consolidated Financial Statements are an integral part of these statements.

                              Guthrie Savings, Inc.

                      Consolidated Statements of Operations
                    Years Ended March 31, 1999, 1998 and 1997

                                                               1999               1998                1997
                                                          ----------------   ----------------    ----------------
Interest income:
    Interest on loans                                          $2,207,776         $2,217,831          $2,087,179
    Interest on mortgage-backed securities                        771,864            800,182             774,790
    Interest and dividends on investment securities               461,894            649,745             770,018
                                                          ----------------   ----------------    ----------------

         Total interest income                                  3,441,534          3,667,758           3,631,987
                                                          ----------------   ----------------    ----------------
Interest expense:
    Deposits                                                    1,501,653          1,538,585           1,528,658
    Borrowed funds                                                219,349            338,369             304,925
                                                          ----------------   ----------------    ----------------

         Total interest expense                                 1,721,002          1,876,954           1,833,583
                                                          ----------------   ----------------    ----------------
         Net interest income                                    1,720,532          1,790,804           1,798,404

Provision for losses on loans                                       6,511              3,186                 763
                                                          ----------------   ----------------    ----------------
    Net interest income after provision for
      losses on loans                                           1,714,021          1,787,618           1,797,641
                                                          ----------------   ----------------    ----------------
Non-interest income:
    Service charges                                               172,449            183,331             164,561
    Gain on sale of loans                                          24,102              4,813
    Net gain on sale of investments                                                                       46,528
    Gain from real estate operations                                5,730              4,289                  12
    Other                                                          55,407             50,003              40,176
                                                          ----------------   ----------------    ----------------
         Total non-interest income                                257,688            242,436             251,277
                                                          ----------------   ----------------    ----------------

Non-interest expense:
    Compensation and related expenses                             636,463            624,197             589,319
    Occupancy expense                                              84,093             63,715              63,368
    Professional fees                                             144,669            110,740             118,628
    Federal insurance premium                                      21,182             21,572              62,913
    SAIF special assessment                                                                              225,433
    Data processing                                               108,669             82,873              83,210
    Bank charges                                                   59,401             52,534              57,922
    Other expense                                                 240,866            223,493             215,082
                                                          ----------------   ----------------    ----------------
         Total non-interest expense                             1,295,343          1,179,124           1,415,875
                                                          ----------------   ----------------    ----------------
         Income before income taxes                               676,366            850,930             633,043
                                                          ----------------   ----------------    ----------------
Income taxes:
    Currently payable                                             260,216            295,447             211,499
    Deferred tax expense                                            1,830             19,888              41,164
                                                          ----------------   ----------------    ----------------
         Total income taxes                                       262,046            315,335             252,663
                                                          ----------------   ----------------    ----------------

         Net income                                             $ 414,320          $ 535,595           $ 380,380
                                                          ================   ================    ================
Basic:
    Earnings per share                                             $ 1.10             $ 1.41              $ 0.92
                                                          ================   ================    ================

    Weighted average common shares outstanding                    374,994            380,544             413,112
                                                          ================   ================    ================
Diluted:
    Earnings per share                                             $ 1.06             $ 1.36              $ 0.91
                                                          ================   ================    ================

    Weighted average common shares outstanding                    389,234            392,522             417,485
                                                          ================   ================    ================

The Notes to Consolidated Financial Statements are an integral part of these statements.

                              Guthrie Savings, Inc.

                 Consolidated Statements of Comprehensive Income
                    Years Ended March 31, 1999, 1998 and 1997

                                                         1999              1998              1997
                                                      -------------   ---------------   ---------------
     Net income                                          $ 414,320         $ 535,595         $ 380,380
                                                      -------------   ---------------   ---------------

     Other comprehensive income, net of tax:
         Unrealized gains (losses) on securities:
            Unrealized holding gains (losses) arising
               during period                                 3,443            42,936            (5,755)

            Less:  reclassification adjustment for
               gains included in net income                                                    (30,708)
                                                      -------------   ---------------   ---------------

         Total other comprehensive income                    3,443            42,936           (36,463)
                                                      -------------   ---------------   ---------------

     Comprehensive income                                $ 417,763         $ 578,531          $343,917
                                                      =============   ===============   ===============

                              Guthrie Savings, Inc.

               Consolidated Statements of Changes in Stockholders'
                   Equity Years Ended March 31, 1999, 1998 and 1997

                                                                                       Unamortized  Unamoritzed
                                                                          Accumulated    Common     Compensation
                                                    Additional              Other         Stock       Related             Total
                                            Common   Paid-In    Retained Comprehensive  Acquired by    to     Treasury Stockholders'
                                             Stock   Capital    Earnings    Income        ESOP        MSBP     Stock     Equity
                                             ------  --------- ---------- ----------   -----------  -------   -------   ----------
Balance, March 31, 1996                      $5,151 $4,765,516 $4,222,553 $ (9,916)   $(350,285) $ (175,286)  $(409,078) $8,048,655
Allocation of shares by Employees' Stock
     Ownership Plan                                     14,152                           41,210                              55,362
Amortization of compensation related to
     Management Stock Bonus Plan                                                                     40,450                  40,450
Net income for the year ended March 31, 1997                      380,380                                                   380,380
Cash dividend paid ($0.50 per share)                             (210,426)                                                 (210,426)
Net change in unrealized loss on
     available-for-sale securities                                         (36,463)                                         (36,463)
Purchase of 34,268 treasury shares                                                                             (472,918)   (472,918)
                                             ------ ---------- ---------- --------   ----------- ----------- ----------- ----------
Balance, March 31, 1997                       5,151  4,779,668  4,392,507  (46,379)    (309,075)   (134,836)   (881,996)  7,805,040
Allocation of shares by Employees' Stock
     Ownership Plan                                     21,813                           41,210                              63,023
Management Stock Bonus Plan shares  awarded
     (618 shares)                                        2,255                                      (10,506)      8,251           -
Compensation related to stock options issued             3,090                                                                3,090
Amortization of compensation related to
     Management Stock Bonus Plan                         5,171                                       41,852                  47,023
Net income for the year ended March 31, 1998                      535,595                                                   535,595
Cash dividend paid ($1.00 per share)                             (386,549)                                                 (386,549)
Net change in unrealized loss
     on available-for-sale securities                                       42,936                                           42,936
Purchase of 33,520 treasury shares                                                                             (574,030)   (574,030)
                                             ------ ---------- ---------- --------   ----------- ----------- ----------- ----------
Balance, March 31, 1998                       5,151  4,811,997  4,541,553   (3,443)    (267,865)   (103,490) (1,447,775)  7,536,128
Allocation of shares by Employees' Stock
     Ownership Plan                                     24,329                           41,210                              65,539
Amortization of compensation related to
     Management Stock Bonus Plan                         9,426                                       42,552                  51,978
Net income for the year ended March 31, 1999                      414,320                                                   414,320
Cash dividend paid ($1.00 per share)                             (375,471)                                                 (375,471)
Net change in unrealized loss
     on available-for-sale securities                                        3,443                                            3,443
Purchase of 15,200 treasury shares                                                                             (302,843)   (302,843)
                                             ------ ---------- ---------- --------   ----------- ----------- ----------- ----------
Balance, March 31, 1999                      $5,151 $4,845,752 $4,580,402      $ -   $ (226,655)  $ (60,938)$(1,750,618) $7,393,094
                                             ====== ========== ========== ========  ============ =========== =========== ==========

The Notes to Consolidated Financial Statements are an integral part of these statements.

                              Guthrie Savings, Inc.

                      Consolidated Statements of Cash Flows
                    Years Ended March 31, 1999, 1998 and 1997

                                                                        1999              1998              1997
                                                                   ---------------   ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                         $ 414,320         $ 535,595         $ 380,380
     Adjustments to reconcile net income to net cash
         provided by operating activities:
            Gain on sale of investments                                                                       (46,528)
            Loss on sale of real estate acquired in
              settlement of loans                                           1,848                               1,698
            Depreciation                                                   38,162            31,593            37,027
            Amortization of premiums and discounts
              on investments and loans                                     (7,721)           (3,437)            3,660
            Provision for losses on loans and real
              estate owned                                                  6,511             3,186               763
            Origination of loans held-for-sale                         (2,932,925)         (755,957)
            Sale of loans held-for-sale                                 3,038,784           679,013
            Gain on sale of loans held-for-sale                           (24,102)           (4,813)
            Decrease in accrued interest receivable                        33,399            67,424            33,251
            (Increase) decrease in other assets                            (4,041)          (32,791)           11,710
            Increase (decrease) in accrued expenses                       (38,141)           48,276           (17,979)
            (Decrease) increase in accrued and deferred
              income taxes                                               (104,815)           28,911            90,738
            Amortization related to ESOP and MSBP                         108,091           110,046            95,812
            Other non-cash items, net                                          48             3,090            (1,839)
                                                                   ---------------   ---------------   ---------------

     Net cash provided by operating activities                            529,418           710,136           588,693
                                                                   ---------------   ---------------   ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Loan originations and principal payments on loans
       held-for-investment                                              1,757,425        (2,102,303)         (485,968)
     Proceeds from maturities and calls of investment
       securities held-to-maturity                                      3,400,000         5,300,000         1,550,000
     Proceeds from sales of investment securities
       available-for-sale                                                  81,800                             102,347
     Proceeds from maturities and calls of investment
       securities available-for-sale                                    1,500,000
     Acquisition of investment securities held-to-maturity             (1,000,000)         (500,000)         (500,000)
     Acquisition of investment securities available-for-sale              (49,900)          (48,300)          (39,700)
     Repayment of mortgage-backed securities
       held-to-maturity                                                 3,647,283         2,340,044         1,357,171
     Acquisition of mortgage-backed securities
       held-to-maturity                                                (2,523,109)       (1,705,880)       (5,227,289)
     Acquisition of fixed assets                                         (186,278)           (2,053)           (7,824)
     Proceeds from sale of foreclosed real estate                          53,016                              13,348
     Other investing activities, net                                          612
                                                                   ---------------   ---------------   ---------------

     Net cash provided (used) by investing activities                   6,680,849         3,281,508        (3,237,915)
                                                                  ---------------   ---------------   ---------------

The Notes to Consolidated Financial Statements are an integral part of these statements.

                              Guthrie Savings, Inc.

                    Years Ended March 31, 1999, 1998 and 1997

                                                                1999             1998             1997
                                                            -------------    ------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase (decrease) in deposits                      $   (465,582)   $  1,241,367    $ (2,016,506)
    Net increase (decrease) in escrow accounts                      8,324          16,158          (7,468)
    Proceeds from FHLB advance and other borrowings                            11,300,000      12,000,000
    Repayment of FHLB advance and other borrowings             (2,196,000)    (12,804,000)     (7,300,000)
    Purchase of treasury stock                                   (302,843)       (574,030)       (472,918)
    Cash dividends paid                                          (375,471)       (386,549)       (433,166)
                                                             ------------    ------------    ------------

Net cash provided (used) by financing activities               (3,331,572)     (1,207,054)      1,769,942
                                                             ------------    ------------    ------------

Net increase (decrease) in cash and cash equivalents            3,878,695       2,784,590        (879,280)

Cash and cash equivalents at beginning of year                  3,307,419         522,829       1,402,109
                                                             ------------    ------------    ------------

Cash and cash equivalents at end of year                     $  7,186,114    $  3,307,419    $    522,829
                                                             ============    ============    ============

SUPPLEMENTAL DISCLOSURES
    Cash paid during the year for:
      Interest on deposits, advances and other
        borrowings                                           $  1,716,966    $  1,873,167    $  1,835,422
                                                             ============    ============    ============

      Income taxes                                           $    410,410    $    237,703    $    189,059
                                                             ============    ============    ============

    Transfers from loans to foreclosed real estate           $     51,776    $     19,690    $     54,446
                                                             ============    ============    ============

    Loans to facilitate the sale of foreclosed real estate   $       --      $       --      $     39,400
                                                             ============    ============    ============

The Notes to Consolidated Financial Statements are an integral part of these statements.

                              Guthrie Savings, Inc.

                   Notes to Consolidated Financial Statements
                          March 31, 1999, 1998 and 1997


1.   Summary of Significant Accounting Policies

     Nature of operations:
     Guthrie Savings, Inc. (the Company) is an Oklahoma corporation and is the parent company of its wholly-owned subsidiary, Guthrie Federal Savings Bank (the Bank). At the present time, the Company does not conduct any active business.

     Guthrie Federal Savings Bank is primarily engaged in attracting deposits from the general public and using those deposits, together with other funds, to originate real estate loans on one- to four-family residences, and, to a lesser extent, consumer loans. The Bank has one office in Guthrie, Oklahoma, which is located in its primary market area of Logan County, Oklahoma. In addition, the Bank holds interest-bearing deposits in other financial institutions and invests in mortgage-backed securities and investment securities. The Bank offers its customers fixed-rate and adjustable-rate mortgage loans, as well as consumer loans, including home equity and savings account loans.

     Principles of consolidation:
     The accompanying consolidated financial statements include the accounts of Guthrie Savings, Inc. and its wholly-owned subsidiary, Guthrie Federal Savings Bank. Significant intercompany transactions and balances have been eliminated.

     Use of estimates:
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of assets acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and the valuation of assets acquired by foreclosure, management obtains independent appraisals for significant properties.

     Management believes that the allowances for losses on loans and valuations of assets acquired by foreclosure are adequate and appropriate. While management uses available information to recognize losses on loans and assets acquired by foreclosure, future loss may be accruable based on changes in economic conditions, particularly in central Oklahoma. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and valuations of assets acquired by foreclosure. Such agencies may require the Bank to recognize additional losses based on their judgment of information available to them at the time of their examination.

     Cash and cash equivalents:
     Cash and cash equivalents include unrestricted cash on hand, demand deposits maintained in depository institutions and other readily convertible investments with original contractual terms to maturity of three months or less.

     Investment and mortgage-backed securities:
     Regulations require the Bank to maintain liquidity for maturities of deposits and other short-term borrowings in cash, U.S. Government and other approved securities.

     Investments, including mortgage-backed securities, are classified as either held-to-maturity, trading, or available-for-sale. Held-to-maturity securities are securities for which the Bank has the positive intent and ability to hold to maturity and are reported at amortized cost. Trading securities are securities held principally for resale and are reported at fair value, with unrealized changes in value reported in the institution's income statement as part of its earnings. Available-for-sale securities are securities not classified as trading nor as held-to-maturity securities and are also reported at fair value, but any unrealized appreciation or depreciation, net of tax effects, are reported as a separate component of stockholders' equity until realized.

     Gains or losses on sales of available-for-sale securities are determined using the specific-identification method. All sales are made without recourse.

     Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

     Loans receivable:
     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances, net of deferred income on loans, undisbursed loan proceeds and the allowance for loss on loans. Premiums and discounts on loans are amortized into income using the interest method.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current level of non-performing assets, and current economic conditions.

     The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     Loan origination fees and certain direct costs are capitalized and recognized as an adjustment of the yield of the related loan.

     Loans held-for-sale:
     Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

     Foreclosed real estate:
     Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds the fair value less estimated costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in gain or loss on foreclosed real estate. The historical average holding period for such property is approximately six months.

     Financial instruments:
     All derivative financial instruments previously held or issued by the Company were held or issued for purposes other than trading. The Company did not hold or issue any derivative financial instruments during the years ended March 31, 1999, 1998 and 1997.

     Off-balance sheet instruments:
     In the ordinary course of business the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

     Office properties and equipment:
     Office properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis or accelerated methods over the estimated useful lives of five to fifty years for buildings and improvements and three to twenty years for furniture, fixtures, equipment and automobiles.

     Income taxes:
     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     Advertising costs:
     Advertising   costs  are   expensed  as  incurred  and  included  in  other
     non-interest expense. Advertising expenses totaled $22,181, $24,382 and $25,425 for the years ended March 31, 1999, 1998 and 1997, respectively.

     Stock-based compensation:
     In October, 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. This Statement establishes a fair-value-based method of accounting for stock compensation plans with employees and others. It applies to all arrangements under which employees receive shares of stock or other equity instruments of the employer, or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Although encouraged to do so, entities are not required to adopt the recognition and measurement aspects of SFAS No. 123, and may continue to account for stock-based compensation plans in accordance with APB Opinion
     25. The Company has adopted the recognition and measurement provisions of SFAS No. 123 effective for the fiscal year beginning April 1, 1997. SFAS No. 123 will effect the Company's stock options granted after April 1, 1997. These options are recognized and measured in accordance with the fair-value-based method of accounting.

     Comprehensive income:
     Effective April 1, 1998, the Corporation adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 130 entitled Reporting Comprehensive Income. This statement requires disclosures of the components of comprehensive income and the accumulated balance of other comprehensive income with consolidated stockholders' equity. The adoption of the provisions of SFAS No. 130, which are only of a disclosure nature, did not effect the Corporation's consolidated financial position, results of operations or liquidity.

     Earnings per share:
     Effective for the year ended March 31, 1998, the Company adopted the provisions of SFAS No. 128, entitled Earnings Per Share, and accordingly, restated all prior period earnings per share to conform with SFAS No. 128. This statement requires dual presentation with equal prominence of basic and diluted earnings per share (EPS) for income from continuing operations and for net income on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. See Note 12 for additional information.

     Impact of new accounting standards:

     In June 1998, FASB issued SFAS No. 133 entitled Accounting for Derivative Instruments and Hedging Activities. This statement requires the recognition of all derivative financial instruments as either assets or liabilities in the statement of financial position and measurement of those instruments at fair value. The accounting for gains and losses associated with changes in the fair value of a derivative and the effect on the consolidated financial statements will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value or cash flows of the asset or liability hedged. Under the provisions of SFAS No. 133, the method that will be used for assessing the effectiveness of a hedging derivative, as well as the measurement approach for determining the ineffective aspects of the hedge, must be established at the inception of the hedge. The methods must be consistent with the entity's approach to managing risk.

     SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999, with initial application as of the beginning of an entity's fiscal quarter; on that date, hedging relationships must be designated anew and documented pursuant to the provisions of this Statement. Earlier application is encouraged, but is permitted only as of the beginning of any fiscal quarter beginning after June 15, 1999. Retroactive application to financial statements of prior periods is prohibited. Management of the Company has not determined the quarter in which to adopt the provisions of this statement and does not believe that such adoption will have a material effect on the Company's financial position, liquidity or results of operations.

     The Financial Accounting Standards Board has issued a proposed SFAS that, if issued, would defer the effective date of SFAS No. 133 to all fiscal years beginning after June 15, 2000.

       Financial statement presentation:
       Certain items in prior year financial statements have been reclassified to conform to the 1998 presentation.

2.     Investment Securities

       The amortized cost and estimated market values of investment securities at March 31 are summarized as follows:

                                                                     March 31, 1999
                                           -------------------------------------------------------------------
                                                                  Gross          Gross          Estimated
                                               Amortized       Unrealized      Unrealized         Market
                                                 Cost             Gains          Losses           Value
                                           -----------------  -------------- --------------  -----------------
Held-to-maturity:
     Government Agency Securities                $1,000,000           $ 953        $ 1,573          $ 999,380
                                           -----------------  -------------- --------------  -----------------
         Total held-to-maturity                  $1,000,000           $ 953        $ 1,573          $ 999,380
                                           =================  ============== ==============  =================

Available-for-sale:
     Stock in Federal Home Loan Bank,
       at cost                                    $ 648,400                                           648,400
                                           -----------------  -------------- --------------  -----------------

          Total available-for-sale                $ 648,400             $ -            $ -          $ 648,400
                                           =================  ============== ==============  =================

                                                                     March 31, 1998
                                           -------------------------------------------------------------------
                                                                  Gross          Gross          Estimated
                                               Amortized       Unrealized      Unrealized         Market
                                                 Cost             Gains          Losses           Value
                                           -----------------  -------------- --------------  -----------------
Held-to-maturity:
     Government Agency Securities                $3,900,000         $ 1,292        $ 8,173        $ 3,893,119
                                           -----------------  -------------- --------------  -----------------
         Total held-to-maturity                  $3,900,000         $ 1,292        $ 8,173        $ 3,893,119
                                           =================  ============== ==============  =================

Available-for-sale:
     Government Agency Securities                $1,500,000             $ -        $ 5,549        $ 1,494,451
     Stock in Federal Home Loan Bank,
       at cost                                      680,300                                           680,300
                                           -----------------  -------------- --------------  -----------------

          Total available-for-sale               $2,180,300             $ -        $ 5,549        $ 2,174,751
                                           =================  ============== ==============  =================

       Government agency securities above include bonds and notes issued by various government agencies. Those agencies include the following:
       Federal Home Loan Bank, Fannie Mae, and Freddie Mac.

       Government Agency Securities at March 31, 1998 included $500,000 of Federal Home Loan Bank bonds, at cost, with dual indexed or inverse floating rate structures whose yield may not move consistent with general interest rate movements.

       Federal Home Loan Bank members are required to maintain an investment in stock at an amount equal to a percentage of outstanding home loans. Such stock is assumed to have a market value which is equal to cost.

       The amortized cost and estimated market value of debt securities at March 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The equity securities, including Federal Home Loan Bank Stock, have been excluded from the maturity table below because they do not have
       contractual   maturities   associated  with  debt   securities.

                                                Amortized        Estimated
                                                   Cost         Market Value
                                            ---------------- ----------------
   Held-to-maturity:

     Due after one year through five years        $ 500,000        $ 498,882
     Due after five years through ten years         500,000          500,498
                                            ---------------- ----------------

        Total held-to-maturity                   $1,000,000        $ 999,380
                                            ================ ================

     There were no sales of investment securities available-for-sale during the years ended March 31, 1999 and 1998. During the year ended March 31, 1997, there were realized gains on sales of investment securities available-for-sale of $46,528.

       Investment securities with a carrying amount of $500,000 and $0 as of March 31, 1999 and 1998, respectively, were pledged as collateral for public funds as discussed in Note 8.

3.     Mortgage-Backed Securities

       Mortgage-backed   securities,   all   of   which   were   classified   as
       held-to-maturity at March 31, 1999 and 1998, consist of the following:

                                                                                    March 31, 1999
                                                  ---------------------------------------------------------------------
                                                                          Gross          Gross           Estimated
                                                      Amortized        Unrealized     Unrealized           Market
                                                        Cost              Gains         Losses             Value
                                                  ------------------  -------------  --------------  ------------------

              FHLMC - fixed rate                           $ 885,819       $ 17,628                       $    903,447
              FHLMC - ARM's                                1,029,788                          32,712           997,076
              GNMA - ARM's                                 2,589,492         12,792            5,776         2,596,508
              FNMA - ARM's                                 1,593,211         18,290           16,703         1,594,798
              GNMA - fixed rate                              161,296          8,638                            169,934
              FNMA - fixed rate                            1,690,175            694           12,230         1,678,639
              Collateralized mortgage obligations-
                government agency issue                    3,510,680         56,849              282         3,567,247
                                                  ------------------  -------------   --------------  -----------------

                                                        $ 11,460,461       $114,891         $ 67,703      $ 11,507,649
                                                  ==================  =============   ==============  =================

                                                           March 31, 1998
                                       -----------------------------------------------------
                                           Gross        Gross        Estimated
                                         Amortized    Unrealized   Unrealized        Market
                                           Cost         Gains        Losses          Value
                                       -----------   -----------   -----------   -----------
FHLMC - fixed rate                     $ 1,252,544   $    10,226   $      --     $ 1,262,770
FHLMC - ARM's                            1,254,724           772        18,935     1,236,561
GNMA - ARM's                             2,920,533        16,944         4,905     2,932,572
FNMA - ARM's                             1,324,286                      29,363     1,294,923
GNMA - fixed rate                          309,791        12,869                     322,660
FNMA - fixed rate                          559,283                       7,144       552,139
Collateralized mortgage obligations-
  government agency issue                4,994,001       151,962         3,311     5,142,652
                                       -----------   -----------   -----------   -----------
                                       $12,615,162   $   192,773   $    63,658   $12,744,277
                                       ===========   ===========   ===========   ===========

     Collateralized mortgage obligations consist of floating rate notes with varying contractual principal maturities. The Bank has no principal only, interest only, or residual collateralized mortgage obligations.

     There were no realized gains or losses on sales of mortgage-backed securities during the years ended March 31, 1999, 1998 and 1997.

     There were no mortgage-backed securities classified as available-for-sale as of March 31, 1999 and 1998.

4.     Loans Receivable

       Loans receivable at March 31 are summarized as follows:

                                                              March 31,
                                                  ------------------------------------
                                                      1999                 1998
                                                  ---------------    -----------------
        Real estate loans:
          Residential                                $18,644,037          $19,486,296
          Construction                                 1,630,000            2,097,800
          Non-residential                              1,721,601            1,763,895
          Second mortgage and other equity             1,120,530            1,267,008
          Consumer                                     2,412,920            2,483,123
                                                  ---------------    -----------------
        Gross loans                                   25,529,088           27,098,122

          Less:  Loans in process                     (1,331,517)          (1,098,775)
                    Deferred loan fees and costs         (56,056)             (72,674)
                    Allowance for loan losses           (339,290)            (353,236)
                                                  ---------------    -----------------
          Net loans receivable                       $23,802,225          $25,573,437
                                                  ===============    =================

       The following is an analysis of the allowance for loss on loans:

                                                        March 31,
                                    ----------------------------------------------------
                                       1999               1998                1997
                                    --------------   ----------------    ---------------
Balance, beginning of year              $ 353,236          $ 376,692          $ 391,189
     Provision charged to operations        6,511              3,186                763
     Loans charged off                    (23,475)           (33,844)           (29,056)
     Recoveries                             3,018              7,202             13,796
                                    --------------   ----------------    ---------------

Balance, end of year                    $ 339,290          $ 353,236          $ 376,692
                                    ==============   ================    ===============

       Impairment of loans having recorded investments of $511,042 at March 31, 1999 and $440,137 at March 31, 1998 has been recognized in conformity with FASB Statement No. 114, as amended by FASB Statement No. 118. The average recorded investment in impaired loans during the years ended March 31, 1999 and 1998, was $475,590 and $403,227, respectively. The total allowance for loan losses related to these loans was $111,258 and $106,625 at March 31, 1999 and 1998. Allowances for loss on these loans are included in the above analysis of the overall allowance for loss on loans. Interest income on impaired loans of $48,484 and $46,105 was recognized for cash payments received for the years ended March 31, 1999 and 1998, respectively.

       It is Bank policy not to modify interest rates on loans associated with troubled debt restructuring. The Bank is not committed to lend additional funds to debtors whose loans have been modified.

       See Note 18 for disclosure of loans to related parties.

5.     Accrued Income Receivable

       Accrued interest receivable at March 31 is summarized as follows:

                                         1999                 1998
                                   -----------------    -----------------

    Mortgage-backed securities             $ 53,224             $ 61,121
    Loans receivable                        151,107              144,236
    Investments                              25,123               57,496
                                   -----------------    -----------------

                                          $ 229,454            $ 262,853
                                   =================    =================

6.     Foreclosed Real Estate

       Real estate owned or in judgment and other repossessed assets consist of the following:

                                                 1999                1998
                                           -----------------   -----------------
    Real estate acquired by foreclosure                 $ -            $ 10,500
                                           =================   =================

       There was no activity in the allowance for loss account for the years ended March 31, 1999, 1998 and 1997.

       Income (loss) from real estate operations for the years ended March 31 is as follows:

                                                    1999                1998                1997
                                              -----------------   -----------------   -----------------
      Net gain on sale of real estate owned            $ 5,823             $ 7,131             $ 1,439
      Operating expenses                                   (93)             (2,842)             (1,427)
                                              -----------------   -----------------   -----------------

                                                       $ 5,730             $ 4,289                $ 12
                                              =================   =================   =================

7.     Office Properties and Equipment

       Office properties and equipment are stated at cost less accumulated depreciation as follows:

                                                              March 31,
                                                --------------------------------
                                                      1999           1998
                                                -----------------  -------------
        Land                                           $ 398,332      $ 398,332
        Building and improvements                        680,285        622,292
        Furniture and equipment                          264,434        246,501
        Automobiles                                       13,103         13,103
                                                -----------------  -------------
                                                       1,356,154      1,280,228
        Less accumulated depreciation                   (639,605)      (711,135)
                                                -----------------  -------------
                                                       $ 716,549      $ 569,093
                                                =================  =============
        Depreciation expense (1997 - $37,027)           $ 38,162       $ 31,593
                                                =================  =============

8.     Deposits

       Deposits at March 31 are summarized as follows:

                                       1999                 1998
                                 -----------------    -----------------
     Demand deposits                   $9,156,846           $8,862,808
     Savings deposits                   3,011,701            2,926,724
     Certificates of deposit           22,910,213           23,748,299
                                 -----------------    -----------------
                                      $35,078,760          $35,537,831
                                 =================    =================

     The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 was $1,675,829 and $1,420,654 at March 31, 1999
     and 1998, respectively. Deposit accounts as of March 31, 1999 and 1998 included public funds of $400,000 and $0, respectively. Public funds were collateralized by investment securities as discussed in Note 2.

     At March 31, 1999, scheduled maturities of certificates of deposit are as follows:

Year Ending March 31,
----------------------------
        2000                  $19,604,566
        2001                    2,425,957
        2002                      498,830
        2003                      221,029
        2004                      159,831
                          -----------------

                              $22,910,213
                          =================

9.   Advances and Other Borrowings from Federal Home Loan Bank

     Advances and other borrowings from the Federal Home Loan Bank at March 31 are summarized as follows:

                               1999                1998
                          ----------------    ---------------
          Advances             $3,000,000         $5,196,000
                          ================    ===============

       At March 31, 1999 the Bank had $0 outstanding under a $3,000,000 line of credit with the Federal Home Loan Bank. The existing line of credit expires August 13, 1999. At March 31, 1998, the Bank had $0 outstanding under a $3,000,000 line of credit, due August 15, 1998. The line of credit bears interest at the line of credit rate established by the Federal Home Loan Bank. This rate is adjusted from time to time.

       Advances from the Federal Home Loan Bank are subject to fixed and adjustable interest rates and at March 31 consist of the following:

   Fiscal                        1999                                     1998
                 -------------------------------------    -------------------------------------
    Year                                 Weighted                                Weighted
  Maturity           Amount            Average Rate           Amount           Average Rate
--------------   ----------------    -----------------    ---------------    ------------------
    1999                     $ -                   %          $2,196,000              5.64 %
    2008               3,000,000              4.78             3,000,000              4.78
                 ----------------    -----------------    ---------------    ------------------

                      $3,000,000              4.78 %          $5,196,000              5.14 %
                 ================    =================    ===============    ==================

       The advances and line of credit are collateralized by a blanket pledge agreement, including all stock in Federal Home Loan Bank, qualifying mortgage loans, certain mortgage-related securities and other investments.

10.    Income Taxes

       The Company and subsidiary file consolidated federal income tax returns. The Company's effective income tax rate was different than the statutory federal income tax rate for the following reasons:

                                                               March 31,
                                      ---------------------------------------------------------------
                                              1999                  1998                  1997
                                      ------------------- --------------------- ---------------------
     Statutory federal income tax              34.0    %            34.0     %             34.0    %
     Increase resulting from:
       Oklahoma income tax                      3.9                  1.5
       Adjust tax bad debt reserves                                  0.8                    5.4
       Non-deductible items                     0.8                  0.4                    0.3
       Other                                                         0.4                    0.2
                                      ------------------- --------------------- ---------------------
                                               38.7    %            37.1     %             39.9    %
                                      =================== ===================== =====================

                                      F-17

     Deferred taxes are included in the accompanying Statement of Financial Condition at March 31, 1999 and 1998 for the estimated future tax effects of differences between the financial statement and federal income tax basis of assets and liabilities given the provisions of currently enacted tax laws.

     The net deferred tax asset (liability) at March 31, 1999 and 1998 was comprised of the following:

                                                                    1999            1998
                                                              -------------   -------------
        Deferred tax assets:
          Deferred loan fees and costs                             $ 6,119         $ 9,319
          Allowance for loan losses                                 86,560          93,614
          Unrealized loss on available-for-sale securities                           2,106
          Accrued compensation                                      17,186          15,911
                                                              -------------   -------------
            Total deferred tax assets                              109,865         120,950
                                                              -------------   -------------

        Deferred tax liabilities:
          Accumulated depreciation                                 (15,028)        (11,155)
          Special bad debt deduction                               (55,353)        (76,353)
          Increase in value of insurance contract                  (10,294)
          FHLB stock dividends                                    (154,332)       (154,648)
                                                              -------------   -------------
             Total deferred tax liabilities                       (235,007)       (242,156)
                                                              -------------   -------------

             Net liability                                      $ (125,142)     $ (121,206)
                                                              =============   =============

     No valuation allowance was recorded against deferred tax assets at March 31, 1999 and 1998.

     Effective with the tax year beginning April 1, 1996, the Bank is no longer able to use the percentage of taxable income method and began to recapture tax bad debt reserves of $377,949 over a six year period. The Bank recaptured $62,992 in tax bad debt reserves during each of the year ended March 31, 1999 and 1998. The reserves to be recaptured consist of bad debt deductions after December 31, 1987. If the amounts deducted prior to December 31, 1987 are used for purposes other than for loan losses, such as in a distribution in liquidation or otherwise, the amounts deducted would be subject to federal income tax at the then current corporate tax rate. The Bank has recorded a deferred tax asset related to the allowance for loan losses reported for financial reporting purposes and a deferred tax liability for special bad debt deductions after December 31, 1987. The
     Bank, in accordance with SFAS No. 109 had not recorded a deferred tax liability of approximately $372,000 related to approximately $979,000 of cumulative special bad debt deductions prior to December 31, 1987.

11.    Comprehensive Income

        Accumulated comprehensive income as of March 31, 1999, 1998 and 1997 consists of unrealized gains and losses on available-for-sale securities. Classification of comprehensive income and the related income tax (expense) or benefit for the years ended March 31, 1999, 1998 and 1997 is as follows:

                                                                                  Tax
                                                           Before-Tax          (Expense)        Net-of-Tax
                                                             Amount           or Benefit          Amount
                                                         ---------------    ---------------   ---------------
Year Ended March 31, 1999

    Unrealized gains (losses) on securities:
         Unrealized holding gains (losses)
          arising during period                                 $ 5,549           $ (2,106)          $ 3,443
         Less: reclassification adjustment
          for gains included in net income                            -                  -                 -
                                                         ---------------    ---------------   ---------------
             Total other comprehensive
               income                                           $ 5,549           $ (2,106)          $ 3,443
                                                         ===============    ===============   ===============
Year Ended March 31, 1998

    Unrealized gains (losses) on securities:
         Unrealized holding gains (losses)
          arising during period                                $ 64,724          $ (21,788)         $ 42,936
         Less: reclassification adjustment
          for gains included in net income                            -                  -                 -
                                                         ---------------    ---------------   ---------------
             Total other comprehensive
               income                                          $ 64,724          $ (21,788)         $ 42,936
                                                         ===============    ===============   ===============
Year Ended March 31, 1997

    Unrealized gains (losses) on securities:
         Unrealized holding gains (losses)
          arising during period                                $ (8,719)           $ 2,964          $ (5,755)
         Less: reclassification adjustment
          for gains included in net income                      (46,528)            15,820           (30,708)
                                                         ---------------    ---------------   ---------------
             Total other comprehensive
               income                                         $ (55,247)          $ 18,784          $(36,463)
                                                         ===============    ===============   ===============

12.    Earnings Per Share

       The following is a reconciliation of the numerators and denominators of the basic and diluted per share computations for income:

                                                        Income                 Shares            Per Share
                                                     (Numerator)           (Denominator)          Amount
                                                  -------------------    -------------------    ------------
Year ended March 31, 1999:
Basic EPS
     Income available to common stockholders               $ 414,320                374,994          $ 1.10
                                                                                                ============

Effect of dilutive securities
     MSBP shares                                                                      1,168
     Stock options                                                                   13,072
                                                  -------------------    -------------------
Diluted EPS                                                $ 414,320                389,234          $ 1.06
                                                  ===================    ===================    ============

Year ended March 31, 1998:
Basic EPS
     Income available to common stockholders               $ 535,595                380,544          $ 1.41
                                                                                                ============

Effect of dilutive securities
     MSBP shares                                                                      1,446
     Stock options                                                                   10,532
                                                  -------------------    -------------------
Diluted EPS                                                $ 535,595                392,522          $ 1.36
                                                  ===================    ===================    ============

Year ended March 31, 1997:
Basic EPS
     Income available to common stockholders               $ 380,380                413,112          $ 0.92
                                                                                                ============

Effect of dilutive securities
     MSBP shares                                                                        624
     Stock options                                                                    3,749
                                                  -------------------    -------------------
Diluted EPS                                                $ 380,380                417,485          $ 0.91
                                                  ===================    ===================    ============


13.    Regulatory and Capital Matters

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of core capital (as defined in the regulations) to assets (as defined) and core and total capital to risk weight assets (as defined). Management believes, as of March 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

     As of March 31, 1999, the most recent notification from the Office of Thrift Supervision (OTS) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Bank's actual capital amounts (in thousands) and ratios are also presented in the following table:

                                                                                               To Be Well
                                                                                            Capitalized Under
                                                                       For Capital          Prompt Corrective
                                               Actual              Adequacy Purposes:      Action Provisions:
                                     ---------------------------  ----------------------  ----------------------
                                         Amount          Ratio      Amount       Ratio      Amount       Ratio
                                     ----------------   --------  ------------  --------  ------------  --------
As of March 31, 1999:
Total (Risk-Based) Capital
     (to Risk Weighted Assets)               $ 7,217      35.3%       $ 1,632      8.0%       $ 2,042     10.0%
Core (Tier I) Capital
     (to Risk Weighted Assets)                 6,989      34.2%           N/A                   1,225      6.0%
Core (Tier I) Capital - leverage
     (to Assets)                               6,989      15.3%         1,825      4.0%         2,282      5.0%

As of March 31, 1998:
Total (Risk-Based) Capital
     (to Risk Weighted Assets)               $ 7,080      33.4%       $ 1,696      8.0%       $ 2,120     10.0%
Core (Tier I) Capital
     (to Risk Weighted Assets)                 6,833      32.2%           N/A                   1,272      6.0%
Core (Tier I) Capital - leverage
     (to Assets)                               6,833      14.1%         1,943      4.0%         2,428      5.0%


       The following is a reconciliation of net worth to regulatory capital as reported in the March 31, 1999 and 1998 reports to the Office of Thrift
       Supervision:

                                                                       March 31,
                                                         ---------------------------------------
                                                               1999                 1998
                                                         ------------------   ------------------
        Bank net worth per report
          to Office of Thrift Supervision                      $ 6,989,000          $ 6,830,000

        Rounding                                                      (339)                (584)
                                                         ------------------   ------------------
        Net worth as reported in accompanying
          financial statements (Bank only)                       6,988,661            6,829,416
        Adjustments to arrive at Core (Tier I)
          and Tangible Capital:
                  Unrealized losses on certain
                        available-for-sale securities                                     3,000
                                                         ------------------   ------------------
        Core (Tier I) and Tangible Capital                       6,988,661            6,832,416
        Adjustments to arrive at Total Capital:
                   Allowable portion of general
                        allowance for loan losses                  228,000              247,000
                                                         ------------------   ------------------
        Total Capital                                          $ 7,216,661          $ 7,079,416
                                                         ==================   ==================
        Risk weight assets                                     $20,422,000          $21,202,000
                                                         ==================   ==================

14.    Employee Benefits Plans

       Employee Retirement Plan:
       The Bank adopted a 401(k) defined contribution savings plan during the year ended March 31, 1997. Substantially all employees are covered under the contributory plan. Pension costs attributable to the year ended March 31, 1999 and 1998 were $10,184 and $9,748, respectively, including all current service costs.

       Employee Stock Ownership Plan:
       Upon conversion from mutual to stock form, the Bank established an employee stock ownership plan (ESOP). The original acquisition of 41,210 shares of Company stock by the plan was funded by a loan from the Company to the ESOP, in the amount of $412,100. The loan, together with interest, is to be repaid over a ten year period. The debt, which is accounted for as a liability of the Bank and a receivable for the Company, has been eliminated in consolidation.

       The Bank makes annual contributions to the ESOP equal to the ESOP's debt service less dividends received by the ESOP. All dividends received by the ESOP are used to pay debt service. The ESOP shares initially were pledged as collateral for its debt. As the debt is repaid, shares are released from the collateral and will be allocated to active employees, based on the proportion of debt service paid in the year. The Bank accounts for its ESOP in accordance with Statement of Position No. 93-6. Accordingly, the debt of the ESOP is recorded as debt of the Bank and the shares pledged as collateral are reported as unearned ESOP shares in the Statement of Financial Condition. As of March 31, 1999, the balance of indebtedness from the ESOP to the Company was $226,655, which is shown as a deduction from stockholders' equity on the consolidated statement of financial condition. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share (EPS) computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as compensation expense. ESOP compensation expense was $51,370, $52,721 and $29,606 for the years ended March 31, 1999, 1998 and 1997, respectively. As of March 31, 1999, of the 40,589 ESOP shares, 17,924 shares were allocated and 22,665 shares were unallocated. The 22,665 unallocated shares had an estimated market value of $419,303 at March 31, 1999.

       Management Stock Bonus Plan:
       During the year ended March 31, 1996, the Bank adopted a Management Stock Bonus Plan (MSBP), the objective of which is to enable the Bank to retain personnel of experience and ability in key positions of responsibility. All employees of the Bank are eligible to receive benefits under the MSBP. Benefits may be granted at the sole discretion of a committee appointed by the Board of Directors. The MSBP is managed by trustees who are non-employee directors and who have the responsibility to invest all funds contributed by the Bank to the trust created for the MSBP.

       The MSBP purchased 20,605 shares of the Company's stock for $275,083. Of these shares, 16,481 shares were granted in the form of restricted stock payable over a five-year period at the rate of one-fifth of such shares per year following the date of grant of the award. Compensation expense, in the amount of the fair market value of the common stock at the date of the grant to the employee, will be recognized pro rata over the five years during which the shares are payable. A recipient of such restricted stock will be entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in escrow. If a holder of such restricted stock terminates employment for reasons other than death, disability or retirement, the employee forfeits all rights to shares under restriction. If the participant's service terminates as a result of death, disability, retirement or a change in control of the Bank, all restrictions expire and all shares become unrestricted. The 4,124 shares that have not been granted are accounted for as treasury stock. The Board of Directors can terminate the MSBP at any time, and if it does so, any shares not allocated will revert to the Company.

15.    Stock Option Plan

       The Company's Board of Directors and stockholders ratified, effective July 27, 1995, the 1994 Stock Option Plan (the Option Plan). Pursuant to the Option Plan, 51,512 shares of common stock are reserved for issuance by the Company upon exercise of stock options granted to officers, directors and employees of the Company and Bank from time to time under the Option Plan. The purpose of the Option Plan is to provide additional incentive to certain officers, directors and key employees by facilitating their purchase of a stock interest in the Company. The Option Plan provides for the granting of incentive and non-incentive stock options with a duration of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the Option Plan. Stock to be offered under the Plan may be authorized but unissued common stock or previously issued shares which have been reacquired by the Company and held as Treasury shares.

       The Option Plan is administered by a committee of at least three non-employee directors designated by the Board of Directors (the Option Committee). The Option Committee selects the employees to whom options are to be granted and the number of shares to be granted. The option price may not be less than 100% of the fair market value of the shares on the date of the grant, and no option shall be exercisable after the expiration of ten years from the grant date. In the case of any employee who owns more than 10% of the outstanding common stock at the time the option is granted, the option price may not be less than 110% of the fair market value of the shares on the date of the grant, and the option shall not be exercisable after the expiration of five years from the grant date. The exercise price may be paid in cash, shares of the common stock, or a combination of both.

       Effective with ratification of the Option Plan, the Option Committee granted 39,661 shares of common stock, at an exercise price of $12.63 per share. Generally, options are exercisable at the rate of 20% on the one-year anniversary and 20% annually thereafter. Options shall be immediately exercisable in the event of the retirement following not less than 10 years of service, death or disability of the option holder, or upon change of control in the Company as provided in the plan. As of March 31, 1999, no options have been exercised and all options granted remain outstanding.

       The Company accounts for the fair value of its grants issued under the plan subsequent to April 1, 1997 in accordance with FASB Statement 123. The compensation cost that has been charged against income for the plan was $0 and $3,090 for the years ended March 31, 1999 and 1998, respectively.

       In accordance with SFAS No. 123, the fair value of each option grant is estimated on the date of grant based on discussions with management and various assumptions relating to the dividend yield, expected volatility, risk-free interest rate and expected life. The Company did not grant any stock options during the year ended March 31, 1999. Common stock options granted during the year ended March 31, 1998 had an exercise price of $17.00 per share and an estimated fair value of $2.00 per share.

     Certain information for the years ended March 31, 1999 and 1998 relative to stock options are as follows:

                                                                            March 31,
                                             -------------------------------------------------------------------

                                                          1999                                1998
                                             --------------------------------     ------------------------------

                                                               Weighted-Average                    Weighted-Average
Fixed Options                                    Shares         Exercise Price       Shares         Exercise Price
                                             --------------    --------------     -------------    ----------------
Outstanding at beginning of year                    41,206           $ 12.79            39,661          $ 12.63
    Granted                                                                              1,545            17.00
    Canceled
    Exercised
                                             --------------    --------------     -------------    -------------

Outstanding at end of year                          41,206           $ 12.79            41,206          $ 12.79
                                             ==============    ==============     =============    =============

Exercisable at end of year                          41,206                              41,206
                                             ==============                       =============

Number of shares available for future grant:
    Beginning of year                               10,306                              11,851
                                             ==============                       =============

    End of year                                     10,306                              10,306
                                             ==============                       =============

                                      F-24

16.    Financial Instruments with Off-Balance-Sheet Risk/Commitments

       The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and commitments to sell loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Statement of
       Financial Condition. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

       The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

       At March 31, 1999 and 1998, the Bank had outstanding commitments to fund real estate loans of $209,835 and $220,500, respectively. All of the commitments outstanding at March 31, 1999 were for fixed rate loans with rates of 7.25% to 7.75%.

       The Bank had no standby letters of credit outstanding at March 31, 1999. At March 31, 1998, the Bank had outstanding a standby letter of credit of $150,000 with a fixed interest rate of 8.00%.

       Loan commitments are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held is primarily residential real estate, but may include autos, accounts receivable, inventory, property, plant and equipment.

       The Bank had no commitments to sell loans at March 31, 1999. The Bank had an outstanding commitment to a mortgage banking concern to sell a $57,600 loan yet to be originated at March 31, 1998. The Bank has an outstanding commitment to originate the loan at an approximately equivalent interest rate.

       At March  31,  1999  and  1998,  loans  with a  carrying  value of $0 and
       $81,757, respectively, have been classified by management as held-for-sale. The carrying value of these loans is at the lower of cost or market value as of March 31, 1999 and 1998.

       The Bank had no commitments to purchase mortgage-backed securities or investment securities at March 31, 1999 and 1998.

17.    Significant Concentrations of Credit Risk

       The Bank grants mortgage, consumer and business loans primarily to customers within the state. Although the Bank has a diversified loan portfolio, a substantial portion of its customers' ability to honor their contracts is dependent upon the agribusiness and energy sectors of the economy. The Bank's net investment in loans is subject to a significant concentration of credit risk given that the investment is primarily within a specific geographic area.

       As of March 31, 1999, the Bank had a net investment of $23,802,225 in loans receivable. These loans possess an inherent credit risk given the uncertainty regarding the borrower's compliance with the terms of the loan agreement. To reduce credit risk, the loans are secured by varying forms of collateral, including first mortgages on real estate, liens on personal property, savings accounts, etc. It is generally Bank policy to file liens on titled property taken as collateral on loans, such as real estate and autos. In the event of default, the Bank's policy is to foreclose or repossess collateral on which it has filed liens.

       In the event that any borrower completely failed to comply with the terms of the loan agreement and the related collateral proved worthless, the Bank would incur a loss equal to the loan balance.

18.    Related Party Transactions

       Directors and primary officers of the Company were customers of, and had transactions with, the Bank in the ordinary course of business during the years ended March 31, 1999 and 1998, and similar transactions are expected in the future. All loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of loss or present other unfavorable features.

        The following analysis is of loans made to principal officers, directors and principal holders of equity securities which individually exceeded $60,000 in aggregate during the year ended March 31, 1999:

Balance, March 31, 1998                               $ 91,334

New loans                                               14,055
Repayments                                             (77,169)
Adjust for balances less than $60,000                  (28,220)
                                                    ----------
Balance, March 31, 1999                               $      -
                                                    ==========

19.    Restrictions on Retained Earnings

       Office of Thrift Supervision regulations require that upon conversion from mutual to stock form of ownership, a "liquidation account" be established by restricting a portion of net worth for the benefit of eligible savings account holders who maintain their savings accounts with the Bank after conversion. In the event of complete liquidation (and only in such event) each savings account holder who continues to maintain their savings account shall be entitled to receive a distribution from the liquidation account after payment to all creditors but before any liquidation distribution with respect to common stock. The initial liquidation account was established at $3,534,000. This account may be proportionately reduced for any subsequent reduction in the eligible holder's savings accounts.

       The Bank may not declare or pay a cash dividend to the Company if the effect would cause the net worth of the Bank to be reduced below either the amount required for the "liquidation account" or the net worth requirement imposed by the OTS. If all capital requirements continue to be met, the Bank may not declare or pay a cash dividend in an amount in excess of the Bank's net earnings for the fiscal year in which the dividend is declared plus one-half of the surplus over the capital requirements, without prior approval of the OTS.

20.  Disclosures about Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

     Cash and cash equivalents:
     For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Time deposits in financial institutions:
     The fair value of fixed maturity certificates of deposit are estimated using the rates currently offered for deposits of similar remaining maturities.

     Investment securities and mortgage-backed securities:
     Fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price or dealer quote is not available, fair value is estimated using quoted market prices for similar securities.

     Loans receivable:
     The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     Deposit liabilities:
     The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit are estimated using the rates currently offered for deposits of similar remaining maturities.

     Advances and other borrowings from Federal Home Loan Bank:
     The fair value of advances from the Federal Home Loan Bank are estimated using the rates offered for similar borrowings.

     Commitments to extend credit:
     The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

       The estimated fair values of the Company's financial instruments are as follows:

                                                                March 31, 1999               March 31, 1998
                                                        ---------------------------   ---------------------------
                                                          Carrying                      Carrying
                                                           Amount       Fair Value       Amount       Fair Value
                                                        ------------   ------------   ------------   ------------
                                                                     (In Thousands)                (In Thousands)
   Financial assets:
     Cash and cash equivalents:
       Interest bearing                                      $6,785         $6,785         $2,996         $2,996
       Non-interest bearing                                     408            408            312            312

    Time deposits in other financial institutions               500            500
     Investment securities held-to-maturity                   1,000            999          3,900          3,893
     Investment securities available-for-sale                   649            649          2,175          2,175
     Mortgage-backed securities held-to-maturity             11,460         11,508         12,615         12,744
     Loans receivable                                        23,802         24,319         25,573         26,249
     Loans held-for-sale                                                                       82             82

   Financial liabilities:
       Deposits                                              35,078         35,123         35,538         35,541
       Advances and borrowings from FHLB                      3,000          2,925          5,196          5,161

                                                         Par Value      Fair Value     Par Value      Fair Value
                                                        ------------   ------------   ------------   ------------
                                                                     (In Thousands)                (In Thousands)
   Unrecognized financial instruments:
     Commitments to extend credit                             $ 210          $ 218          $ 221          $ 228


21.    Deposit Insurance

        The Deposit Insurance Funds Act of 1996 authorized the recapitalization of the Savings Associations Insurance Fund (SAIF) by imposing a one time special assessment on institutions with SAIF assessable deposits. Such assessment was at the rate of 0.657% and was imposed in order to increase the reserve levels of the SAIF to 1.25% of insured deposits. On September 30, 1996, the Bank recorded a pre-tax expense for this assessment of $225,433. The Bank's annual deposit insurance rate in effect prior to this recapitalization was 0.23% of insured deposits, declining to 0.064% of insured deposits effective January 1, 1997.

22.  Parent Company Financial Information

     Condensed  financial  statements of Guthrie Savings,  Inc. (Parent Company)
     are  shown  below.   The  Parent  Company  has  no  significant   operating
     activities.

                   Condensed Statement of Financial Condition
                          As of March 31, 1999 and 1998
                                 (In Thousands)

Assets                                                                       1999                 1998
                                                                       -----------------    -----------------
        Cash and cash equivalents                                               $    86              $    86
        Investment in subsidiary                                                  6,988                6,829
        Loans receivable (subsidiary and ESOP)                                      227                  548
        Other                                                                        92                   73
                                                                       -----------------    -----------------
             Total assets                                                       $ 7,393              $ 7,536
                                                                       =================    =================
Stockholders' equity

          Common stock                                                          $     5              $     5
          Additional paid-in capital                                              4,846                4,812
          Retained income                                                         4,580                4,542
          Net unrealized loss on available-for-sale securities                                            (4)
          Unamortized amounts related to ESOP and MSBP                             (287)                (371)
          Treasury stock                                                         (1,751)              (1,448)
                                                                       -----------------    -----------------
             Total stockholders' equity                                         $ 7,393              $ 7,536
                                                                       =================    =================

                        Condensed Statement of Operations
                    Year Ended March 31, 1999, 1998 and 1997
                                 (In Thousands)

                                               1999                 1998                1997
                                         -----------------    -----------------   -----------------
         Equity earnings of subsidiary              $ 511                $ 605               $ 419
         Interest income                               34                   48                  77
                                         -----------------    -----------------   -----------------
                    Total income                      545                  653                 496
                                         -----------------    -----------------   -----------------
         Other expenses                               185                  147                 128
                                         -----------------    -----------------   -----------------
              Income before income taxes              360                  506                 368

         Income tax expense (benefit)                 (54)                 (30)                (12)
                                         -----------------    -----------------   -----------------
                    Net income                      $ 414                $ 536               $ 380
                                         =================    =================   =================

                        Condensed Statement of Cash Flows
                    Year Ended March 31, 1999, 1998 and 1997
                                 (In Thousands)

                                                                    1999               1998               1997
                                                               ---------------    ---------------    ---------------
      Cash flows from operating activities
          Net income                                                   $  414             $  536             $  380
          Adjustments to reconcile net income to net cash
            provided (used for) operating activities:
              Equity in net income of subsidiary                         (511)              (605)              (419)
              Increase in other assets                                    (19)               (29)               (39)
              Decrease in other liabilities                                                                    (242)
              Other non-cash items, net                                    23                 22
                                                               ---------------    ---------------    ---------------
      Net cash used by operating activities                               (93)               (76)              (320)
                                                               ---------------    ---------------    ---------------

      Cash flow from investing activities:
          Reduction of investment in subsidiary                           450                450                250
          Loans to subsidiary and ESOP, net                               321                591                761
                                                               ---------------    ---------------    ---------------
      Net cash provided by investing activities                           771              1,041              1,011
                                                               ---------------    ---------------    ---------------

      Cash flows from financing activities:
          Cash dividends paid                                            (375)              (387)              (210)
          Purchase of treasury stock                                     (303)              (574)              (473)
                                                               ---------------    ---------------    ---------------
      Net cash provided used by financing activities                     (678)              (961)              (683)
                                                               ---------------    ---------------    ---------------

      Increase in cash and cash equivalents                                 -                  4                  8

      Cash at beginning of year                                            86                 82                 74
                                                               ---------------    ---------------    ---------------
      Cash at end of year                                              $   86             $   86             $   82
                                                               ===============    ===============    ===============

23.     Subsequent Event

        The Company and the Bank have signed a stock purchase agreement, subject to stockholder approval, with Local Oklahoma Bank, N.A. Upon consummation of the agreement, the Company and the Bank will be acquired by Local Oklahoma Bank through a share acquisition of all of the shares of common stock of the Company and the Bank will be owned by Local Oklahoma Bank and all current stockholders of the Company will receive a cash payment for their shares.

                                 OFFICE LOCATION

                                CORPORATE OFFICE
                              Guthrie Savings, Inc.
                               120 North Division
                             Guthrie, Oklahoma 73044

                  Board of Directors of Guthrie Savings, Inc.

                  William L. Cunningham                                         H. Stephen Ochs
                  President and Chief Executive Officer                         Vice President

                  Keith Camerer                                                 James V. Seamans
                  Retired                                                       Dentist

                  Alvin R. Powell, Jr.
                  Self Employed, Theater Owner/Real Estate Broker



                   Executive Officers of Guthrie Savings, Inc.

                  William L. Cunningham                                         H. Stephen Ochs
                  President and Chief Executive Officer                         Vice President

                  Kathleen Ann Warner                                           Kimberly D. Walker
                  Vice President                                                Treasurer


-------------------------------------------------------------------------------------------------------------------

    Corporate Counsel:                                                  Independent Auditors:
    Brian W. Pierson Law Offices, Inc.                                  Regier Carr & Monroe, L.L.P.
    109 E. Oklahoma                                                     300 West Douglas
    P.O. Box 1459                                                       Suite 100
    Guthrie, Oklahoma  73044                                            Wichita, Kansas  67202

    Special Counsel:                                                    Transfer Agent and Registrar:
    Malizia Spidi & Fisch, PC                                           American Securities Transfer
    One Franklin Square                                                    &
    1301 K Street, N.W., Suite 700 East                                     Trust, Inc.
    Washington, D.C. 20005                                              1825 Lawrence Street, Suite 444
                                                                        Denver, Colorado  80202-1817


The Company's Annual Report for the year ended March 31, 1999 filed with the Securities and Exchange Commission on Form 10-KSB is available without charge upon written request. For a copy of the Form 10-KSB or any other investor information, please write or call Deborah K. Bozarth, Secretary, at the Company's corporate office in Guthrie, Oklahoma. The annual meeting of stockholders will be held on July 20, 1999 at 5:00 p.m. at Guthrie Federal Savings Bank, located on 120 N. Division , Guthrie, Oklahoma.

--------------------------------------------------------------------------------
                              GUTHRIE SAVINGS, INC.
                                  FORM OF PROXY
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  July __, 1999
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of Guthrie Savings, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the office of the Company and Guthrie Federal Savings Bank (the "Bank"), 120 North Division, Guthrie, Oklahoma on July __, 1999, at 5:00 p.m. and at any and all adjournments thereof, in the following manner:

                                                                FOR            WITHHELD
                                                                ---            --------
1.   The election as director of James V. Seamans                _                 _
     for a 3 year term.                                         |_|               |_|

                                                                FOR             AGAINST          ABSTAIN
                                                                ---             -------          -------
2.   The ratification of the appointment of Regier Carr
     & Monroe, L.L.P. as independent auditors of
     Guthrie Savings, Inc., for the fiscal year ending           _                 _
     March 31, 2000.                                            |_|               |_|              |_|

3.   To consider and vote upon a proposal to approve
     the Stock Purchase Agreement dated as of May
     26, 1999 (the "Agreement"), by and among Local
     Oklahoma Bank, N.A. ("Local Oklahoma"), the
     Company and the Bank, pursuant to which (i)
     Local Oklahoma would acquire the shares and
     stock options of the Company (the "Acquisition"),
     then dissolve the Company and merge the Bank
     with and into Local Oklahoma (the "Bank Merger
     and together with the Acquisition, the "Merger
     and Acquisition"), (ii) each outstanding share
     of the Company common stock would be
     converted into the right, subject to adjustment,
     to receive a cash payment of $22.25 from
     Local Oklahoma upon completion of the
     Acquisition, subject to the terms and conditions
     contained in the Agreement, and (iii) each
     outstanding option to purchase Company common
     stock would be canceled in exchange for a                   _                 _                _
     payment of $22.25 less the option exercise price.          |_|               |_|              |_|


Note: Executing this proxy permits such attorneys and proxies to vote, in their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" the above listed propositions.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a proxy statement dated June __, 1999.



                                              _    Please check here if you
Dated: ______________, 1999                  |_|   plan to attend the Meeting.



---------------------------------            -----------------------------------
PRINT NAME OF STOCKHOLDER                     PRINT NAME OF STOCKHOLDER


---------------------------------            -----------------------------------
SIGNATURE OF STOCKHOLDER                      SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------